Exhibit 10.1

Dated 5 June 2009
(conformed to include amendments as of 29 June 2009, 9 April 2010 and 28 October 2010)

COFACE FACILITY AGREEMENT

between

GLOBALSTAR, INC.
as the Borrower,

BNP PARIBAS
SOCIÉTÉ GÉNÉRALE
NATIXIS
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
(FORMERLY CALYON)
and
CRÉDIT INDUSTRIEL ET COMMERCIAL
as the Mandated Lead Arrangers,

BNP PARIBAS
as the Security Agent
and the COFACE Agent

and

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as the Original Lenders

(i)

26.	CHANGES TO THE LENDERS	135

27.	CHANGES TO THE BORROWER	140

28.	ROLE OF THE COFACE AGENT, THE SECURITY AGENT AND THE MANDATED LEAD ARRANGERS	140

29.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	148

30.	SHARING AMONG THE FINANCE PARTIES	148

31.	PAYMENT MECHANICS	150

32.	SET-OFF	154

33.	NOTICES	154

34.	CALCULATIONS AND CERTIFICATES	156

35.	PARTIAL INVALIDITY	156

36.	REMEDIES AND WAIVERS	156

37.	AMENDMENTS AND WAIVERS	157

38.	COUNTERPARTS	158

39.	GOVERNING LAW	158

40.	ENFORCEMENT	158

(ii)

THIS AGREEMENT (the “Agreement”) is originally dated 5 June 2009 (and amended 29 June 2010, 9 April 2010 and 28 October 2010) and made

BETWEEN:

(1)
GLOBALSTAR, INC., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 461 South Milpitas Blvd., Milpitas, CA 95035, United States of America (the “Borrower”);

(2)
BNP PARIBAS, a société anonyme with a share capital of two billion four hundred sixty five million five hundred and twelve thousand seven hundred and fifty eight Euros (€2,465,512,758) organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Finance Parties (the “COFACE Agent”);

(3)
BNP PARIBAS, SOCIETE GENERALE, NATIXIS, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (FORMERLY CALYON) and CRÉDIT INDUSTRIEL ET COMMERCIAL each acting in its capacity as a mandated lead arranger (the “Mandated Lead Arrangers”);

(4)
BNP PARIBAS, a société anonyme with a share capital of two billion four hundred sixty five million five hundred and twelve thousand seven hundred and fifty eight Euros (€2,465,512,758) organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent (the “Security Agent”); and

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments) as lenders (the “Original Lenders”).

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)
a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of AA- or higher by S&P or Fitch Ratings Ltd or Aa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

(b)
Union Bank of California, provided that, it has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or A+ by Fitch Ratings Ltd or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the COFACE Agent.

“Acceptable Intercreditor Agreement” means an intercreditor agreement in form and substance satisfactory to the COFACE Agent to be entered into by the Borrower or any Subsidiary (as the case may be), the COFACE Agent and the relevant provider of Subordinated Indebtedness.  Such Acceptable Intercreditor Agreement shall include, without limitation, the following provisions, whereby the relevant Subordinated Indebtedness provider shall agree not to:

(a)
seek direct or indirect recovery, payment or repayment of, nor permit direct or indirect payment or repayment of any of the Subordinated Indebtedness or other amounts payable by the Borrower or any Subsidiary (as the case may be) in respect thereof or of any other Subordinated Indebtedness of the Borrower or any Subsidiary (as the case may be) other than following satisfaction of the conditions to the making of Shareholder Distributions in accordance with Clause  22.6 (Limitations on Dividends and Distributions);

(b)
demand, sue for or accept from the Borrower or any Subsidiary (as the case may be) any payment in respect of the Subordinated Indebtedness or take any other action to enforce its rights or to exercise any remedies in respect of any Subordinated Indebtedness (whether upon the occurrence or during the occurrence of an event of default (howsoever described) or otherwise) unless requested to do so by the COFACE Agent;

(c)
file or join in any petition to commence any winding-up proceedings or an order seeking reorganisation or liquidation of the Borrower or any Subsidiary (as the case may be), or take any other action for the winding-up, dissolution or administration of the Borrower or any Subsidiary (as the case may be) or take, or agree to, any other action which could or might lead to the bankruptcy, insolvency or similar process of the Borrower or any Subsidiary (as the case may be) unless requested to do so by the COFACE Agent; and/or

(d)	claim, rank or prove as a creditor of the Borrower or any Subsidiary (as the case may be) in competition with any Finance Party.

“Account Control Agreement” means each account control agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between a Deposit Account Bank (as such term is defined in each Account Control Agreement), the Borrower and the Security Agent.

“Accounts Agreement” means the accounts agreement dated on or about the date of this Agreement and made between the Borrower, the COFACE Agent, the Offshore Account Bank, Thermo and the Security Agent.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

“Adjusted Consolidated EBITDA” means, for any period, Consolidated EBITDA for such period provided that, for the purpose of calculating the Consolidated Net Income component of Consolidated EBITDA, any cash revenue received in that period but not recognised under GAAP shall be included, plus (in the case of paragraphs (a), (b) and (c) only, to the extent deducted in the calculation of Consolidated EBITDA (without double-counting)):

(a)	non-cash stock compensation expenses;

(b)	non-cash asset impairment charges;

(c)	one time non-cash non-recurring expenses; and

(d)	non-capitalised cash payments, if any, to second generation ground segment vendors made from earnings counted during the relevant period,

but excluding the proceeds of any Equity Issuance or any Subordinated Indebtedness.

“Adjusted Consolidated EBITDA Reconciliation” means, for any period, a reconciliation statement prepared by the Borrower in a form reasonably acceptable to the COFACE Agent showing a reconciliation of:

(a)	cash revenue received in that period but not recognised under GAAP, as determined in accordance with the definition of Adjusted Consolidated EBITDA; to

(b)	revenues recognised for such period, as determined in accordance with GAAP.

“Advance Payment” means an advance payment:

(a)	in the case of the Launch Services Contract, of five per cent. (5%) of the total Contract Price payable by the Borrower pursuant to the Launch Services Contract; and

(b)	in the case of the Satellite Construction Contract, of fifteen per cent. (15%) of the total Contract Price payable by the Borrower pursuant to the Satellite Construction Contract.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licences, approvals, interpretation and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means in respect of each Facility:

(a)	for any Interest Period commencing prior to 15 December 2012, two point zero seven per cent. (2.07%) per annum;

(b)	for any Interest Period commencing from 15 December 2012 until 14 December 2017, two point twenty five per cent. (2.25%) per annum; and

(c)	for any Interest Period commencing thereafter, two point forty per cent. (2.40%) per annum.

“Asset Disposition” means the disposition of any or all assets (including the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Obligor or any Subsidiary thereof whether by sale, lease, transfer or otherwise.  The term “Asset Disposition” shall not include any Equity Issuance or any Debt Issuance.

“Attributable Indebtedness” means, on any date:

(a)	in respect of any Capital Lease of any person, the capitalised amount thereof that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP; and

(b)
in respect of any Synthetic Lease, the capitalised amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration (including all Governmental Approvals).

“Authorised Signatory” means, with respect to the Supplier and the Launch Services Provider, a person authorised to sign any document on its behalf to be delivered pursuant to this Agreement.

“Availability Period” means the period from and including the date of this Agreement to and including the date that is the earlier of:

(a)	seven (7) Months after the date of the last Launch; or

(b)	15 November 2011.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Borrower Contingent Equity Account” has the meaning given to such term in the Accounts Agreement.

“Borrower Pledge of Bank Accounts” means the French law “Convention de Nantissement de Comptes Bancaires” substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, the Offshore Account Bank and the Security Agent.

“Break Costs” means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris and New York City.

“Canadian Dollars” means the lawful currency for the time being of Canada.

“Capital Assets” means, with respect to the Borrower and its Subsidiaries:

(a)	any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries; and

(b)	non-capitalised cash payments attributable to any second generation Satellite Launch and ground segment vendors.

“Capital Expenditure Account” has the meaning given to such term in the Accounts Agreement.

“Capital Expenditures” means with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.

“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Stock” means:

(a)	in the case of a corporation, capital stock;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(c)	in the case of a partnership, partnership interests (whether general or limited);

(d)	in the case of a limited liability company, membership interests; and

(e)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Cash” means, at any time, cash denominated in Dollars and the Dollar equivalent of Euros and Canadian Dollars, in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)
there is no Lien over that cash except for Liens created pursuant to the Security Documents or any Permitted Lien constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Contribution Agreements” means each cash contribution agreement made between:

(a)	the Launch Services Provider and Thermo; and

(b)	Hughes and Thermo,

and, in each case, entered into prior to Financial Close on terms and conditions satisfactory to the COFACE Agent.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one (1) year after the relevant date of calculation and issued by an Acceptable Bank;

(b)
any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one (1) year after the relevant date of calculation; and

(iv)
which has a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by S&P or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s;

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; and

(iii)	can be turned into cash on not more than thirty (30) days’ notice; or

(e)	any other debt or marketable security approved by the Majority Lenders,

in each case, denominated in Dollars and the Dollar equivalent of Euros and Canadian Dollars, and to which any Obligor is alone (or together with other Obligors) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Lien (other than a Lien arising under the Security Documents).

“CNRA Required Balance” has the meaning given to such term in the Accounts Agreement.

“Code” means the US Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“COFACE” means La Compagnie Française d’Assurance pour le Commerce Extérieur a French société anonyme with a share capital of one hundred and seven million sixty five thousand eight hundred and one Euros and sixty six cents (€107,065,801.66) whose registered office is at La Défense, 10-12 Cours Michelet, 92800, Puteaux, France and registered at the Registre du Commerce et des Societés of Nanterre with registered number 552 069 791.

“COFACE Insurance Policy” means each credit insurance policy in respect of this Agreement to be issued by COFACE for the benefit of the Lenders in respect of each Facility and as approved by the COFACE Agent (on behalf of the Lenders) pursuant to articles L.432-1 to L.432-4 of the French Code des Assurances and signed by the COFACE Agent and the Original Lenders.

“COFACE Insurance Premia” means the premia due to COFACE payable by the Borrower to the COFACE Agent (for the account of COFACE) on each Facility in accordance with Clause 12 (COFACE Insurance Premia).

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the security agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, each Domestic Subsidiary and the Security Agent.

“Collection Account” has the meaning given to such term in the Accounts Agreement.

“Commercial Contracts” means:

(a)	the Launch Services Contract; and

(b)	the Satellite Construction Contract,

and, “Commercial Contract” means either of the foregoing as the context requires.

“Commitment” means a Facility A Commitment and/or a Facility B Commitment.

“Communication Act” means the US Communications Act of 1934 (47 U.S.C. 151, et seq.) as amended.

“Communications Licences” means the licences, permits, authorisations or certificates to construct, own, operate or promote the telecommunications business of the Borrower and its Subsidiaries (including, without limitation, the launch and operation of Satellites) as granted by the FCC (and any other Governmental Authority), and all extensions, additions and renewals thereto or thereof.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 10 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the COFACE Agent.

“Consolidated” means, when used with reference to financial statements or financial statement items of any person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

(a)	Consolidated Net Income for such period; plus

(b)	the sum of the following to the extent deducted in determining Consolidated Net Income:

(i)	income and franchise taxes;

(ii)	Consolidated Interest Expense;

(iii)	amortisation, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future);

(iv)	extraordinary losses (other than from discontinued operations) and any losses on foreign currency transaction; and

(v)
any Transaction Costs (provided that, in no event shall the aggregate amount of Transaction Costs relating to the negotiation of any Permitted Acquisitions or Permitted Joint Venture Investments which are not consummated added back to net income during any four (4) consecutive fiscal quarter period exceed one million Dollars (US$1,000,000)), less

(c)	interest income and any extraordinary gains and any gains on foreign currency transactions.

“Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements but excluding any non-cash interest) of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Borrower and its Subsidiries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP, provided that there shall be excluded (without double counting) from the calculation of income:

(a)
the net income (or loss) of any person (other than a Subsidiary which shall be subject to paragraph (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period;

(b)
the net income (or loss) of any person accrued prior to the date it becomes a Subsidiary of such person or is merged into or consolidated with such person or any of its Subsidiaries or that person’s assets are acquired by such person or any of its Subsidiaries except to the extent included pursuant to the foregoing paragraph (a);

(c)
the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary; and

(d)	the proceeds of any Equity Issuances and/or Subordinated Indebtedness.

“Contingent Equity Release Date” has the meaning given to such term in the Accounts Agreement.

“Contingent Equity Required Balance” has the meaning given to such term in the Accounts Agreement.

“Contract Price” means the aggregate price to be paid by the Borrower to:

(a)
the Supplier under and in relation to the Satellite Construction Contract being an amount (in aggregate) equal to two hundred ninety eight million nine hundred nineteen thousand nine hundred and five Euros (€298,919,905) plus two hundred eighteen million four hundred eighty three thousand two hundred and seventeen Dollars and eighty two cents (US$218,483,217.82); and

(b)	the Launch Services Provider under and in relation to the Launch Services Contract being two hundred and sixteen million Dollars (US$216,000,000).

“Convertible Note Reserve Account” has the meaning given to such term in the Accounts Agreement.

“Convertible Notes” means the five point seventy five per cent. (5.75%) senior notes issued by the Borrower and due in 2028.

“Covenant Capital Expenditure” means all Capital Expenditures other than Excluded Capital Expenditures.

“Current Assets” has the meaning given to such term under GAAP but deducting Cash and Cash Equivalent Instruments (excluding any Cash and Cash Equivalent Instruments subject to any Lien, including Liens created pursuant to the Security Documents).

“Current Liabilities” has the meaning given to such term under GAAP but excluding the current portion of any long-term Financial Indebtedness outstanding on the date of calculation.

“Debt Issuance” means any issuance of any Financial Indebtedness for borrowed money by the Borrower or any of its Subsidiaries.  The term “Debt Issuance” shall not include any Equity Issuance or any Asset Disposition.

“Debt Service” means the aggregate Dollar amount of principal, interest, and, if any, fees and other sums required to be paid by the Borrower pursuant to the Finance Documents and pursuant to all the Borrower’s Financial Indebtedness incurred from time to time, including all amounts which have become due and payable as at the date of calculation but which have not been paid on such date for the Relevant Period.

“Debt Service Account” has the meaning given to such term in the Accounts Agreement.

“Debt Service Coverage Ratio” means, on any date, the ratio of:

(a)	Adjusted Consolidated EBITDA (without double-counting),

(i)
plus, any Liquidity (in an amount exceeding five million Dollars (US$5,000,000)) at the beginning of any relevant period of calculation plus the cash proceeds of any Equity Issuance or Subordinated Indebtedness raised during the relevant period not committed, or required to be applied, for any other purpose under the Finance Documents but including monies standing to the credit of the Collection Account which are not required to be applied for any other purpose;

(ii)	less the sum of the following (without double-counting);

(A)	any Covenant Capital Expenditure;

(B)	any changes in Working Capital; and

(C)	any cash taxes,

to

(b)	Debt Service,

in each case, during the relevant period of calculation.

“Debt Service Period” has the meaning given to such term in the Accounts Agreement.

“Debt Service Reserve Account” has the meaning given to such term in the Accounts Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegation Agreement” means each French law delegation agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, the Security Agent and the Supplier or the Launch Services Provider (as the case may be).

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dollar” and “US$” means the lawful currency for the time being of the United States of America.

“Domestic Subsidiary” means any Subsidiary organised under the laws of any state of the United States or the District of Colombia, other than GCL Licensee LLC.

“DSA Required Balance” has the meaning given to such term in the Accounts Agreement.

“DSRA Providers” means:

(a)	the Supplier;

(b)	the Launch Services Provider; and

(c)	Hughes.

“DSRA Required Balance” means:

(a)	prior to but excluding the date that is six (6) Months prior to the First Repayment Date, an amount equal to forty six million seven hundred and seventy three thousand Dollars (US$46,773,000);

(b)
from and including the date that is six (6) Months prior to the First Repayment Date until but excluding the date that is six (6) Months prior to the third Repayment Date, an amount in aggregate equal to:

(i)	the principal amount due on the third Repayment Date; and

(ii)
all interest, fees, costs and expenses due and payable by the Borrower under the Finance Documents on the next Payment Date, accrued in respect of the principal amount referred to in paragraph (b)(i) above; and

(c)
from and including the date that is six (6) Months prior to the third Repayment Date until the Final Maturity Date, an amount in aggregate equal to all principal, interest, fees, costs and expenses due and payable by the Borrower under the Finance Documents on the next Payment Date provided that, if LIBOR exceeds the capped interest rate set out in the Interest Rate Cap Agreement, the amount of such capped interest rate shall be used for the purpose of calculating any interest under this paragraph (c) to the extent such agreement is in full force and effect.

“Earth Station” shall mean any earth station (gateway) licenced for operation by the FCC or by a Governmental Authority outside the United States that is owned and operated by the Borrower or any of its Subsidiaries.

“Eligible Amount” means:

(a)
in the case of Facility A, an amount which is equivalent of eighty five per cent. (85%) of the total cost of the Eligible Goods and Services which is at any time due and payable under and in accordance with the Satellite Construction Contract; and

(b)
in the case of Facility B, one hundred per cent. (100%) of the amount of twenty one million six hundred thousand Dollars (US$21,600,000), representing goods made in France and/or services performed in France under the Launch Services Contract.

“Eligible Goods and Services” means:

(a)	goods made in France and/or services performed in France; and

(b)
goods and services (including transport and insurance of any nature) originating from countries other than France and the United States, incorporated in the items delivered by the Supplier and/or the Launch Services Provider and which have been sub-contracted by the Supplier and/or the Launch Services Provider and therefore remaining under its responsibility, and recognised as being eligible by the French Authorities to be financed by this Agreement, which are included in the aggregate Contract Price within an amount of eligibility of:

(i)
an amount equal to (in aggregate) two hundred ninety eight million nine hundred nineteen thousand nine hundred and five Euros (€298,919,905) plus two hundred eighteen million four hundred eighty three thousand two hundred and seventeen Dollars and eighty two cents (US$218,483,217.82) under the Satellite Construction Contract; and

(ii)	twenty one million six hundred thousand Dollars (US$21,600,000) under the Launch Services Contract.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which:

(a)	is maintained or contributed to by any Obligor or any ERISA Affiliate, or to which any Obligor or ERISA Affiliate has an obligation to contribute; or

(b)
has at any time within the preceding six (6) years been maintained or contributed to by any Obligor or any current or former ERISA Affiliate, or with respect to which any Obligor or any such ERISA Affiliate has had an obligation to contribute (or is deemed under Section 4069 of ERISA to have maintained or contributed, or to have had an obligation to contribute, or otherwise to have liability).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, judgments, liens, accusations, allegations, notices of non-compliance or violation, investigations (other than internal reports prepared by any person in the ordinary course of trading and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any Environmental Permit issued, or any approval given, under any such Environmental Law, including, any and all claims by Governmental Authorities for enforcement, clean-up, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, penalties, fines, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign state, state, regional, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, common law, permits, licences, approvals, interpretations and orders of courts or Governmental Authorities, and amendments thereto, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, emission, release or threatened release, investigation or remediation of Hazardous Materials.  For the purposes of this definition, the term “Environmental Laws” shall include but not be limited to:

(a)	the US Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.); and

(b)	the US Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.).

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Equity Cure Contribution” means cash funds (including any amounts standing to the credit of the Thermo Contingent Equity Account and/or the Borrower Contingent Equity Account) contributed to the Borrower by equity and/or Subordinated Indebtedness (excluding the Initial Equity and any amount of any Equity Issuance or Subordinated Indebtedness applied in accordance with Clause 5.2(b)(i) to (iii) (Permitted Withdrawals from the Collection Account) of the Accounts Agreement).

“Equity Issuance” means any issuance by the Borrower or any Subsidiary to any person of:

(a)	shares of its Capital Stock;

(b)	any shares of its Capital Stock pursuant to the exercise of options or warrants; or

(c)	any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

The term “Equity Issuance” shall not include any Asset Disposition, any Debt Issuance or the conversion of the Convertible Notes.

“Ericsson” means Ericsson Federal Inc. a Delaware corporation with a place of business at 1595 Spring Hill Road, Vienna, VA 22182, United States.

“ERISA” means the US Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any person who together with any Obligor is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“ERISA Termination Event” means:

(a)	a “Reportable Event” described in Section 4043 of ERISA with respect to a Pension Plan for which the notice requirement has not been waived by the PBGC; or

(b)	the withdrawal of any Obligor or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; or

(c)
the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, or the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041(c) of ERISA; or

(d)	the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or

(e)
any other event or condition which would reasonably be expected to constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

(f)
the failure to make a required contribution to any Pension Plan that would reasonably be expected to result in the imposition of a Lien or the provision of security under Section 412 or 430 of the Code or Section 302 or 4068 of ERISA, or the arising of such a Lien; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Pension Plan is, or is expected to be, in at-risk status under Title IV of ERISA; or

(g)	the partial or complete withdrawal of any Obligor of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan; or

(h)	any event or condition which results, or is reasonably expected to result, in the reorganisation or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or

(i)
any event or condition which results, or is reasonably expected to result, in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or

(j)
the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA.

“Escrow Account” means the escrow account with Société Générale pursuant to the escrow agreement made between the Borrower, the Supplier and Société Générale, S.A. dated 21 December 2006.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Excess Cash Flow” means, for any period of determination, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

(a)	Adjusted Consolidated EBITDA for such period;

minus (to the extent not already deducted in the calculation of Adjusted Consolidated EBITDA),

(b)	the sum of the following (without double-counting):

(i)	cash taxes and Consolidated Interest Expense paid in cash for such period;

(ii)	all scheduled principal payments made in respect of Financial Indebtedness during such period;

(iii)	all Covenant Capital Expenditures made during such period (to the extent funded by earnings counted in the calculation of Adjusted Consolidated EBITDA);

(iv)	any changes to Working Capital during such period;

(v)	any amount applied to fund any cash reserve required under the Finance Documents, including the DSA Required Balance, the DSRA Required Balance and the CNRA Required Balance in such period;

(vi)	non-scheduled principal payments with respect to any Loan in such period;

(vii)	the cash portion of the purchase price and other reasonable acquisition-related costs paid by the Borrower for Permitted Acquisitions in such period;

(viii)	any one (1) time non-recurring cash expense; and

(ix)	Transaction Costs during such period (solely to the extent added back to net income in the calculation of Adjusted Consolidated EBITDA).

“Excluded Capital Expenditure” means Capital Expenditures funded:

(a)	with Net Cash Proceeds received in connection with:

(i)	an Insurance and Condemnation Event or an Asset Disposition and reinvested in accordance with Clause 7.5 (Mandatory Prepayment - Insurance and Condemnation Events); or

(ii)	an Equity Issuance; or

(b)	by the issuance of Capital Stock of the Borrower to the seller (or an affiliate thereof) of the related Capital Asset.

“Existing Canadian Note” means the three (3) Month libor plus three point fifty per cent. (3.50%) notes issued by Globalstar Canada Satellite Co. in favour of the Borrower.

“Facilities” means:

(a)	Facility A; and

(b)	Facility B,

and, “Facility” means either of the foregoing as the context requires.

“Facility A” has the meaning given to such term in Clause 2.1(a) (Facility A and Facility B).

“Facility A Commitment” means:

(a)
in relation to an Original Lender, the amount in Dollars set opposite its name under the heading “Facility A Commitments US$” in Part A (Facility A) of Schedule 1 (Lenders and Commitments) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any other Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” has the meaning given to such term in Clause 2.1(b) (Facility A and Facility B).

“Facility B Commitment” means:

(a)
in relation to an Original Lender, the amount in Dollars set opposite its name under the heading “Facility B Commitments US$” in Part B (Facility B) of Schedule 1 (Lenders and Commitments) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any other Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the COFACE Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FCC” shall mean the Federal Communications Commission.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Maturity Date” means the date that is ninety six (96) Months after the First Repayment Date.

“Final In-Orbit Acceptance” means the date upon which each of the following has occurred:

(a)	the twenty-fourth (24th) Satellite has reached its final altitude;

(b)
the testing of the twenty-fourth (24th) Satellite has been completed and the Borrower has provided to the COFACE Agent a certificate signed by a Responsible Officer certifying that the Borrower has delivered to its relevant insurer a confirmation that the Satellite Performance Criteria has been successfully met in respect of the twenty-fourth (24th) Satellite (and attaching a copy of such confirmation to such certificate); and

(c)	each Satellite has drifted into its final orbital plane position,

as certified by the Borrower in accordance with Clause 19.9 (Final In-Orbit Acceptance).

“Finance Documents” means:

(a)	this Agreement;

(b)	the Accounts Agreement;

(c)	the Supplier Direct Agreement;

(d)	the LSP Direct Agreement;

(e)	each Security Document;

(f)	each Guarantee Agreement;

(g)	any Transfer Certificate;

(h)	each Promissory Note;

(i)	the Supplier Guarantee;

(j)	the Subordination Deed; and

(k)	any other document designated in writing as a “Finance Document” by the COFACE Agent and the Borrower (acting reasonably),

and, “Finance Document” means any of the foregoing as the context requires.

“Finance Parties” means:

(a)	the COFACE Agent;

(b)	each Mandated Lead Arranger;

(c)	the Security Agent; and

(d)	the Lenders,

and, “Finance Party” means any of the foregoing as the context requires.

“Financial Close” means the date on which each of the conditions precedent referred to in Clause 4.1 (Initial Conditions Precedent) and Clause 4.2 (Further Conditions Precedent) have been satisfied or waived in accordance with the terms of this Agreement.

“Financial Indebtedness” means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a)	all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such person;

(b)
all obligations of the Borrower or any of its Subsidiaries to pay the deferred purchase price of property or services, to the extent classified as debt in accordance with GAAP (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except Satellite Vendor Obligations and trade payables arising in the ordinary course of trading:

(i)	not more than ninety (90) days past due; or

(ii)	being duly contested by the Borrower in good faith;

(c)
the Attributable Indebtedness of the Borrower or any of its Subsidiaries with respect to the obligations of the Borrower or such Subsidiary in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)
all Financial Indebtedness of any third party secured by a Lien on any asset owned or being purchased by the Borrower or any of its Subsidiaries (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Borrower or any of its Subsidiaries or is limited in recourse;

(e)	all Guarantee Obligations of the Borrower or any of its Subsidiaries;

(f)
all obligations, contingent or otherwise, of the Borrower or any of its Subsidiaries relative to the face amount of letters of credit, whether or not drawn, including without limitation, any banker’s acceptances issued for the account of the Borrower of any of its Subsidiaries;

(g)	all obligations of the Borrower or any of its Subsidiaries to redeem, repurchase exchange, defease or otherwise make payments in respect of Capital Stock of such person; and

(h)	all Net Hedging Obligations.

“First Repayment Date” means the date that is six (6) Months after the earlier of:

(a)	the date that is two (2) Months after the last Launch; or

(b)	15 June 2011.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on 31 December.

“Foreign Investment Limitation” means, as of any date of determination, an amount equal to the sum of:

(a)	twenty five million Dollars (US$25,000,000); less

(b)	the aggregate amount of Financial Indebtedness permitted pursuant to Clause 22.1(f)(iii) (Limitations on Financial Indebtedness) outstanding as of such date of determination; less

(c)
the aggregate amount of all investments in Foreign Subsidiaries (valued as of the initial date of such investment without regard to any subsequent changes in value thereof) made after the date of this Agreement and prior to such date of determination pursuant to Clause 22.3(a)(ii)(B) (Limitations on Loans, Investments and Acquisitions); less

(d)
the aggregate amount of all investments (valued as of the initial date of such investment without regard to any subsequent changed in value thereof) in Foreign Subsidiaries (or any entities that would constitute Foreign Subsidiaries if the Borrower or one of its Subsidiaries owned more than fifty per cent. (50%) of the outstanding Capital Stock of such entity) made after the date of this Agreement and prior to such date of determination pursuant to Clause 22.3(c) (Limitations on Loans, Investments and Acquisitions),

provided that, any investment of non-cash consideration constituting stock in the Borrower (howsoever described):

(i)	in the case of a single transaction, that does not exceed ten million Dollars (US$10,000,000) in value; and

(ii)	which transactions in aggregate since the date of this Agreement do not exceed fifty million Dollars (US$50,000,000) in aggregate,

shall be excluded from the determination of the Foreign Investment Limitation.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“French Authorities” means the “Direction Générale du Trésor et de la Politique Economiques (DGTPE)” of the French Ministry of Finance, any successors thereto, or any other Governmental Authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as COFACE.

“French Security Documents” has the meaning given to such term at Clause 28.2(a)(i) (Appointment of the Security Agent (France)).

“GAAP” means generally accepted accounting principles, as recognised by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

“Governmental Approvals” means all authorisations, consents, approvals, permits, licences and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank, or the International Telecommunications Union).

“Group” means the Borrower and its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart set out in Schedule 23 (Group Structure Chart).

“Guarantee Agreement” means:

(a)	the guarantee agreement dated prior to Financial Close between the Security Agent and each Subsidiary Guarantor set out in Schedule 26 (Subsidiary Guarantors); and

(b)
each guarantee agreement (to be in substantially the same form as the guarantee agreement referred to in paragraph (a) above) to be entered into by a Subsidiary Guarantor in accordance with Clause 21.5 (Additional Domestic Subsidiaries).

“Guarantee Obligations” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such person pursuant to which such person has directly or indirectly guaranteed any Financial Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such person:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Financial Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets goods, securities or services to take-or-pay, or to maintain financial statement condition or otherwise); or

(b)
entered into for the purpose of assuring in any other manner the obligee of such Financial Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that, the term Guarantee Obligation shall not include endorsements for collection or deposit in the ordinary course of trading.  The amount of any Guarantee Obligation shall be deemed equal to the lesser of the stated or determinable amount of the primary obligation or the maximum liability of the person giving the Guarantee Obligation.

“Hazardous Materials” means any substances or materials:

(a)	which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law;

(b)
which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority;

(c)	the presence of which require investigation or remediation under any Environmental Law;

(d)	the possession, use, storage, discharge, emission or release of which requires a permit or licence under any Environmental Law or other Authorisation;

(e)	the presence of which could be deemed to constitute a nuisance or a trespass or threatens to pose a health or safety hazard to persons or neighbouring properties;

(f)	which consist of underground or above ground storage tanks, whether empty, filled or partially filled with any substance; or

(g)
which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement with any person approved by the COFACE Agent.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hughes” means Hughes Network Systems LLC a limited liability company organised under the laws of Delaware with its principal place of business at 11717 Exploration Lance, Georgetown, Maryland 20876, USA.

“Incapacity” means absence of the legal right to enter into binding contractual relations (other than pursuant to a civil or criminal sanction (including without limitation, personal bankruptcy or analogous proceedings)).

“Individual In-Orbit Acceptance” means the date upon which each of the following has occurred with respect to each individual Satellite:

(a)	the relevant Satellite has reached its final altitude;

(b)	the relevant Satellite is fully operational and properly integrated into the constellation;

(c)
the testing of the relevant Satellite has been completed and the Borrower has provided to the COFACE Agent a certificate signed by a Responsible Officer certifying that the Borrower has delivered to its relevant insurer a confirmation that the Satellite Performance Criteria has been successfully met in respect of the relevant Satellite (and attaching a copy of such confirmation to such certificate); and

(d)	the relevant Satellite has drifted into its final orbital plane position,

as certified by the Borrower in accordance with Clause 19.10 (Individual In-Orbit Acceptance).

“Initial Equity” means the equity contributed by Thermo (or any other third party) pursuant to paragraph 11 (Equity Contribution) of Schedule 2 (Conditions Precedent) or issued to Thermo pursuant to paragraph 10 (Equity/Subordinated Debt) of Schedule 2 (Conditions Precedent).

“Insurance and Condemnation Event” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction, damage or similar event with respect to any of their respective property or assets.

“Insurances” means the insurances required by Clause 21.4 (Insurance).

“Insurance Consultant” means Jardine Lloyd Thompson Limited.

“Insurance Proceeds Account” has the meaning given to such term in the Accounts Agreement.

“Intellectual Property” has the meaning given to such term at Clause 18.7(a) (Intellectual Property Matters).

“Interest Period” means:

(a)	in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods); and

(b)	in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default Interest).

“Interest Rate Cap Agreement” means each interest rate cap agreement to be entered into by the Borrower and the Original Lenders which shall (without limitation) provide that monies payable to the Borrower under such agreements are paid directly to the Debt Service Account.

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Invoice” means any invoice or demand for payment issued by the Supplier and/or the Launch Services Provider pursuant to the Satellite Construction Contract and/or Launch Services Contract, as the case may be.

“Landlord Waiver and Consent Agreements” means:

(a)	the landlord waiver and consent agreement made between Four Sierra, LLC as landlord and the Security Agent;

(b)	the landlord waiver and consent agreement made between Orinda Equity Partners, LLC as landlord and the Security Agent;

(c)	the landlord waiver and consent agreement made between Sebring Airport Authority as landlord and the Security Agent; and

(d)
any other agreement or document which the Security Agent and the Borrower (acting reasonably) from time to time designate as a “Landlord Waiver and Consent Agreement” for the purposes of this Agreement, and, “Landlord Waiver and Consent Agreement” means any of the foregoing, as the context requires.

“Launch” means the disconnection of the lift-off plug of the SOYUZ launch vehicle, if such event follows the ignition of the first (strap-on boosters) and second (core stage) stage liquid engines of the launch vehicle.

“Launch Failure” has the meaning given to such term in the Launch Services Contract.

“Launch Insurance” has the meaning given to such term at Clause 21.4(c)(ii) (Launch Insurance).

“Launch Insurance Documentation” has the meaning given to such term at Clause 21.4(c)(ii) (Launch Insurance).

“Launch Services Contract” means the launch services contract dated 5 September 2007 and made between the Borrower and the Launch Services Provider for the launching into low earth orbit of the Satellites through four (4) SOYUZ launch vehicles, with an option for four (4) other similar launches.

“Launch Services Provider” means Arianespace, a French société anonyme registered at the Registre du Commerce et des Société of Evry under registration number 318 516 457, whose registered office is at Boulevard de l’Europe, 91006 Evry, France.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four (4) decimal places) as supplied to the COFACE Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period for that Loan provided that, if the period from the beginning of the Interest Period or from the date of Utilisation until the end of the Interest Period is:

(i)	a period shorter than one (1) Month, the reference shall be one (1) Month; or

(ii)
a period longer than one (1) Month and which does not correspond to an exact number of Months, the relevant rate shall be determined by using a linear interpolation of the LIBOR according to usual practice in the international monetary market.

“Licence Subsidiary” shall mean any single purpose Wholly-Owned Subsidiary of the Borrower or of another Subsidiary of the Borrower, the sole business and operations of which single purpose Subsidiary is to hold one (1) or more Communications Licences, except where it is a mandatory condition of a Communications Licence in the relevant jurisdiction that any such entity is not such a vehicle (provided that, this exception shall not apply to any Communications Licence issued by the FCC).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” means the sum of Cash and Cash Equivalent Investments held by any of the Obligors (other than Thermo), but excluding any amounts held in:

(a)	the Capital Expenditure Account;

(b)	the Borrower Contingent Equity Account;

(c)	the Convertible Note Reserve Account;

(d)	the Debt Service Reserve Account; and

(e)	the Insurance Proceeds Account.

“Loans” means:

(a)	a Facility A Loan; and

(b)	a Facility B Loan,

and, “Loan” means either of the foregoing as the context requires.

“Loss Payee” has the meaning given to such term at Clause 21.4(c)(ii)(B) (Launch Insurance).

“Loss Payee Clause” means a loss payee clause in substantially the same form as set out in Schedule 28 (Loss Payee Clause).

“LSP Direct Agreement” means the direct agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, the Launch Services Provider and the Security Agent.

“Majority Lenders” means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than seventy five per cent. (75%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than seventy five per cent. (75%) of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than seventy five per cent. (75%) of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the COFACE Agent in accordance with Schedule 4 (Mandatory Cost Formula).

“Material Adverse Effect” means with respect to the Borrower or any of its Subsidiaries, a material adverse effect on:

(a)	the properties, business, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; or

(b)	the legality, validity or enforceability of any provision of any Transaction Document; or

(c)	the rights and remedies of any Finance Party under any of the Finance Documents; or

(d)	the security interests provided under the Security Documents or the value thereof; or

(e)	its ability to perform any of its obligations under the Finance Documents,

provided that, existing and future first-generation satellite constellation degradation or failure issues and the effects thereof (which, for the avoidance of doubt, shall exclude any Satellite delivered under the Satellite Construction Contract) on the Borrower and its Subsidiaries, taken individually or collectively, shall not constitute a Material Adverse Effect.

“Material Communications Licence” shall mean any Communications Licence, the loss, revocation, modification, non-renewal, suspension or termination of which, could be reasonably expected to have a Material Adverse Effect.

“Material Contract” means:

(a)
any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such person in an amount in excess of ten million Dollars (US$10,000,000) per annum; or

(b)	any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect,

but excluding in either case any contract or other agreement that the Borrower or such Subsidiary may terminate on less than ninety (90) days notice without material liability.

“Material Subsidiary” means:

(a)	the Borrower;

(b)	each Subsidiary Guarantor;

(c)	Globalstar Canada Satellite Co.;

(d)	each Licence Subsidiary (including, GCL Licensee LLC);

(e)	any Subsidiary of the Borrower which, in the opinion of the COFACE Agent (acting reasonably), is of material operational or strategic importance to the business of the Group;

(f)	any Subsidiary of the Borrower which has gross assets (excluding intra group items) representing ten per cent. (10%) or more of the gross assets of the Group; and

(g)
any Subsidiary of the Borrower which has gross revenues per annum from all sources including intra-company revenues which are allocated to such Subsidiary of ten million Dollars (US$10,000,000) or more in aggregate.

For the purpose of paragraphs (f) and (g) above:

(i)	subject to paragraph (ii) below:

(A)	the contribution of a Subsidiary of the Borrower will be determined from its financial statements which were consolidated into the latest relevant financial statements; and

(B)	the financial condition of the Group will be determined from the latest relevant financial statements;

(ii)	if a Subsidiary of the Borrower becomes a member of the Group after the date on which the latest relevant financial statements were prepared:

(A)	the contribution of the Subsidiary will be determined from its latest financial statements; and

(B)
the financial condition of the Group will be determined from the latest relevant financial statements but adjusted to take into account any subsequent acquisition or disposal of a business or a company (including that Subsidiary);

(iii)	the contribution of a Subsidiary will, if it has Subsidiaries, be determined from its consolidated financial statements;

(iv)
if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Group, it will immediately cease to be a Material Subsidiary and the other member of the Group (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary;

(v)
a Subsidiary of the Borrower (if it is not already a Material Subsidiary) will become a Material Subsidiary on completion of any other intra-Group transfer or reorganisation if it would have been a Material Subsidiary had the intra-Group transfer or reorganisation occurred on the date of the latest relevant financial statements; and

(vi)	except as specifically mentioned in paragraph (iv) above, a member of the Group will remain a Material Subsidiary until the next relevant financial statements show otherwise under paragraph (i) above.

If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a determination by the COFACE Agent will be, in the absence of manifest error, conclusive.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering all real property now or hereafter owned by the Borrower or any Subsidiary, in each case, in form and substance reasonably satisfactory to the Security Agent and executed by the Borrower or any Subsidiary in favour of the Security Agent (for and on behalf of itself and the other Finance Parties), as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Obligor or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions, and each such plan for the six (6) year period immediately following the latest date on which any Obligor or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” means, as applicable:

(a)
with respect to any Equity Issuance, Asset Disposition or Debt Issuance, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting, placement agents and other commissions, discounts, premiums, fees and expenses incurred in connection therewith; and

(b)	with respect to any Insurance and Condemnation Event, the gross cash proceeds received by the Borrower or any of its Subsidiaries less the sum of:

(i)	all fees and expenses in connection therewith; and

(ii)
the principal amount of, premium, if any, and interest on any Financial Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such Insurance and Condemnation Event, which Financial Indebtedness is expressly permitted under this Agreement and required to be repaid in connection therewith.

“Net Debt” means, in respect of the Group at any time, the consolidated amount of Financial Indebtedness (excluding any Subordinated Indebtedness) of the Group at that time but deducting the aggregate amount of Liquidity at that time.

“Net Hedging Obligations” means, as of any date, the Termination Value of any such Hedging Agreement on such date.

“Obligations” means, in each case, whether now in existence or hereafter arising:

(a)	the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans;

(b)	all Hedging Obligations; and

(c)
all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Finance Parties, in each case under any Finance Documents or otherwise, with respect to any Loan direct or indirect, absolute or contingent, due or to become due, contractual or tortuous, liquidated or unliquidated, and whether or not evidenced by any note.

“Obligors” means:

(a)	the Borrower;

(b)	Thermo; and

(c)	each Subsidiary Guarantor,

and, “Obligor” means any of the foregoing as the context requires.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offshore Account Bank” has the meaning given to such term in the Accounts Agreement.

“Onshore Account Bank” has the meaning given to such term in the Accounts Agreement.

“Operating Lease” means, as to any person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such person as lessee which is not a Capital Lease.

“Original Lenders” has the meaning given to such term in the recitals.

“Participating Member State” means any member state of the European Communities that, as of the date of this Agreement, has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union, other than Slovakia, Slovenia, Malta and Cyprus.

“Party” means a party to this Agreement.

“Payment Date” has the meaning given to such term in the Accounts Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” means any investment by the Borrower, any Subsidiary Guarantor or Globalstar Canada Satellite Co. in the form of acquisition of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other person (a “Target Company”) if each such acquisition meets each of the following requirements:

(a)
no less than fifteen (15) days prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice and financial details of such acquisition to the COFACE Agent, which notice shall include the proposed closing date of such acquisition;

(b)
the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the COFACE Agent (acting on the instructions of the Majority Lenders), that such acquisition has been approved by the board of directors or equivalent governing body of the Target Company;

(c)
the Target Company shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to Clause 22.12 (Nature of Business) or a parallel business the acquisition of which would be of commercial or strategic importance to such business;

(d)	if such proposed transaction is a merger with respect to the Borrower or any Subsidiary Guarantor, the Borrower shall have received the prior written consent of the COFACE Agent to such transaction;

(e)
such proposed transaction shall not include or result in any actual or contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

(f)	if such proposed transaction is in respect of a Target Company which has negative Adjusted Consolidated EBITDA, the prior written consent of the COFACE Agent shall be required unless:

(i)	such proposed transaction:

(A)	is in respect of a Target Company which is an international gateway operator; and

(B)	the cash consideration of such transaction does not exceed five million Dollars (US$5,000,000) in value,

provided that, the Borrower shall only be permitted to enter into two (2) transactions of the type described in this paragraph (f)(i) in each Fiscal Year; or

(ii)
the relevant Target Company (other than an international gateway operator) has for the twelve (12) Month period prior to the date of the proposed transaction a negative Adjusted Consolidated EBITDA no greater than two million Dollars (US$2,000,000) in aggregate when taking into account all other acquisitions with negative Adjusted Consolidated EBITDA made following the date of this Agreement.

For the purpose of the calculations required to be made in respect of this paragraph (f) only:

(A)
any reference to “the Borrower and its Subsidiaries” in the definitions of Consolidated EBITDA, Consolidated Net Income, Equity Issuance, Subordinated Indebtedness, Capital Interest Expense and Capital Lease (and any other definition used in the calculation of Adjusted Consolidated EBITDA) shall be construed as being a reference to “the Target Company and its Subsidiaries”;

(B)
any reference to “the Borrower” in the definitions of Consolidated EBITDA, Consolidated Net Income, Equity Issuance, Subordinated Indebtedness, Capital Interest Expense and Capital Lease (and any other definition used in the calculation of Adjusted Consolidated EBITDA) shall be construed as being a reference to “the Target Company”; and

(C)
any reference to “Subsidiary” in the definitions of Consolidated EBITDA, Consolidated Net Income, Equity Issuance, Subordinated Indebtedness, Capital Interest Expense and Capital Lease (and any other definition used in the calculation of Adjusted Consolidated EBITDA) shall be construed as being a reference to a Subsidiary of a Target Company;

(g)	the Borrower shall have delivered to the COFACE Agent:

(i)
forward looking financial statements taking into account the proposed transaction and demonstrating to the satisfaction of the COFACE Agent, compliance with each of the financial covenants set out in Clause 20 (Financial Covenants) on the proposed closing date of such acquisition and on a twelve (12) Month projected basis; and

(ii)	such other documents reasonably requested by the COFACE Agent; and

(h)	no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition.

“Permitted Joint Venture Investments” means any investment by the Borrower, any Subsidiary Guarantor or Globalstar Canada Satellite Co. in joint ventures and partnerships if each such investment meets all of the following requirements:

(a)
no less than fifteen (15) days prior to the proposed closing date (in the case where the consent of the COFACE Agent and the Majority Lenders is required) or after the closing date (in the case where no consent is required) of any such investment of more than ten million Dollars (US$10,000,000), the Borrower shall have delivered written notice of such investment to the COFACE Agent, which notice shall include the proposed closing date (or actual closing date, applicable) of such investment;

(b)
such joint venture or partnership shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to Clause 22.12 (Nature of Business) or a parallel business which is of commercial or strategic importance to such business;

(c)	the Borrower shall have delivered to the COFACE Agent:

(i)
such documents reasonably requested by the COFACE Agent or any Finance Party (through the COFACE Agent) pursuant to Clause 21.5 (Additional Domestic Subsidiaries) to be delivered at the time required pursuant to Clause 21.5 (Additional Domestic Subsidiaries);

(ii)
forward looking financial statements taking into account the proposed transaction and demonstrating to the satisfaction of the COFACE Agent, compliance with each of the financial covenants set out in Clause 20 (Financial covenants) on the proposed closing date of such investment and on a twelve (12) Month projected basis;

(d)	no Event of Default shall have occurred and be continuing both before and after giving effect to such investment;

(e)
if such investment is as a general partner, such investment shall be made by a Subsidiary that has no assets other than such investment; and in any case, such investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole; and

(f)
the Borrower shall have obtained the prior written consent of the COFACE Agent and the Majority Lenders prior to the consummation of such investment if the amount (including all cash and non-cash consideration paid by or on behalf of the Borrower and its Subsidiaries in connection with such investment) of such investment (or series of related investments), together with all other investments in joint ventures and partnerships consummated during the term of this Agreement, exceeds thirty million Dollars (US$30,000,000) in aggregate (excluding any portion of such investment consisting of Capital Stock of the Borrower).

“Permitted Liens” means the Liens permitted pursuant to Clause 22.2(a) to (t) (Limitations on Liens).

“Phase 3 Costs” means the aggregate amounts payable or to be paid with respect to the construction, Launch and Launch Insurance of Phase 3 Satellites (including amounts payable under the Commercial Contracts arising out of, and in connection with, the Phase 3 Satellites).

“Phase 3 Satellites” means the Satellites to be purchased by the Borrower under Phase 3 (as such term is defined in the Satellite Construction Contract) pursuant to the Satellite Construction Contract.

“PIK Interest” means interest paid by the Borrower or any Subsidiary in respect of a debt instrument by the issuance of additional debt securities only (which debt securities will not mature or become payable prior to the maturity date of such instrument and no cash payment is made by the Borrower or any Subsidiary).

“Project” means:

(a)	the supply of twenty five (25) Satellites plus the long lead items for six (6) subsequent Satellites by the Supplier pursuant to the Satellite Construction Contract; and

(b)	the launching of such Satellites by the Launch Services Provider pursuant to the terms of the Launch Services Contract,

to form for the Borrower the second generation satellite constellation.

“Project Accounts” has the meaning given to such term in the Accounts Agreement.

“Promissory Notes” means a promissory note made by the Borrower in accordance with Clause 31.2(c) (Evidence of Financial Indebtedness) in substantially (and in all material respects in) the form as set out in Schedule 25 (Form of Promissory Note) and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Property All Risks Insurance” means the insurance to be procured by the Borrower in accordance with Clause 21.4(c)(i) (Insurance).

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Certificate” means a certificate from the Supplier and/or the Launch Services Provider (as the case may be) substantially in the form set out in Schedule 18 (Qualifying Certificate) and signed by an Authorised Signatory of such person.

“Qualifying Lender” means a Lender which is either:

(a)	a United States person (as defined in Section 7701(a)(30) of the Code);

(b)	engaged in a U.S. trade or business with which such interest is “effectively connected” within the meaning of the Code;

(c)
entitled in respect of payments of interest receivable by it under this Agreement to the benefit of a double taxation agreement with the United States which makes provision for full exemption from tax imposed by the United States on interest; or

(d)	entitled to the benefit of the “portfolio interest” exemption under Section 871(h) or 881(c) of the Code.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period unless market practice differs in the London interbank market in which case the Quotation Day will be determined by the COFACE Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means the principal London offices of BNP Paribas, Société Générale, Crédit Industriel et Commercial, Crédit Agricole Corporate and Investment Bank (formerly Calyon) and Natixis or such other banks as may be appointed by the COFACE Agent in consultation with the Borrower.

“Relevant Agreements” means:

(a)	the Supplier Guarantee; and

(b)	each Cash Contribution Agreement.

“Relevant Funds” has the meaning given to such term at Clause 22.14(a)(iii) (Excess Cash Flow / Purchase of Satellites).

“Relevant Period” means each period of twelve (12) Months referred to in each of the columns titled “Column 1 – Relevant Period” in the tables contained in Clauses 20.3 (Adjusted Consolidated EBITDA), 20.4 (Debt Service Coverage Ratio) and 20.5 (Net Debt to Adjusted Consolidated EBITDA).

“Repayment Date” has the meaning given to such term at Clause 6.1(a) (Repayment).

“Repayment Schedule” means the repayment schedule set out at Schedule 29 (Repayment Schedule).

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status), 18.2 (Binding Obligations), 18.3 (Non-Conflict with other Obligations), 18.4 (Power and Authority), 18.6 (Authorisations), 18.10 (Margin Stock), 18.11 (Government Regulation), 18.13 (Employee Relations), 18.14 (Burdensome Provisions), 18.18 (Titles to Properties), 18.23(a) (Satellites), 18.26 (OFAC), 18.27 (Governing Law and Enforcement), 18.31 (No Misleading Information) and 18.33 (No Immunity).

“Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court;

(b)	the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(c)	the time barring of claims under applicable statutes of limitation;

(d)	the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void;

(e)	defences of set-off or counterclaim;

(f)	a court construing a Lien expressed to be created by way of fixed security as being floating security;

(g)	any additional interest imposed pursuant to any relevant agreement may be held to be irrecoverable on the grounds that it is a penalty;

(h)	an English court may not give effect to any indemnity for legal costs incurred by an unsuccessful litigant; and

(i)	equivalent principles, rights and defences under the laws of any relevant jurisdiction.

“Responsible Officer” means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of an Obligor or any other officer of an Obligor reasonably acceptable to the COFACE Agent.  Any document delivered under this Agreement that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorised by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.

“Retained Excess Amount” has the meaning given to such term at Clause 0 (Mandatory Prepayment – Initial Excess Cash Flow).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Entity” means:

(a)	an agency of the government of;

(b)	an organisation directly or indirectly controlled by; or

(c)	a person resident in a country,

that is subject to a sanctions programme identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time as such programme may be applicable to such agency, organisation or person.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“Satellite” shall mean any single non-geostationary satellite, or group of substantially identical non-geostationary satellites, delivered or to be delivered by the Supplier to the Borrower pursuant to the Satellite Construction Contract and owned by, leased to or for which a contract to purchase has been entered into by, the Borrower or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for Launch or is in orbit (whether or not in operational service) and including any replacement satellite of the Borrower following a Launch Failure delivered or to be delivered by:

(a)	the Supplier to the Borrower pursuant to the Satellite Construction Contract; or

(b)	a French supplier (other than the Supplier) pursuant to an agreement entered into by the Borrower with such French supplier which is permitted by the Finance Documents.

“Satellite Construction Contract” means the satellite construction contract dated 30 November 2006 and made between the Borrower and the Supplier for the construction of forty eight (48) satellites, as amended and supplemented from time to time (and as further amended and restated on or about the date hereof and delivered in satisfaction of the condition precedent set out at paragraph 7 (Commercial Contracts) of Schedule 2 (Conditions Precedent)) for the purpose of, among other things, detailing a new phasing of the contract for the first twenty five (25) satellites and a final phase of twenty three (23) satellites.

“Satellite Performance Criteria” means the criteria set out at Schedule 31 (Satellite Performance Criteria).

“Satellite Vendor Obligations” means the obligations of the Borrower or any of its Subsidiaries to any Satellite or Satellite launch vendor or Affiliate thereof for the procurement, construction, launch and insurance of all or part of one or more Satellites or Satellite launches for such Satellites or a ground or in orbit space intended for future use or associated improvements to the ground portion of the network of the Borrower and its Subsidiaries, provided that such obligations:

(a)	are not evidenced by any promissory note; and

(b)	are not secured by any Lien on any asset or property of the Borrower or any Subsidiary thereof other than the asset or personal property which is the subject of such obligation.

“Scheduled Launch Period” means the three (3) Month contractual period during which a Satellite is scheduled to be launched in accordance with the Launch Services Contract.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Dollars for the relevant period displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the COFACE Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security Documents” means:

(a)	the Collateral Agreement;

(b)	each Mortgage;

(c)	the Borrower Pledge of Bank Accounts;

(d)	each Account Control Agreement;

(e)	the Stock Pledge Agreement;

(f)	each Landlord Waiver and Consent Agreement;

(g)	each Delegation Agreement;

(h)	the Thermo Pledge of Bank Account;

(i)
all other agreements conferring, or purporting to confer, security in favour of the Finance Parties with respect to the obligations of the Borrower under the Finance Documents entered into after the date of this Agreement as required by the terms of this Agreement;

(j)	all agreements and other documents executed from time to time pursuant to any of the foregoing; and

(k)	any other agreement or document which the Security Agent and the Borrower (acting reasonably) from time to time designate as a “Security Document” for the purposes of this Agreement,

and, “Security Document” means any of the foregoing as the context requires.

“Shareholder Distributions” means:

(a)	any dividend paid, made or declared, other than a dividend paid exclusively in Capital Stock or rights to acquire Capital Stock which, in each case, no cash payment is made by the Borrower;

(b)	any payment by way of return on or repayment of share capital;

(c)
any payment of cash interest or capitalised interest by the Borrower to Thermo under the Thermo Cash Contribution Agreement or any other distribution (whether in cash or in kind), including, without limitation, any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly but excluding any distributions or other payments pursuant to any employee stock incentive plan (howsoever described) expressly permitted under the terms of this Agreement;

(d)
any redemption, cancellation or repurchase of the Borrower’s shares or any class of its shares other than any conversion on mandatory repurchase or redemption of the Convertible Notes in accordance with their terms or in connection with any employee stock incentive plan (howsoever described) expressly permitted under the terms of this Agreement; and

(e)	any payments under a subordinated loan (including interest and fees),

“Solvent” means, as to any Obligor on a particular date, that any such person:

(a)	has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature;

(b)	has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies); and

(c)	does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Spot Rate of Exchange” means the exchange rate between Euros and Dollars as notified by the COFACE Agent to the Borrower and calculated on the basis of the official fixing rate (as between Euros and Dollars) of the European Central Bank quoted on Reuter’s page ECB37, more or less two (2) basis points, on the date that is two (2) Business Days prior to the relevant Utilisation Date.  If the agreed page is replaced or the service ceases to be available, the COFACE Agent may specify another page or service displaying the appropriate rate.

“Stock Pledge Agreement” means the stock pledge agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, each Domestic Subsidiary and the Security Agent.

“Subordinated Indebtedness” means any Financial Indebtedness of the Borrower or any Subsidiary:

(a)	subordinated in right and time of payment to the Obligations pursuant to an Acceptable Intercreditor Agreement (provided that the Borrower shall be entitled to pay PIK Interest);

(b)	to be applied by the Borrower or the relevant Subsidiary (as the case may be) towards:

(i)	financing costs directly arising from the construction and Launch of the Satellites or additional satellites;

(ii)	financing payments due by the Borrower to second generation ground segment vendors; and/or

(iii)	payment of the Borrower’s working capital and general corporate purposes;

(c)	containing such other terms and conditions, in each case as are reasonably satisfactory to the COFACE Agent; and

(d)	the issuance of such Financial Indebtedness shall not cause, and could not reasonably be expected to cause, a Default.

“Subordination Deed” means the subordination deed dated on or about the date of this Agreement and made between Thermo, the Borrower, the Security Agent and the COFACE Agent.

“Subsidiary” means, as to any person, of which more than fifty per cent. (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such person is at the time owned by or the management is otherwise controlled by such person (irrespective of whether, at the time, Capital Stock of any other class or classes of such person shall have or might have voting power by reason of the occurrence of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” in this Agreement shall refer to those of the Borrower.

“Subsidiary Guarantor” means:

(a)	each direct or indirect Domestic Subsidiary of the Borrower in existence on the date of this Agreement and set out in Schedule 26 (Subsidiary Guarantors); or

(b)	which becomes a party to a Guarantee Agreement pursuant to Clause 21.5 (Additional Domestic Subsidiaries).

“Supplier” means Thales Alenia Space France, a French société par actions simplifiée registered at the Registre du Commerce et des Société of Toulouse under registration number 414 725 101, whose registered office is at 26, Avenue Jean François Champollion, 31100 Toulouse, France.

“Supplier Direct Agreement” means the direct agreement substantially in the form agreed between the Borrower and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between the Borrower, the Supplier and the Security Agent.

“Supplier Guarantee” means the guarantee entered into on or about the date of this Agreement and made between the Supplier as guarantor with the Borrower and the COFACE Agent as beneficiaries, guaranteeing the payment of an amount equal to twelve million five hundred thousand Dollars (US$12,500,000).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Target Company” has the meaning given to such term in the definition of “Permitted Acquisition”.

“Tax” means any tax, levy, impost, duty, fee, assessment or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 13.1 (Tax Gross-up) or a payment under Clause 13.2 (Tax Indemnity).

“Thermo Cash Contribution Agreement” means the agreement entered into, or to be entered into, between Thermo and the Borrower delivered in satisfaction of the condition precedent referred to in paragraph 18(i) (Other Documents and Evidence) of Schedule 2 (Conditions Precedent).

“Termination Value” means, in respect of any one (1) or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements:

(a)	for any date on or after such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and

(b)
for any date prior to the date referenced in paragraph (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognised dealer in such Hedging Agreements (which may include a Lender or an Affiliate of a Lender).

“Thermo” means Thermo Funding Company LLC.

“Thermo Contingent Equity Account” has the meaning given to such term in the Accounts Agreement.

“Thermo Group” means:

(a)	Globalstar Satellite, L.P.;

(b)	Thermo; and

(c)	Globalstar Holdings, LLC.

“Thermo Facility Agreement” means the second amended and restated credit agreement dated 17 December 2007 (as the same has been amended (prior to the date of this Agreement) from time to time) and made between the Borrower and Thermo.

“Thermo Pledge of Bank Accounts” means the French law “Convention de Nantissement de Comptes Bancaires” substantially in the form agreed between Thermo and the Security Agent on the date of this Agreement (or as otherwise satisfactory to the Security Agent) between Thermo, the Offshore Account Bank and the Security Agent.

“Total Commitments” means the aggregate of:

(a)	the Total Facility A Commitments; and

(b)	the Total Facility B Commitments.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being five hundred sixty three million two hundred ninety nine thousand one hundred and twenty Dollars (US$563,299,120) as at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being twenty three million forty two thousand and eight hundred and eighty Dollars (US$23,042,880) as at the date of this Agreement.

“Transaction Costs” means all transaction fees, charges and other amounts related to the Facilities or any transaction which, if consummated, would be a Permitted Acquisition or a Permitted Joint Venture Investment (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith).

“Transaction Documents” means:

(a)	each Finance Document;

(b)	each Commercial Contract;

(c)	each Cash Contribution Agreement;

(d)	the Thermo Cash Contribution Agreement;

(e)	any Acceptable Intercreditor Agreement; and

(f)	each Material Communications Licence,

and, “Transaction Document” means any of the foregoing as the context requires.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the COFACE Agent and the Borrower (acting reasonably).

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the COFACE Agent executes the Transfer Certificate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Unfunded Pension Liability” of any Pension Plan means the excess of such Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of such Pension Plan’s assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“United States” or “US” means the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Wholly-Owned” means, with respect to a Subsidiary, that all the shares of the Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one (1) or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a person other than the Borrower).

“Withholding Forms” means United States Internal Revenue Service (“IRS”) Form W-8BEN, W-8ECI or W-9 (or, in each case, any successor form and, in each case, attached to an IRS Form W-8IMY if required) or any other IRS form by which a person may claim an exemption from withholding of U.S. federal income tax on interest payments to that person and, in the case of a person claiming an exemption under the “portfolio interest exemption”, a statement certifying that such person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the “COFACE Agent”, any “Finance Party”, any “Lender”, any “Mandated Lead Arranger”, an “Obligor”, any “Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“determines” or “determined” means a determination made in the absolute discretion of the person making the determination;

(iv)
the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Spot Rate of Exchange for the purchase of the first currency with the second currency;

(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi)
“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“include” or “including” are to be construed without limitation;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(x)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to Paris time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Accounting Terms

All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Clause 19.2 (Annual Financial Statements), except as otherwise specifically prescribed in this Agreement.

1.4	UCC Terms

Terms defined in the UCC in effect on the date of this Agreement and not otherwise defined in this Agreement shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.5	Third Party Rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITIES

2.1	Facility A and Facility B

Subject to the terms of this Agreement, the Lenders make available to the Borrower a:

(a)	Dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments (“Facility A”); and

(b)	Dollar term loan facility in an aggregate amount equal to the Total Facility B Commitments (“Facility B”).

2.2	Finance Parties’ Rights and Obligations

(a)
The obligations of each Finance Party (other than the Lenders) under the Finance Documents are several.  Failure by a Finance Party (other than a Lender) to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party (other than a Lender) is responsible for the obligations of any other Finance Party (other than a Lender) under the Finance Documents.

(b)
The obligations of each Lender under the Finance Documents are joint and several.  Each Party agrees that this Clause 2.2(b) is for the benefit of the Lenders only and the Borrower acknowledges that it has no rights of any kind whatsoever under this Clause 2.2(b).

(c)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(d)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Commercial Contracts

Each Party acknowledges that the Finance Parties shall have no responsibility or liability whatsoever regarding any performance or non-performance by any party to a Commercial Contract and that the Finance Parties shall have no obligation to intervene in any dispute in connection with or arising out of such performance or non-performance.  Any such dispute shall not affect the Borrower’s performance under this Agreement nor entitle the Borrower to any suspension or other claim towards the Finance Parties.

3.	PURPOSE

3.1	Purpose – Facility A

The Borrower shall apply all amounts borrowed by it under Facility A towards:

(a)	Payments to the Supplier

payment to the Supplier of the Eligible Amounts in excess of such amounts already paid by the Borrower to the Supplier.  Such Eligible Amount shall be payable by way of direct disbursement to the Supplier in accordance with the terms of the Satellite Construction Contract;

(b)	Reimbursement to the Borrower

reimbursement to the Borrower of the Eligible Amounts already paid directly by the Borrower to the Supplier in excess of the Advance Payment.  Such Eligible Amounts shall be payable by way of direct disbursement to the Borrower.  Subject to Clause 3.4(b) (Sub-Limits), any amounts received by the Borrower by way of reimbursement may only be applied by the Borrower as follows:

(i)	towards payment to the Launch Services Provider of amounts not funded by Facility B in an amount not exceeding two hundred and sixteen million Dollars (US$216,000,000);

(ii)	towards payment to Hughes in an amount not exceeding eighty seven million Dollars (US$87,000,000);

(iii)	towards payment to Ericsson in an amount not exceeding eight million Dollars (US$8,000,000); and

(iv)	towards payment of the Borrower’s working capital and general corporate purposes in an amount not exceeding one hundred and fifty million Dollars (US$150,000,000),

and, in each case, such additional amounts as COFACE may agree; and

(c)	Payment of the COFACE Insurance Premia

payment to the COFACE Agent (for the account of COFACE) of an amount equal to one hundred per cent. (100%) of the COFACE Insurance Premia with respect to Facility A, being the amount specified by COFACE, in each case, in accordance with the terms of this Agreement.

3.2	Purpose – Facility B

The Borrower shall apply all amounts borrowed by it under Facility B towards:

(a)	Payments to the Launch Services Provider

payment to the Launch Services Provider of the Eligible Amounts.  Such Eligible Amount shall be payable by way of direct disbursement to the Launch Services Provider in accordance with the terms of the Launch Service Contract; and

(b)	Payment of the COFACE Insurance Premia

payment to the COFACE Agent (for the account of COFACE) of an amount equal to one hundred per cent. (100%) of the COFACE Insurance Premia with respect to Facility B, being the amount specified by COFACE, in each case, in accordance with the terms of this Agreement.

3.3	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.4	Sub-Limits

The aggregate amount that the Borrower may utilise under:

(a)
Clause 3.1(a) (Payments to the Supplier) and Clause 3.1(b) (Reimbursement to the Borrower) shall not exceed five hundred twenty eight million twenty six thousand eight hundred and forty four Dollars (US$528,026,844);

(b)	Clause 3.1(b) (Reimbursement to the Borrower) shall not exceed three hundred nine million five hundred forty three thousand six hundred and twenty six Dollars (US$309,543,626); and

(c)	Clause 3.2(a) (Payments to the Launch Services Provider) shall not exceed twenty one million six hundred thousand Dollars (US$21,600,000).

4.	CONDITIONS OF UTILISATION

4.1	Initial Conditions Precedent

The Borrower shall not deliver a Utilisation Request unless the COFACE Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the COFACE Agent.  The COFACE Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.6 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would be likely to result from the proposed Loan;

(b)	the Repeating Representations to be made by the Borrower are true in all material respects;

(c)
the credit insurance cover under the COFACE Insurance Policy extended by COFACE in favour of the Lenders in respect of each Facility is in full force and effect and has not been suspended or cancelled, and the COFACE Agent shall, in its sole discretion, be satisfied that all conditions of the COFACE Insurance Policy and of the credit insurance cover with respect to such COFACE Insurance Policy have been satisfied in full and that the credit insurance coverage will apply to such Utilisation;

(d)
each Commercial Contract is in full force and effect and has not been suspended, interrupted, cancelled, terminated, amended or modified in any material respect (otherwise than as authorised by the COFACE Agent) and no arbitration or other legal proceedings have been initiated between the Borrower and the Supplier and/or Launch Services Provider (as the case may be) in respect of a Commercial Contract;

(e)
for any Utilisation Request made for the purpose referred to in Clause 3.1(b) (Reimbursement to the Borrower), the COFACE Agent shall have received evidence that the payment to the Supplier of the corresponding Invoices has been made;

(f)
each of the documents, information and other evidence specified in and required to be enclosed with each Utilisation Request and Qualifying Certificate, together with any other documents, information or evidence requested by the COFACE Agent (on behalf of the Lenders) and/or the French Authorities from time to time, shall have been delivered to the COFACE Agent (in form and substance satisfactory to the COFACE Agent);

(g)	the Borrower shall have paid or arranged for payment when due:

(i)	all fees, costs, expenses, charges and other amounts due and payable by it under this Agreement on the Utilisation Date for such Utilisation; and

(ii)
any and all other amounts due and payable under this Agreement on such Utilisation Date; the Borrower shall have delivered to the COFACE Agent such evidence of payment as the COFACE Agent may reasonably request; and

(h)
in respect of any payment to the Supplier, the Launch Services Provider and/or the Borrower in accordance with Clause 3.1(a) (Payments to the Supplier), 3.1(b) (Reimbursement to the Borrower) and 3.2(a) (Payments to the Launch Services Provider), the Supplier and/or the Launch Services Provider (as the case may be) has delivered to the COFACE Agent a Qualifying Certificate, which:

(i)	conforms to the amount and payment timing specified in the relevant Utilisation Request; and

(ii)	to the extent applicable, specifies whether such Loan is to be applied in payment:

(A)	of a portion of the Contract Price directly to the Supplier or the Launch Services Provider (as the case may be); or

(B)
by reimbursement to the Borrower to the account directed by the Borrower in the Utilisation Request of any portion of the Contract Price paid by the Borrower to the Supplier or the Launch Services Provider (as the case may be);

(i)
a certificate from a Responsible Officer certifying that each of the eight (8) Satellites referred to in Schedule 16 (Satellites) has been launched, is in-service and is fully operational (in form and substance satisfactory to the COFACE Agent); and

(j)	the conditions in Clause 5 (Utilisation) have been fulfilled.

The COFACE Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.3	Conditions Precedent to Certain Utilisations

The Lenders will only be obliged to comply with Clause 5.6 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
no later than one hundred and twenty (120) days prior to the first day of the Scheduled Launch Period, the COFACE Agent shall have received the drafts of the Launch Insurance Documentation, in compliance with the provisions of Clause 21.4 (Insurance) and in form and substance satisfactory to the COFACE Agent; and

(b)
no later than ninety (90) days prior to each scheduled Launch date, the Borrower shall have delivered to the COFACE Agent the Launch Insurance Documentation duly executed by each party thereto together with:

(i)	the Loss Payee Clause;

(ii)	each certificate in respect of the Launch Insurance Documentation referred to in Clause 21.4(c)(ii) (Launch Insurance); and

(iii)	evidence that all premia due at that time has been paid in full in compliance with Clause 21.4(c)(ii) (Launch Insurance) and in form and substance satisfactory to the COFACE Agent.

4.4	Failure to Satisfy Conditions Precedent

(a)	The Borrower agrees that all the initial conditions precedent referred to in Clause 4.1 (Initial Conditions Precedent) must be fulfilled within sixty (60) days of the date of this Agreement.

(b)
Subject to paragraph (c) below, if the Borrower is unable to fulfil any such conditions precedent within such sixty (60) day time period, each Lender’s Commitment shall be immediately cancelled and each Lender shall have no further obligations under this Agreement.

(c)
Each Lender’s Commitment shall not be cancelled pursuant to paragraph (b) above if each of the initial conditions precedent has been satisfied by the Borrower except for the condition precedent referred to in paragraph 8 (COFACE Insurance Policy) of Schedule 2 (Conditions Precedent) but only to the extent that the COFACE Insurance Policy has not been issued by COFACE for a reason not attributable to a breach by the Borrower of the terms of the COFACE Insurance Policy.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

(a)
The Borrower may utilise a Facility by delivery to the COFACE Agent of a duly completed Utilisation Request not later than 11:00 a.m. (Paris time) ten (10) Business Days prior to the proposed Utilisation Date.

(b)	Each Utilisation Request shall instruct the COFACE Agent to remit the amount utilised on behalf of the Borrower to:

(i)	the Supplier and/or the Launch Services Provider’s account, as the case may be, as part of the payment of the relevant Contract Price; or

(ii)	in relation to a reimbursement to the Borrower under Facility A, such account as directed by the Borrower in the Utilisation Request.

5.2	Borrower’s Mandate

(a)	The Borrower irrevocably authorises and mandates the COFACE Agent (on its behalf and for its account):

(i)	in the case of Facility A:

(A)	to pay the Supplier with respect to any Eligible Amount under the Satellite Construction Contract, upon presentation of the documents set out in Schedule 11 (Payment Terms);

(B)
to reimburse the Borrower for any payments in respect of Eligible Goods and Services under the Satellite Construction Contract which exceed fifteen per cent. (15%) of the Satellite Construction Contract’s Contract Price; and

(C)	to pay to the COFACE Agent the COFACE Insurance Premia;

(ii)	in the case of Facility B:

(A)	to pay the Launch Services Provider with respect to any Eligible Amount under the Launch Services Contract, upon presentation of the documents set out in Schedule 11 (Payment Terms); and

(B)	to pay to the COFACE Agent the COFACE Insurance Premia.

(b)	This mandate is irrevocable.

(c)	The payment terms set out in Schedule 11 (Payment Terms) may only be amended with the prior written consent of the COFACE Agent (acting on the instructions of all the Lenders).

(d)
The Borrower agrees that any Utilisation made under or pursuant to this Clause 5 shall be deemed to have been made to or for the benefit of the Borrower and the Borrower waives all rights of protest it may have to the contrary.

5.3	Examination of Documents

(a)
The COFACE Agent’s role in examining the documents set out in Schedule 11 (Payment Terms) shall be limited to verifying that such documents appear on their face to be what is indicated in such Schedule 11 (Payment Terms) and the COFACE Agent shall bear no other responsibility in connection thereof.  Such role shall be construed in accordance with the terms of Article 14 of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce 2007 Revision (Publication 600).

(b)
The COFACE Agent and the Lenders shall not be responsible for any delay in making available any Loans resulting from any requirement for the delivery of further information or documents required by the COFACE Agent to confirm the relevant conditions precedent in this Agreement have been met.

5.4	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; and

(ii)	the currency and amount of the Utilisation comply with Clause 5.5 (Currency and Amount).

(b)	Only one (1) Loan may be requested in each Utilisation Request.

(c)	The Borrower may only deliver one (1) Utilisation Request in each Month in respect of each Facility.

5.5	Currency and Amount

In the case of:

(a)	Payments to the Supplier

any Utilisation to be made in accordance with Clause 3.1(a) (Payments to the Supplier), the Loan requested in a Utilisation Request must be in Dollars.  Each payment to the Supplier by the COFACE Agent shall be made in Dollars;

(b)	Payments to the Launch Services Provider

any Utilisation to be made in accordance with Clause 3.2(a) (Payments to the Launch Services Provider), the Loan requested in a Utilisation Request must be Dollars.  Each payment to the Launch Services Provider by the COFACE Agent shall be made in Dollars;

(c)	Reimbursement to the Borrower

any Utilisation to be made in accordance with Clause 3.1(b) (Reimbursement to the Borrower), the Loan requested in a Utilisation Request must be Dollars.  The Borrower shall confirm in each such Utilisation Request that the requested Dollar amount is the Dollar equivalent of the relevant Euro amount applying a Euro to Dollar exchange rate of one (1) Euro for one point thirty four Dollars (US$1.34).  Each Utilisation made pursuant to Clause 3.1(b) (Reimbursement to the Borrower) shall be made in Dollars;

(d)	Facility A – Payment of the COFACE Insurance Premia

any Utilisation to be made in accordance with Clause 3.1(c) (Payment of the COFACE Insurance Premia), the Loan requested in a Utilisation Request must be, subject to Clause 12.3 (Borrower’s Payment Obligations), thirty five million two hundred seventy two thousand two hundred and seventy six Dollars (US$35,272,276). Any payment to COFACE of the COFACE Insurance Premia shall be made in Dollars;

(e)	Facility B – Payment of the COFACE Insurance Premia:

any Utilisation to be made in accordance with Clause 3.2(b) (Payment of the COFACE Insurance Premia), the Loan requested in a Utilisation Request must be, subject to Clause 12.3(c) (Borrower’s Payment Obligations), one million four hundred forty two thousand eight hundred and eighty thousand Dollars (US$1,442,880).  Any payment to COFACE of the COFACE Insurance Premia shall be made in Dollars;

(f)	Facility A – Minimum Amount

Facility A, the amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of one million Dollars (US$1,000,000) or, if less, the Available Facility; and

(g)	Facility B – Minimum Amount

Facility B, the amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of one million Dollars (US$1,000,000) or, if less, the Available Facility.

5.6	Lenders’ Participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The COFACE Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by 11:00 a.m. (Paris time) on a Business Day which is seven (7) Business Days prior to the proposed Utilisation Date for such Utilisation.

5.7	Cancellation of Commitment

The Total Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	REPAYMENT

6.1	Repayment

(a)
The Borrower shall make such repayments as may be necessary to ensure that on each of the dates set out in the Repayment Schedule (each a “Repayment Date”) the aggregate amount of the Loans is reduced by an amount equal to the product of the aggregate amount of the Loans as at the close of business in Paris on the last day of the Availability Period and the percentage (as set out next to the relevant Repayment Date) in the Repayment Schedule which corresponds to such Repayment Date.  Notwithstanding anything to the contrary in Clause 6.1(b) below, all outstanding Loans will in any event be repaid in full by the Borrower by the Final Maturity Date.

(b)
If a Launch Failure occurs or there is a failure to bring a Satellite into full service and the Borrower elects to order a replacement Satellite in accordance with Clause 7.5(b) (Mandatory Prepayment - Insurance and Condemnation Events), the Lenders (acting unanimously) may, subject to a specific approval from COFACE, upon written request from the Borrower consent to an adjustment to the repayment profile of the Facilities.

6.2	Reborrowing

The Borrower may not reborrow any part of a Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the COFACE Agent upon becoming aware of that event;

(b)	upon the COFACE Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the COFACE Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the COFACE Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory Prepayment - Exit

(a)	For the purposes of this Clause 7.2:

“Acting in Concert” means acting together pursuant to an agreement or understanding (formal or informal).

“Borrower Change of Control” means:

(i)
the Thermo Group shall at any time and for any reason fail to own and control (without being subject to a voting trust, voting agreement, shareholders agreement or any other agreement limiting or affecting the voting of such stock other than any agreement entered into among the members of Thermo Group and their Affiliates which agreement is not otherwise inconsistent with this Agreement), free and clear of any Lien, at least forty per cent. (40%) of both the economic and voting interests in the Borrower’s Capital Stock (assuming that all convertible instruments, warrants or options then outstanding have been exercised); or

(ii)
any “person” (other than the Thermo Group) together with its Affiliates owns or acquires (together with all stock that such person or Affiliate has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty five per cent. (25%) or more of the economic or voting interests in the Borrower’s Capital Stock (assuming that all convertible instruments, warrants or options then outstanding have been exercised); or

(iii)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the US Securities Exchange Act of 1934 (the “Exchange Act”)) Acting in Concert or otherwise (other than Thermo Group), is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all stock that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty three per cent. (33%) or more of the economic or voting interests in the Borrower’s Capital Stock (assuming that all convertible instruments, warrants or options then outstanding have been exercised); or

(iv)	the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.

“Change of Control” means either a Borrower Change of Control or a Thermo Change of Control.

“Continuing Directors” means the directors of the Borrower and/or Thermo Group (as the case may be) on the date of this Agreement and each other director if such director’s nomination for election to the board of directors of the Borrower and/or Thermo Group (as the case may be) is recommended by a majority of the then Continuing Directors.

“Thermo Change of Control” means:

(i)
James Monroe III (or, in the event of his death or Incapacity, his executors, trustees, heirs or legal representatives) shall at any time and for any reason fail to own and control (without being subject to a voting trust, voting agreement, shareholders agreement or any other agreement limiting or affecting the voting of such stock), free and clear of any Lien, at least forty per cent. (40%) of both the economic and voting interests in any member of the Thermo Group’s Capital Stock (assuming that all convertible instruments, warrants or options then outstanding have been exercised); or

(ii)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the US Securities Exchange Act of 1934 (the “Exchange Act”)), Acting in Concert or otherwise, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all stock that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty five per cent. (25%) or more of the economic or voting interests in any member of the Thermo Group’s Capital Stock (assuming that all convertible instruments, warrants or options then outstanding have been exercised); or

(iii)	the board of directors (or its equivalent) of any member of the Thermo Group shall cease to consist of a majority of Continuing Directors; or

(iv)
James Monroe III (or, in the event of his death or Incapacity, his executors, trustees, heirs or legal representatives) shall cease to have the power to elect or remove a majority of the board of directors (or its equivalent) of any member of the Thermo Group; or

(v)	any “change of control” or similar event shall occur under any document with respect to any equity or debt instrument issued or incurred by the Thermo Group.

(b)	The Borrower must promptly notify the COFACE Agent if it becomes aware that the circumstances referred to in paragraph (c) below have occurred or are likely to occur.

(c)
Upon the occurrence of a Change of Control, the Total Commitments shall be cancelled and all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

7.3	Mandatory Prepayment – Initial Excess Cash Flow

On the First Repayment Date, the Borrower shall apply an amount equal to any Excess Cash Flow accrued since the date of this Agreement (in an amount determined by the Borrower and verified by the COFACE Agent) as follows:

(a)	firstly, provided no Default has occurred and is continuing, in or towards payment of a portion of the Borrower’s obligations to Thermo under the Thermo Cash Contribution Agreement, through payment:

(i)	directly to the DSRA Providers on behalf of Thermo in the proportions directed by Thermo to the Borrower in writing; and

(ii)
if Thermo’s obligations to the DSRA Providers under the Relevant Agreements have been repaid in full, to Thermo in reimbursement of any amounts previously paid directly by Thermo to the DSRA Providers under the Relevant Agreements and not previously reimbursed by the Borrower to Thermo, of an amount not to exceed:

(A)	thirty five million Dollars (US$35,000,000) plus the drawn amount paid to the Borrower by the Supplier under the Supplier Guarantee; less

(B)
any previous payments pursuant to this Clause 7.3(a) (Mandatory Prepayment – Initial Excess Cash Flow), Clause 5.2(b)(i) and (ii) (Permitted Withdrawals from the Collection Account) of the Accounts Agreement, Clause 9.3 (Excess Funding in the Debt Service Account) of the Accounts Agreement and/or Clause 7.4(a) (Mandatory Prepayment – Ongoing Excess Cash Flow) below.

Any amounts paid to the DSRA Providers or Thermo pursuant to this Clause 7.3(a) shall reduce any amount owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement.  No payment shall be made under this Clause 7.3(a) to the extent any payments would exceed the amount owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement (but excluding any payments of interest or capitalised interest due and owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement).  Any such interest or capitalised interest shall only be payable by the Borrower to Thermo following satisfaction of each of the distribution conditions set out at Clause 22.6 (Limitations on Dividends and Distributions) (other than Clause 22.6(b)(iv) (Limitations on Dividends and Distributions));

(b)	secondly, in an amount up to fifty million Dollars (US$50,000,000) (the “Retained Excess Amount”) by way of transfer to the Capital Expenditure Account in accordance with the Accounts Agreement; and

(c)
finally, in mandatory prepayment of the Loans, in an amount determined by the Borrower (and verified by the COFACE Agent) five (5) Business Days prior to the First Repayment Date (taking into account all accrued Excess Cash Flow less the amounts paid pursuant to Clauses 7.3(a) and (b) above), provided that, in each case, for the purpose of calculating such Excess Cash Flow, an amount equivalent to the amount of Debt Service to be paid by the Borrower on the First Repayment Date shall not be included in the determination of Excess Cash Flow.

7.4	Mandatory Prepayment – Ongoing Excess Cash Flow

No later than thirty (30) days after the end of any Debt Service Period occurring after the end of the Availability Period (other than the First Repayment Date), the Borrower shall apply an amount equal to thirty per cent. (30%) of all Excess Cash Flow as follows:

(a)	firstly, provided no Default has occurred and is continuing, in or towards payment of a portion of the Borrower’s obligations to Thermo under the Thermo Cash Contribution Agreement, through payment:

(i)	directly to the DSRA Providers on behalf of Thermo in the proportions directed by Thermo to the Borrower in writing; and

(ii)
if Thermo’s obligations to the DSRA Providers under the Relevant Agreements have been repaid in full, to Thermo in reimbursement of any amounts previously paid directly by Thermo to the DSRA Providers under the Relevant Agreements and not previously reimbursed by the Borrower to Thermo, of an amount not to exceed:

(A)	thirty five million Dollars (US$35,000,000) plus the drawn amount paid to the Borrower by the Supplier under the Supplier Guarantee; less

(B)
any previous payments pursuant to this Clause 7.4(a) (Mandatory Prepayment – Initial Excess Cash Flow), Clause 5.2(b)(i) and (ii) (Permitted Withdrawals from the Collection Account) of the Accounts Agreement, Clause 9.3 (Excess Funding in the Debt Service Account) of the Accounts Agreement and/or Clause 7.3(a) (Mandatory Prepayment – Ongoing Excess Cash Flow) above.

Any amounts paid to the DSRA Providers or Thermo pursuant to this Clause 7.4(a) shall reduce any amount owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement.  No payment shall be made under this Clause 7.4(a) to the extent any payments would exceed the amount owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement (but excluding any payments of interest or capitalised interest due and owing by the Borrower to Thermo under the Thermo Cash Contribution Agreement).  Any such interest or capitalised interest shall only be payable by the Borrower to Thermo following satisfaction of each of the distribution conditions set out at Clause 22.6 (Limitations on Dividends and Distributions) (other than Clause 22.6(b)(iv) (Limitations on Dividends and Distributions));

(b)
secondly, in an amount up to the Retained Excess Amount by way of transfer to the Capital Expenditure Account in accordance with the Accounts Agreement, to the extent not already funded pursuant to Clause 7.3(b) (Mandatory Prepayment – Initial Excess Cash Flow) or any previous transfer pursuant to this provision; and

(c)
thirdly, in mandatory prepayment of the Loans provided that, such prepayment shall not apply to the first ten million Dollars (US$10,000,000) of Excess Cash Flow which accrues in each such Debt Service Period.

7.5	Mandatory Prepayment - Insurance and Condemnation Events

(a)
Subject to Clauses 7.5(b) below, the Borrower shall prepay the Loans in an amount equal to one hundred per cent. (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event and other extraordinary recoveries by the Borrower or any of its Subsidiaries.

(b)
Such prepayments shall be made within three (3) Business Days after receipt of the Net Cash Proceeds from any Insurance and Condemnation Event by the Borrower or any of its Subsidiaries, provided that so long as no Event of Default has occurred and is continuing (and so long as no action is being taken under Clause 24 (Remedies Upon an Event of Default)), no prepayment shall be required:

(i)	in connection with such Insurance and Condemnation Event yielding in aggregate less than five hundred thousand Dollars (US$500,000) in Net Cash Proceeds; or

(ii)
with respect to any such Net Cash Proceeds which are committed by the Borrower to be reinvested in replacement assets of French suppliers or the procurement or Launch of a Satellite or Satellites acquired or planned to be acquired pursuant to the then current business plan of the Borrower (as evidenced by a contractual agreement for the purchase or acquisition of assets) within six (6) Months after receipt of such Net Cash Proceeds and the proceeds arising out of the relevant Insurance are placed into the Insurance Proceeds Account (such account to be secured in favour of the Security Agent (for and on behalf of itself and the other Finance Parties)) and, provided that no action is being taken under Clause 24 (Remedies Upon an Event of Default), will be applied by the COFACE Agent in payment to a supplier of such replacement asset or replacement Satellite, any long lead items, launch services, insurances or other costs directly arising in relation to such purchase or Launch in accordance with the terms and conditions agreed between the Borrower and the Supplier.  Any excess in Net Cash Proceeds after taking into account such payments and costs shall be transferred to the Collection Account in accordance with the Accounts Agreement.

7.6	Mandatory Prepayments – Asset Dispositions

(a)	The Borrower shall prepay the Loans in an amount equal to one hundred per cent. (100%) of the aggregate Net Cash Proceeds from any Asset Disposition by the Borrower or any of its Subsidiaries.

(b)
Such prepayment shall be made within three (3) days after the date of receipt of the Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries, provided that, so long as no Default has occurred and is continuing, no prepayment shall be required pursuant to this Clause 7.6:

(i)	in connection with such Asset Dispositions yielding less than five hundred thousand Dollars (US$500,000) in Net Cash Proceeds; or

(ii)	with respect to any such Net Cash Proceeds which are:

(A)
reinvested within six (6) Months after receipt of such Net Cash Proceeds by such person in replacement assets (useful to the Borrower and its Subsidiaries in the conduct of business in accordance with Clause 22.12 (Nature of Business)); or

(B)
committed (as evidenced by a contractual agreement for the purchase or acquisition of assets with a vendor of such assets) within six (6) Months after receipt of such Net Cash Proceeds by such person to be reinvested in the procurement or Launch of a Satellite or Satellites acquired or to be acquired pursuant to the then current business plan of the Borrower.

7.7	Mandatory Prepayment – COFACE Insurance Policy

If the credit insurance cover under the COFACE Insurance Policy is not in full force and effect for a reason not attributable to the Borrower, the COFACE Agent shall, by not less than thirty (30) days notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.8	Voluntary Cancellation

The Borrower may, if it:

(a)	gives the COFACE Agent not less than twenty (20) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; and

(b)
delivers to the COFACE Agent a certificate signed by a Responsible Officer demonstrating that the Borrower has sufficient funds to finance the Project to the satisfaction of the COFACE Agent after any such cancellation, cancel the whole or any part (being a minimum amount of one million Dollars (US$1,000,000)) of the Available Facility.  Any cancellation under this Clause 7.8 shall reduce the Commitments of the Lenders in inverse order of maturity.

7.9	Voluntary Prepayment of the Loans

(a)
The Borrower may, if it gives the COFACE Agent not less than twenty (20) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loans (but, if in part, being an amount that reduces the amount of the Loans by a minimum amount of one million Dollars (US$1,000,000)).  The Borrower may make a prepayment in accordance with this Clause 7.9 on a Repayment Date.

(b)
If such a prepayment is made on a day other than the last day of an Interest Period, the Borrower shall make that prepayment together with any Break Costs in accordance with Clause 10.4 (Break Costs), without premium or penalty.

(c)	The Loans may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero (0)).

(d)	Any prepayment under this Clause 7.9 shall satisfy the obligations under Clause 6.1 (Repayment) against the outstanding repayment instalments in inverse order of maturity.

7.10	Right of Repayment and Cancellation in relation to a Single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 13.1 (Tax Gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 13.2 (Tax Indemnity) or Clause 14.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the COFACE Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero (0).

(c)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

7.11	Application of Mandatory Prepayments

Other than in respect of any prepayment under Clause 7.1 (Illegality), all mandatory prepayments shall be applied:

(a)	pro rata among the Facilities and within each Facility; and

(b)	in inverse order of maturity across the remaining scheduled repayments under each Facility.

7.12	Restrictions

(a)
Any notice of cancellation or prepayment given by the Borrower under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of a Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the COFACE Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)
The Borrower shall promptly notify the COFACE Agent (but in any event no later than three (3) Business Days) of any payment pursuant to this Clause 7, and the COFACE Agent shall promptly notify the Lenders (but in any event no later than five (5) Business Days) of the same.

8.	INTEREST

8.1	Calculation of Interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:

(a)	Applicable Margin;

(b)	LIBOR; and

(c)	Mandatory Cost, if any.

8.2	Payment of Interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default Interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the COFACE Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the COFACE Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. (2%) higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of Rates of Interest

The COFACE Agent shall within two (2) Business Days after a Quotation Day notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS

9.1	Interest Periods

(a)	The Interest Period for which any Loan is outstanding shall be divided into successive Interest Periods each of which shall start on the last day of the preceding such Interest Period.

(b)	The initial Interest Period for each Loan:

(i)
shall start on (and include) the Utilisation Date of such Loan and end on (but excluding) the last day of such Interest Period.  Each subsequent Interest Period in respect of such Loan shall start (and include) on the last day of the previous Interest Period and end on (but excluding) the last day of the relevant Interest Period provided that, the Interest Period occurring prior to the First Repayment Date shall start (and include) on the last day of the previous Interest Period and end on (but excluding) the First Repayment Date; and

(ii)	after the first Utilisation shall start on (and include) the Utilisation Date of the relevant Loan and end on (but excluding) the last day of the current Interest Period for the first Utilisation.

9.2	Duration

(a)
The duration of each Interest Period shall, save as otherwise provided in this Agreement, be six (6) Months or such other period as the COFACE Agent may agree, provided that any Interest Period that would otherwise extend beyond a Repayment Date relating to any Loan shall be of such duration that it shall end on that Repayment Date.  Each following Interest Period shall end on the following Repayment Date.

(b)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4	Consolidation of Loans

If two (2) or more Interest Periods:

(a)	relate to Loans; and

(b)	end on the same date,

those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of Quotations

Subject to Clause 10.2 (Market Disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. (London time) on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market Disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Applicable Margin;

(ii)
the rate notified to the COFACE Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one (1) of the Reference Banks supplies a rate to the COFACE Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the COFACE Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty per cent. (30%) of that Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

10.3	Alternative Basis of Interest or Funding

(a)
If a Market Disruption Event occurs and the COFACE Agent or the Borrower so requires, the COFACE Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

(a)
The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Commitment Fee

(a)
The Borrower shall pay to the COFACE Agent (for the account of each Lender) a fee computed at the rate of one point fifteen per cent. (1.15%) per annum on that Lender’s daily undrawn Available Commitment under:

(i)	Facility A for the Availability Period applicable to Facility A; and

(ii)	Facility B for the Availability Period applicable to Facility B.

(b)	The accrued commitment fee is payable:

(i)	on the last day of each successive period of six (6) Months which ends during the Availability Period;

(ii)	on the last day of the Availability Period; and

(iii)	if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2	Up-front Fee

(a)
The Borrower shall pay to the COFACE Agent (for the account of each Mandated Lead Arranger) an arrangement fee in an amount equal to two point eight per cent. (2.8%) of the aggregate principal amount of the Total Commitments as at the date of this Agreement (the “Up-front Fee”).

(b)	The Up-front Fee shall be due on the date of this Agreement and payable on the earlier of:

(i)	sixty (60) days from the date of this Agreement; and

(ii)	Financial Close.

11.3	COFACE Agent Fees

(a)
The Borrower shall pay to the COFACE Agent (for its own account) an annual agency fee of fifteen thousand Dollars (US$15,000) (the “COFACE Agent Fee”), which must be paid annually in advance in accordance with paragraph (b) below.

(b)
The first payment of this COFACE Agent Fee is payable at Financial Close.  Each subsequent payment is payable on each anniversary of the date of this Agreement for as long as any Commitment is in force or amount is outstanding under the Finance Documents.

11.4	Security Agent Fees

(a)
The Borrower shall pay to the Security Agent (for its own account) an annual agency fee of thirty thousand Dollars (US$30,000) (the “Security Agent Fee”), which must be paid annually in advance in accordance with paragraph (b) below.

(b)
The first payment of this Security Agent Fee is payable at Financial Close.  Each subsequent payment is payable on each anniversary of the date of this Agreement for as long as any Commitment is in force or amount is outstanding under the Finance Documents.

11.5	Non-Refundable

Each of the fees set out in this Clause 11 (Fees) once paid are non-refundable and non-creditable against other fees payable in connection with the Project.

12.	COFACE INSURANCE PREMIA

12.1	Payment by the Borrower

The Borrower shall bear the cost of the COFACE Insurance Premia payable in respect of, or in connection with, the COFACE Insurance Policy and shall pay all such amounts to the COFACE Agent (for the account of COFACE).  The COFACE Insurance Premia is due and payable in full to the COFACE Agent (for the account of COFACE) on the Utilisation Date for the first Utilisation.

12.2	Financing with Proceeds of Loans

(a)	Subject to all the other terms and conditions of this Agreement, the COFACE Insurance Premia shall be financed from the first Utilisation under the Facilities.

(b)
Loans made under a Facility on account of the COFACE Insurance Premia shall be included in the principal amount of a Facility and repaid to the COFACE Agent in accordance with the relevant provisions in this Agreement and the Borrower shall pay interest on such amount at the rates determined under, and in accordance with, Clause 8 (Interest) and repay such amount together with all other principal as stated in Clause 6.1 (Repayment).

12.3	Borrower’s Payment Obligations

(a)
The Borrower acknowledges that the obligation to pay one hundred per cent. (100%) of the COFACE Insurance Premia as and when it arises is absolute and unconditional.  If the COFACE Insurance Premia due and payable is not financed or paid out of any Loans under this Agreement or in the event that the undrawn amount under a Facility is not sufficient to finance one hundred per cent. (100%) of the COFACE Insurance Premia due to COFACE under the COFACE Insurance Policy, the Borrower shall pay directly to the COFACE Agent the amount of any such COFACE Insurance Premia not so financed or paid.

(b)
Subject to Clause 12.3(c) below, as of the date of this Agreement the premia due to COFACE shall be calculated at a rate estimated to be six point sixty eight per cent. (6.68%), and in an estimated amount being the aggregate of:

(i)	thirty five million two hundred seventy two thousand two hundred and seventy six Dollars (US$35,272,276) in respect of Facility A; and

(ii)	one million four hundred and forty two thousand eight hundred and eighty Dollars (US$1,442,880) in respect of Facility B.

(c)
The COFACE Agent will only be notified of the actual amount of the COFACE Insurance Premia on the date of final issuance of each COFACE Insurance Policy.  Following receipt of each COFACE Insurance Policy, the COFACE Agent shall promptly notify the Borrower of the actual amount of the COFACE Insurance Premia.  If the actual amount of the COFACE Insurance Premia is greater than the estimated amount set out in paragraph (b) above, the Borrower shall be obliged to make payment of the actual amount of the COFACE Insurance Premia.  Accordingly, the estimated amount provided in Clauses 3.1(c) (Payment of the COFACE Insurance Premia) and 3.2(b) (Payment of the COFACE Insurance Premia) shall be automatically increased or reduced by the amounts required to ensure the payment of the premiums after adjustment by COFACE, which would result in an increase or reduction by a corresponding amount in the Total Commitments subject to available Commitments).  The Borrower acknowledges that the obligation to pay the COFACE Insurance premia related to this Agreement is absolute and unconditional.

(d)
Notwithstanding the above a minimum premium being, as of the date of this Agreement, in an amount equal to the Dollar equivalent of one thousand five hundred and fifteen Euros (€1,515) shall be paid to COFACE by the Borrower in respect of each COFACE Insurance Policy upon the execution of the relevant COFACE Insurance Policy.  Such amounts shall remain the property of COFACE and are accordingly payable by the Borrower to COFACE in any event.

(e)
Subject to paragraph (f) below, the Borrower shall not be entitled to claim any credit or reimbursement of the COFACE Insurance Premia, including in the event of a cancellation, an acceleration or a prepayment of any Loan under this Agreement.

(f)	Notwithstanding paragraph (e) above and subject to paragraph (g) below:

(i)	with respect to any partial cancellation of any undisbursed amount of a Facility; and/or

(ii)	immediately following the end of the Availability Period, where an Available Commitment remains outstanding,

the Borrower shall be entitled to submit a request to the COFACE Agent for reimbursement of any proportionate amount of the COFACE Insurance Premia, in an amount up to one hundred per cent. (100%) of the total amount of the COFACE Insurance Premia, which relates to such cancelled amount of any undisbursed portion of a Facility and/or outstanding Available Commitment referred to in paragraphs (i) and (ii) above, as the case may be, in each case such amount to be subject to the approval of the COFACE Agent.

(g)	No reimbursement of the COFACE Insurance premia shall be made by the COFACE Agent if:

(i)	a Default shall have occurred and be continuing; and

(ii)	the COFACE Agent has not received funds from COFACE in an amount equal to the COFACE Insurance Premia to be reimbursed.

13.	TAX GROSS-UP AND INDEMNITIES

13.1	Tax Gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall, promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the COFACE Agent accordingly.  Similarly, a Lender shall notify the COFACE Agent on becoming so aware in respect of a payment payable to that Lender.  If the COFACE Agent receives such notification from a Lender it shall notify the Borrower.

(c)
If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the COFACE Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)
The Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax from a payment of interest on any Loan, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not, or has ceased to be, a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement:

(A)	in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or concession of any relevant authority; or

(B)	in the circumstance of the Borrower; or

(ii)	the Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(g)
Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any Withholding Forms as requested by the Borrower that may be necessary to establish an exemption from withholding of U.S. federal income taxes.

13.2	Tax Indemnity

(a)
The Borrower shall (within three (3) Business Days of demand by the COFACE Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.1 (Tax Gross-up); or

(B)
would have been compensated for by an increased payment under Clause 13.1 (Tax Gross-up) but was not so compensated solely because one of the exclusions in paragraph (f) of Clause 13.1 (Tax Gross-up) applied.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the COFACE Agent of the event which will give, or has given, rise to the claim, following which the COFACE Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 13.2, notify the COFACE Agent.

13.3	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower provided that,

(i)	any Finance Party may determine, in its sole discretion consistent with the policies of such Finance Party, whether to seek a Tax Credit;

(ii)	if such Tax Credit is subsequently disallowed or reduced, the Borrower shall indemnify the Finance Party for such amount; and

(iii)	nothing in this Clause 13.3 shall require a Finance Party to disclose any confidential information to the Borrower (including, without limitation, its tax returns or its calculations).

13.4	Stamp Taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.5	Value Added Tax

(a)
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
Where any Party is required by any of the Finance Documents to reimburse a Finance Party in respect of any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.	INCREASED COSTS

14.1	Increased Costs

(a)
Subject to Clause 14.3 (Exceptions) the Borrower shall, within five (5) Business Days of a demand by the COFACE Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased Cost Claims

(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the COFACE Agent of the event giving rise to the claim, following which the COFACE Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the COFACE Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

Clause 14.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)
compensated for by Clause 13.2 (Tax Indemnity) (or would have been compensated for under Clause 13.2 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.2 (Tax Indemnity) applied);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

15.	OTHER INDEMNITIES

15.1	Currency Indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against an Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(A)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(B)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other Indemnities

The Borrower shall, within five (5) Business Days of demand, indemnify each Finance Party (and its Affiliates) against any cost, loss or liability incurred by that Finance Party (or Affiliate) as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(e)	the breach by the Borrower or any member of the Group of any applicable Environmental Laws or Environmental Permits. Any Affiliate of a Finance Party may rely on this Clause 15.2(e).

15.3	Indemnity to the COFACE Agent

The Borrower shall promptly indemnify the COFACE Agent against any cost, loss or liability incurred by the COFACE Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4	Indemnity to the Security Agent

(a)	The Borrower shall promptly indemnify the Security Agent against any cost, loss or liability incurred by the Security Agent as a result of:

(i)	the protection or enforcement of a Lien expressed to be created under a Security Document; or

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in it by the Finance Documents or by law.

(b)
The Security Agent may, in priority to any payment to other Finance Parties, indemnify itself out of the assets subject to a Lien expressed to be created under the Security Documents in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

16.2	Limitation of Liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction Expenses

The Borrower shall promptly on demand pay the COFACE Agent, the Security Agent and each Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment Costs

If:

(a)	the Borrower requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.10 (Change of Currency),

the Borrower shall, within three (3) Business Days of demand, reimburse the COFACE Agent and the Security Agent for the amount of all costs and expenses (including legal fees) incurred by the COFACE Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement Costs

The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4	Security Agent Expenses

The Borrower shall, within three (3) Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the release of any Lien created pursuant to any Security Document.

18.	REPRESENTATIONS

Subject to the disclosures made by the Borrower set out in Schedule 24 (Disclosures), the Borrower makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing (and to the extent applicable, in good standing) under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding Obligations

Subject to the Reservations:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

18.3	Non-Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the security interests contemplated by the Security Documents do not and will not conflict with:

(a)	any Applicable Law;

(b)	the constitutional documents of any member of the Group; or

(c)
any agreement or instrument binding upon it or any member of the Group or any of its, or any member of the Group’s, assets or constitute a default or termination event (however described) under any such agreement or instrument, where such conflict would have or is reasonably likely to have a Material Adverse Effect.

18.4	Power and Authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.5	No Proceedings Pending or Threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is not frivolous, vexatious or otherwise an abuse of court process, and which, if adversely determined, could reasonably have a Material Adverse Effect (to the best of its knowledge and belief) have been started against it or any of its Subsidiaries.

18.6	Authorisations

(a)	Each of the Borrower and its Subsidiaries has all material Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

(b)	Each of the Borrower and its Subsidiaries:

(i)
has all Authorisations required for it to conduct its business as currently conducted, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding;

(ii)	is in compliance with each Authorisation applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; and

(iii)
has filed in a timely manner all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case where the failure to have done so, comply or file could not reasonably be expected to have a Material Adverse Effect.

18.7	Intellectual Property Matters

(a)
Each of the Borrower and its Subsidiaries owns or possesses rights to use all material franchises, licences, copyrights, copyright applications, patents, patent rights or licences, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business as currently conducted (the “Intellectual Property”).

(b)
No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such material rights, and, to the Borrower’s knowledge, neither the Borrower nor any Subsidiary thereof is liable to any person for infringement under Applicable Law with respect to any such rights as a result of its business operations except as could not reasonably be expected to have a Material Adverse Effect.

18.8	Environmental Matters

(a)
The properties owned, leased or operated by the Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which:

(i)	constitute or constituted an unremediated violation of applicable Environmental Laws and Environmental Permits; or

(ii)	could give rise to a material liability under applicable Environmental Laws and Environmental Permits.

(b)
To the knowledge of the Borrower and its Subsidiaries, the Borrower, each of its Subsidiaries and such properties and all operations conducted in connection therewith are in compliance, and, at all such times when such properties have been owned or operated by the Borrower or any of its Subsidiaries have been in compliance, with all applicable Environmental Laws and Environmental Permits, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or materially impair the fair saleable value thereof.

(c)
Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws and Environmental Permits, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)
To the knowledge of the Borrower and its Subsidiaries, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws and Environmental Permits, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws.

(e)
No judicial proceedings or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law or Environmental Permits to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary or properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, that could reasonably be expected to have a Material Adverse Effect.

(f)
There has been no release, nor to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws or Environmental Permits that could reasonably be expected to have a Material Adverse Effect.

(g)
There are no facts, circumstances or conditions relating to the past or present business or operations of the Borrower or any Subsidiary, including the disposal of any wastes, Hazardous Material or other materials, or to the past or present ownership or use of any real property by the Borrower or any Subsidiary, that could reasonably be expected to give rise to an Environmental Claim against or to liability (other than in an immaterial respect) of any Borrower or any Subsidiary under any Environmental Laws or Environmental Permits.

18.9	ERISA

(a)
As of the date of this Agreement, neither an Obligor nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified in Schedule 9 (ERISA Plans).

(b)
Each Employee Benefit Plan is in compliance in form and operation with its terms and with ERISA and the Code (including Code provisions compliance with which is necessary for any intended favourable tax treatment) and all other Applicable laws, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to result in any material liability of any Obligor or ERISA Affiliate.

(c)
Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined by the Inland Revenue Service to be exempt under Section 501(a) of the Code, taking into account all applicable tax law changes (or has been submitted, or is within the remedial amendment period for submitting, an application for such a determination from the Internal Revenue Service), and nothing has occurred since the date of each such determination that would reasonably be expected to adversely affect such determination (or, in the case of a Employee Benefit Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favourable determination by the Internal Revenue Service or otherwise materially adversely affect such qualification).

(d)
No liability has been incurred by any Obligor or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that would not, individually or in the aggregate, reasonably be expected to result in a material liability of such Obligor or ERISA Affiliate.

(e)
Except where the failure of any of the following representations to be correct in all material respects would not, individually or in the aggregate, reasonably be expected to result in a material liability of any Obligor or any ERISA Affiliate, no Obligor or any ERISA Affiliate has:

(i)	engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code;

(ii)
incurred any liability to the PBGC which remains outstanding, or reasonably expects to incur any such liability other than the payment of premiums and there are no premium payments which are within the applicable time limits prescribed by Applicable Law, due and unpaid;

(iii)	failed to make a required contribution or payment to a Multiemployer Plan within the applicable time limits prescribed by Applicable Law; or

(iv)	failed to make a required instalment or other required payment under Section 412 of the Code or Section 302 of ERISA.

(f)
No ERISA Termination Event, which individually or in the aggregate would reasonably be expected to result in a material liability of any Obligor or ERISA Affiliate has occurred or is reasonably expected to occur.

(g)
Except where the failure of any of the following representations to be correct in all material respects would not, individually or in the aggregate, reasonably be expected to result in a material liability of any Obligor or any ERISA Affiliate, no proceeding, claim (other than a benefits claim in the ordinary course), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any:

(i)	employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to any Obligor or any ERISA Affiliate;

(ii)	Pension Plan; or

(iii)	Multiemployer Plan.

(h)
There exists no Unfunded Pension Liability with respect to any Pension Plan, except for any such Unfunded Pension Liability that individually or together with any other positive Unfunded Pension Liabilities with respect to any Pension Plans, is not reasonably expected to result in a material liability of any Obligor or ERISA Affiliate.

(i)
If each Obligor and each ERISA Affiliate were to withdraw in a complete withdrawal from all Multiemployer Plans as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to result in a material liability of any Obligor or ERISA Affiliate.

(j)
No Pension Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA.  No Obligor or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Pension Plan subject to Section 4064(a) of ERISA to which it made contributions.  No Lien imposed under the Code or ERISA on the assets of any Obligor or any ERISA Affiliate exists or is likely to arise on account of any Pension Plan.  No Obligor or ERISA Affiliate has any liability under Section 4069 or 4212(c) of ERISA.

18.10	Margin Stock

(a)
Neither the Borrower nor any Subsidiary of it is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).

(b)
No part of the proceeds of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

18.11	Government Regulation

Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary is, or after giving effect to any Utilisation will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated under this Agreement.

18.12	Material Contracts

(a)	Schedule 12 (Material Contracts) contains a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the date of this Agreement.

(b)
Other than as set out in Schedule 12 (Material Contracts), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Finance Documents will be, in full force and effect in accordance with the terms thereof.

(c)
The Borrower and its Subsidiaries have delivered to the COFACE Agent a true and complete copy of each Material Contract required to be listed on Schedule 12 (Material Contracts) (including all amendments with respect thereto).

(d)	Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

18.13	Employee Relations

(a)
Each of the Borrower and its Subsidiaries has a work force in place adequate to conduct its business as currently conducted and is not, as of the date of this Agreement, party to any collective bargaining agreement nor has any labour union been recognised as the representative of its employees except as set out in Schedule 13 (Labour and Collective Bargaining Agreements).

(b)
The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labour disputes involving its employees or those of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

18.14	Burdensome Provisions

No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Finance Documents or Applicable Law.

18.15	Financial Statements

(a)
The audited and unaudited financial statements delivered pursuant to Schedule 2 (Conditions Precedent) are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods that ended (other than the absence of footnotes and customary year-end adjustments for unaudited financial statements).

(b)	All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

(c)
Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof, including material liabilities for taxes, material commitments, and Financial Indebtedness, in each case, to the extent required to be disclosed under GAAP.

18.16	No Material Adverse Change

Since 11 May 2009, there has been no material adverse change in the properties, business, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

18.17	Solvency

As of the date of this Agreement and after giving effect to each Loan, each Obligor will be Solvent.

18.18	Titles to Properties

Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as necessary to the conduct of its business as currently conducted and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to Schedule 2 (Conditions Precedent), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to the dates of such balance sheets which dispositions have been in the ordinary course of trading or as otherwise expressly permitted under this Agreement.

18.19	Insurance

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as required by this Agreement.

18.20	Liens

From Financial Close,

(a)	none of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Permitted Liens; and

(b)
neither the Borrower nor any Subsidiary thereof has signed any financing statement or any security agreement authorising any secured party thereunder to file any financing statements, except to perfect Permitted Liens.

18.21	Financial Indebtedness and Guarantee Obligations

(a)
Schedule 14 (Financial Indebtedness and Guarantee Obligations) is a complete and correct listing of all Financial Indebtedness and Guarantee Obligations of the Borrower and its Subsidiaries as of the date of this Agreement in excess of one million Dollars (US$1,000,000).

(b)
As of the date of this Agreement, the amount of all Financial Indebtedness and Guarantee Obligations of the Borrower and its Subsidiaries (and not set out in Schedule 14 (Financial Indebtedness and Guarantee Obligations) is no greater than one million Dollars (US$1,000,000).

(c)
The Borrower and its Subsidiaries have performed and are in compliance with all of the material terms of such Financial Indebtedness and Guarantee Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any of its Subsidiaries exists with respect to any such Financial Indebtedness or Guarantee Obligations.

18.22	Communication Licences

(a)
Schedule 14 (Communication Licences) accurately and completely lists, as of the date of this Agreement, for the Borrower and each of its Subsidiaries, all Material Communications Licences (and the expiration dates thereof) granted or assigned to the Borrower or any Subsidiary, including, without limitation for:

(i)
each Satellite owned by the Borrower or any of its Subsidiaries, all space station licences or authorisations, including placement on the FCC’s “Permitted Space Station List” for operation of Satellites with C-band links issued or granted by the FCC to the Borrower or any of its Subsidiaries; and

(ii)	for each Earth Station of the Borrower and its Subsidiaries.

(b)
The Communications Licences set out in Schedule 14 (Communication Licences) include all material authorisations, licences and permits issued by the FCC or any other Governmental Authority that are required or necessary for the operation and the conduct of the business of the Borrower and its Subsidiaries, as now conducted.  Each Communications Licence is expected to be renewed and the Borrower knows of no reason why such Communications Licence would not be renewed.  The Borrower and its Subsidiaries have filed all material applications with the FCC necessary for the Launch and operation of the Borrower’s second-generation satellite constellation and the Borrower is not aware of any reason why such applications should not be granted.

(c)	Each Communications Licence set out in Schedule 14 (Communication Licences) is issued in the name of the Subsidiary indicated on such schedule.

(d)	Each Material Communications Licence is in full force and effect.

(e)
The Borrower has no knowledge of any condition imposed by the FCC or any other Governmental Authority as part of any Communications Licence which is neither set forth on the face thereof as issued by the FCC or any other Governmental Authority nor contained in the rules and regulations of the FCC or any other Governmental Authority applicable generally to telecommunications activities of the type, nature, class or location of the activities in question.

(f)
Each applicable location of the Borrower or any of its Subsidiaries has been and is being operated in all material respects in accordance with the terms and conditions of the Communications Licence applicable to it and Applicable Law, including but not limited to the Communications Act and the rules and regulations issues thereunder.

(g)
No proceedings are pending or, to the Borrower’s knowledge are, threatened which may result in the loss, revocation, modification, non-renewal, suspension or termination of any Communications Licence, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC or any other Governmental Authority with respect to any operations of the Borrower and its Subsidiaries, which in any case could reasonably be expected to have a Material Adverse Effect.

18.23	Satellites

(a)	All Satellites are owned by the Borrower or a Subsidiary that is an Obligor.

(b)
Schedule 16 (Satellites) accurately and completely lists as of the date of this Agreement, the flight model number of each of the Satellites owned by the Borrower and its Subsidiaries, and for each Satellite whether it is operational in-orbit or spare in-orbit.

18.24	Delay in Construction / Launch Slot

As of the date of this Agreement, the Borrower is not aware:

(a)
of any delay which has a duration exceeding three (3) Months, to the construction and scheduled delivery dates of the Satellites under the Satellite Construction Contract (as delivered pursuant to Schedule 2 (Conditions Precedent); and

(b)	of any event which could reasonably be expected to result in the last Launch occurring later than the fourth fiscal quarter of 2010.

18.25	Pari Passu Ranking

Each Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.26	OFAC

(a)	None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower:

(i)	is a Sanctioned Person;

(ii)	has more than ten per cent. (10%) of its assets in Sanctioned Entities; or

(iii)	derives more than ten per cent. (10%) of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.

(b)
The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

18.27	Governing Law and Enforcement

(a)	Subject to the Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)
Subject to the Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.28	No Filing or Stamp Taxes

Under:

(a)	the laws of the Borrower’s or any of its Subsidiaries jurisdiction of incorporation; and

(b)	the federal laws of the United States,

it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents other than:

(i)
delivery of proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by Applicable Law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect a Lien purported to be created by a Security Document; and

(ii)	any recording with the United States Patent and Trademark Office and/or Copyright Office to perfect the Liens on intellectual property created by the Collateral Agreement,

which registrations, filings and fees will be made and paid promptly after the date of the relevant Finance Document.

18.29	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.30	No Default

(a)
No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under the Transaction Documents, which has not been waived by the relevant parties hereto.

(c)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.31	No Misleading Information

(a)
All factual information provided in writing by it to the Lenders was true, complete and accurate in all material respects to the best of its knowledge and belief as at the date it was provided or as at the date (if any) at which it is stated.

(b)
All financial projections provided by it have been prepared on the basis of recent historical information and on the basis of reasonable assumptions (in the case of projections made by third parties, to the best of its knowledge and belief).

(c)
To the best of its knowledge and belief, no material information has been given or withheld by it that results in any information provided to the Lenders by it being incomplete, untrue or misleading in any material respect.

18.32	Group Structure Chart

The Group Structure Chart set out at Schedule 23 (Group Structure Chart) is true, complete and accurate in all material respects.

18.33	No Immunity

None of the members of the Group nor any of its or their assets is entitled to immunity from suit, execution, attachment or other legal process.

18.34	Tax Returns and Payments

(a)
Each of the Borrower and its Subsidiaries has timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries.

(b)	The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby.

(c)
The Borrower and each of its Subsidiaries have paid all taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(d)
There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e)
Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

18.35	Commercial Contracts

As of the date of this Agreement, the Borrower has not exercised:

(a)
the option to order from the Supplier up to eighteen (18) additional recurring Spacecraft (as such term is defined in the Satellite Construction Contract) pursuant to Article 29(B) (Options) of the Satellite Construction Contract; or

(b)	the Optional Launches (as such term is defined in the Launch Services Contract) pursuant to the Launch Services Contract.

18.36	Repetition

The Repeating Representations are made by the Borrower by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request;

(b)	each Utilisation Date; and

(c)	the first day of each Interest Period.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.  The Borrower will furnish, or cause to be furnished, to the COFACE Agent the information required by this Clause 19 (Information Undertakings) in sufficient copies for all the Lenders.

19.1	Quarterly Financial Statements

As soon as practicable and in any event within forty five (45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year (and in the case of paragraph (e) only, after the end of each fiscal quarter of each Fiscal Year) (or, if the date of any required public filing is earlier, no later than the date that is the fifth Business Day immediately following the date of any required public filing thereof after giving effect to any extensions granted with respect to such date):

(a)	Form 10-Q;

(b)	an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter;

(c)	the notes (if any) relating to any of the financial statements delivered under this Clause 19.1;

(d)	unaudited Consolidated statements of income, retained earnings and cash flows;

(e)	a report with respect to the Borrower’s key performance indicators in substantially the same form as Schedule 19 (Key Performance Indicators); and

(f)	a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended,

all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

19.2	Annual Financial Statements

(a)
As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (or, if the date of any required public filing is earlier, the date that is no later than the fifth Business Day immediately following the date of any required public filing thereof after giving effect to any extensions granted with respect to such date):

(i)	Form 10-K;

(ii)	an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year;

(iii)	the notes (if any) relating to any of the financial statements delivered under this Clause 19.2;

(iv)	audited Consolidated statements of income, retained earnings and cash flows; and

(v)	a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended,

all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.

(b)
Such annual financial statements shall be audited by the independent certified public accounting firm separately notified to the COFACE Agent prior to the date of this Agreement or such other firm notified to the COFACE Agent (and acceptable to the COFACE Agent), and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

19.3	Annual Business Plan and Financial Projections

As soon as practicable and in any event within fifteen (15) days after the beginning of each Fiscal Year during the term of this Agreement, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following:

(a)	information relating to the amounts outstanding under the Convertible Notes;

(b)	an operating and capital budget in respect of the next three (3) succeeding Fiscal Years;

(c)	a projected income statement;

(d)
a statement of cash flows on a three (3) year projected basis (including, calculations (in reasonable detail) demonstrating compliance with each of the financial covenants set out in Clause 20 (Financial Covenants)) and balance sheet; and

(e)	a report setting forth management’s operating and financial assumptions underlying such projections,

accompanied by a certificate from a Responsible Officer of the Borrower to the effect that, to the best of such officer’s knowledge, such projections are estimates made in good faith (based on reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such four (4) fiscal quarter period and in relation to the operating and capital budget, in respect of the next three (3) succeeding Fiscal Years.

19.4	Compliance Certificate

At each time:

(a)	financial statements are delivered pursuant to Clause 19.1 (Quarterly Financial Statements) or Clause 19.2 (Annual Financial Statements);

(b)	the information and other documentation is delivered pursuant to Clause 19.3 (Annual Business Plan and Financial Projections); and

(c)	at such other times as the COFACE Agent shall reasonably request,

a Compliance Certificate signed by a Responsible Officer, confirming compliance by the Borrower with each of the financial covenants set out in Clause 20 (Financial Covenants) together with an Adjusted Consolidated EBITDA Reconciliation for the fiscal period covered by such financial statements or information (as the case may be).

19.5	Other Reports

(a)
Upon request by the COFACE Agent, copies of all relevant public documents required by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto.

(b)
No less than annually, and at any time upon the reasonable request of the COFACE Agent, a Satellite health report prepared by the Borrower and certified by a Responsible Officer setting forth the operational status of each Satellite (other than Satellites yet to be launched) based on reasonable assumptions of the Borrower made in good faith and including such information with respect to the projected solar array life based on the total Satellite power requirements, projected battery life based on total Satellite power requirements, projected Satellite life, information concerning the availability of spare Satellites and such other information pertinent to the operation of such Satellite as the COFACE Agent may reasonably request, it being understood that to the extent that any such Satellite health report contains any forward looking statements, estimates or projections, such statements, estimates or projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and no assurance can be given that such forward looking statements, estimates or projections will be realised, provided that nothing in this paragraph (b) shall require the Borrower to delivery any information to any Lender to the extent delivery of such information is restricted by applicable law or regulation.

(c)	No less than quarterly, a Satellite health report prepared by the Borrower and certified by a Responsible Officer including the following:

(i)
details of the operational status of each Satellite (other than Satellites yet to be launched) based on reasonable assumptions of the Borrower made in good faith and in substantially the same form contained in Schedule 30 (Form of Quarterly Health Report); and

(ii)	a letter providing details of any material or unusual events that have occurred with respect to the Satellites since the delivery to the COFACE Agent of the last quarterly report.

(d)	Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the COFACE Agent or any Lender may reasonably request.

19.6	Notice of Litigation and Other Matters

Promptly (but in no event later than ten (10) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof) written notice of:

(a)	all documents dispatched by the Borrower to all of its stockholders (or any class thereof) or its creditors generally at the same time as they are dispatched;

(b)
the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses that if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)	any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation:

(i)
any notice of violation of any Environmental Law and the details of any environmental claim, litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group; and

(ii)	any other notice of violation which in each case could reasonably be expected to have a Material Adverse Effect;

(d)
any labour controversy that has resulted in a strike or other work action against the Borrower or any Subsidiary thereof which in each case could reasonably be expected to have a Material Adverse Effect;

(e)	any attachment, judgment, lien, levy or order exceeding one million Dollars (US$1,000,000) that has been assessed against the Borrower or any Subsidiary thereof;

(f)	any claim for force majeure (howsoever described) by a party under a Commercial Contract;

(g)	details of:

(i)
any delay which has a duration exceeding three (3) Months, to the construction and scheduled delivery dates of the Satellites under the Satellite Construction Contract (as delivered pursuant to Schedule 2 (Conditions Precedent);

(ii)	any event which could reasonably be expected to result in the last Launch occurring later than the fourth fiscal quarter of 2010; and

(iii)	suspension, interruption, cancellation or termination of a Commercial Contract;

(h)	any amendments or modifications to a Commercial Contract, together with a copy of such amendment;

(i)	any Default or Event of Default;

(j)
any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

(k)	any unfavourable determination letter from the US Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof);

(l)
a copy of each Internal Revenue Service Form 5500 (including the Schedule B or such other schedule as contains actuarial information) filed in respect of a Pension Plan with Unfunded Pension Liabilities;

(m)
any Obligor or ERISA Affiliate obtaining knowledge or a reason to know that any ERISA Termination Event has occurred or is reasonably expected to occur, a certificate of any Responsible Officer of the Borrower describing such ERISA Termination Event and the action, if any, proposed to be taken with respect to such ERISA Termination Event and a copy of any notice filed with the PBGC or the Internal Revenue Service pertaining to such ERISA termination Event and any notices received by such Obligor or ERISA Affiliate from the PBGC, any other governmental agency or any Multiemployer Plan sponsor with respect thereto; provided that in the case of ERISA Termination Events under paragraph (c) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Termination Event;

(n)	any Obligor or ERISA Affiliate obtaining knowledge or a reason to know of:

(i)
a material increase in Unfunded Pension Liabilities (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable;

(ii)	the existence of potential withdrawal liability under Section 4201 of ERISA, if each Obligor and ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans;

(iii)	the adoption of, or the commencement of contributions to, any Pension Plan or Multiemployer Plan by any Obligor or ERISA Affiliate, or

(iv)
the adoption or amendment of any Pension Plan which results in a material increase in contribution obligations of any Obligor or any ERISA Affiliate, a detailed written description thereof from any Responsible Officer of the Borrower; and

(o)
if, at any time after the date of this Agreement, any Obligor or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), an Employee Benefit Plan or Multiemployer Plan which is not set forth in Schedule 9 (ERISA Plans), then the Borrower shall deliver to the COFACE Agent an updated Schedule 9 as soon as practicable, and in any event within ten (10) days after such Obligor or ERISA Affiliate maintains or contributes (or incurs an obligation to contribute) thereto.

19.7	Notices Concerning Communications Licences

Promptly (but in no event later than ten (10) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof) written notice of:

(a)
(i) any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Material Communications Licence; (ii) if applicable, a copy of any notice or application by the Borrower requesting authority to or notifying the FCC of its intent to cease telecommunications operations for any period in excess of ten (10) days; or (iii) notice of any other action, proceeding or other dispute, which, if adversely determined, could reasonably be expected to result in the loss or revocation of any Material Communications Licence; and

(b)
any lapse, loss, modification, suspension, termination or relinquishment of any Material Communications Licence, permit or other authorisation from the FCC or other Governmental Authority held by the Borrower or any Subsidiary thereof or any failure of the FCC or other Governmental Authority to renew or extend any such Material Communications Licence, permit or other authorisation for the usual period thereof and of any complaint against the Borrower or any of its Subsidiaries or other matter filed with or communicated to the FCC or other Governmental Authority.

19.8	Convertible Notes

The Borrower shall:

(a)	provide to the COFACE Agent upon its request information relating to the amounts outstanding under the Convertible Notes; and

(b)	promptly on request, supply to the COFACE Agent such further information regarding the Convertible Notes as any Finance Party through the COFACE Agent may reasonably request.

19.9	Final In-Orbit Acceptance

The Borrower shall:

(a)
provide to the COFACE Agent a certificate signed by a Responsible Officer confirming that Final In-Orbit Acceptance has occurred (such certificate to be in form and substance satisfactory to the COFACE Agent) within five (5) Business Days following Final In-Orbit Acceptance; and

(b)	promptly on request, supply to the COFACE Agent such further information regarding Final In-Orbit Acceptance as any Finance Party through the COFACE Agent may reasonably request.

19.10	Individual In-Orbit Acceptance

The Borrower shall provide to the COFACE Agent a certificate signed by a Responsible Officer confirming that, in respect of the relevant Satellite:

(a)	the testing of such Satellite has been completed and the Satellite Performance Criteria has been successfully met in respect of the relevant Satellite, promptly after the completion of such tests; and

(b)	Individual In-Orbit Acceptance has occurred not later than five (5) days after achieving Individual In-Orbit Acceptance.

19.11	Equity Cure Contribution

The Borrower shall promptly inform the COFACE Agent when an Equity Cure Contribution is to be made (including the details of any Equity Issuance or Subordinated Indebtedness being applied for such purpose).

19.12	Use of Websites

(a)
The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the COFACE Agent (the “Designated Website”) if:

(i)	the COFACE Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the COFACE Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the COFACE Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the COFACE Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the COFACE Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply the COFACE Agent with at least one (1) copy in paper form of any information required to be provided by it.

(b)
The COFACE Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the COFACE Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the COFACE Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the COFACE Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the COFACE Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the COFACE Agent, one (1) paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten (10) Business Days.

19.13	“Know your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any Applicable Law made after the date of this Agreement;

(ii)	any change in the status of any Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the COFACE Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall procure that each Obligor shall promptly upon the request of the COFACE Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the COFACE Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the COFACE Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the COFACE Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the COFACE Agent (for itself) in order for the COFACE Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Finance Documents.

19.14	Last Launch

The Borrower shall:

(a)
provide to the COFACE Agent a certificate signed by a Responsible Officer confirming the date on which the last Launch has occurred (such certificate to be in form and substance satisfactory to the COFACE Agent) within five (5) Business Days following last Launch; and

(b)	promptly on request, supply to the COFACE Agent such further information regarding last Launch as any Finance Party through the COFACE Agent may reasonably request.

20.	FINANCIAL COVENANTS

20.1	Maximum Covenant Capital Expenditures

The Borrower and its Subsidiaries on a Consolidated basis will not permit the aggregate amount of all Covenant Capital Expenditures to exceed the amount agreed between the Borrower and the COFACE Agent set forth below in the following Fiscal Years:

2009	US$	391,000,000
2010	US$	234,000,000

provided that, if in any Fiscal Year the Covenant Capital Expenditures referred to above are not met, any excess amounts may be credited to permitted Covenant Capital Expenditures for the next Fiscal Year.

20.2	Minimum Liquidity

Following the Contingent Equity Release Date, maintain a minimum Liquidity of five million Dollars (US$5,000,000).

20.3	Adjusted Consolidated EBITDA

The Borrower shall ensure that the Adjusted Consolidated EBITDA in respect of any Relevant Period (including (without double-counting) in the calculation of Adjusted Consolidated EBITDA any Equity Cure Contribution made during such period and the amount of any prior Equity Cure Contribution that has not been required to be counted in the calculation of Adjusted Consolidated EBITDA to enable the Borrower to achieve the amount set out in column 2 (Column 2 – Amount) for any prior Relevant Period, provided that no part of any Equity Cure Contribution may be included in the calculation of the Adjusted Consolidated EBITDA in any subsequent Relevant Period if the proceeds of such Equity Cure Contribution has been so taken into account in any such calculation for any two (2) prior Relevant Periods) specified in column 1 (Column 1 – Relevant Period) below shall not be less than the amount set out in column 2 (Column 2 – Amount) below opposite that Relevant Period.

Column 1 - Relevant Period	Column 2 – Amount
Relevant Period commencing on 1 January 2009 and expiring 31 December 2009.	US$	(25,000,000)
Relevant Period commencing on 1 July 2009 and expiring 30 June 2010.	US$	(21,000,000)
Relevant Period commencing on 1 January 2010 and expiring 31 December 2010.	US$	(10,000,000)
Relevant Period commencing on 1 July 2010 and expiring 30 June 2011.	US$	10,000,000
Relevant Period commencing on 1 January 2011 and expiring 31 December 2011.	US$	25,000,000
Relevant Period commencing on 1 July 2011 and expiring 30 June 2012.	US$	35,000,000
Relevant Period commencing on 1 January 2012 and expiring 31 December 2012.	US$	55,000,000
Relevant Period commencing on 1 July 2012 and expiring 30 June 2013.	US$	65,000,000
Relevant Period commencing on 1 January 2013 and expiring 31 December 2013.	US$	78,000,000

20.4	Debt Service Coverage Ratio

The Borrower shall ensure that the Debt Service Coverage Ratio in respect of any Relevant Period (including (without double-counting) any Equity Cure Contribution made in accordance with Clause 23.2(c) (Financial Covenants) provided that any Equity Cure Contribution shall only be counted in the calculation of Liquidity for such purpose) specified in column 1 (Column 1 – Relevant Period) below shall not be less than the ratio set out in column 2 (Column 2 – Ratio) below opposite that Relevant Period.

Column 1 - Relevant Period	Column 2 – Ratio
Relevant Period commencing on 1 January 2011 and expiring 31 December 2011.	1.00:1
Relevant Period commencing on 1 July 2011 and expiring 30 June 2012.	1.00:1
Relevant Period commencing on 1 January 2012 and expiring 31 December 2012.	1.00:1
Relevant Period commencing on 1 July 2012 and expiring 30 June 2013.	1.05:1
Relevant Period commencing on 1 January 2013 and expiring 31 December 2013.	1.10:1
Relevant Period commencing on 1 July 2013 and expiring 30 June 2014.	1.15:1
Relevant Period commencing on 1 January 2014 and expiring 31 December 2014.	1.20:1
Relevant Period commencing on 1 July 2014 and expiring 30 June 2015.	1.25:1
Relevant Period commencing on 1 January 2015 and expiring 31 December 2015.	1.30:1
Relevant Period commencing on 1 July 2015 and expiring 30 June 2016.	1.40:1
Relevant Period commencing on 1 January 2016 and expiring 31 December 2016.	1.50:1
Relevant Period commencing on 1 July 2016 and expiring 30 June 2017.	1.50:1
Relevant Period commencing on 1 January 2017 and expiring 31 December 2017.	1.50:1
Relevant Period commencing on 1 July 2017 and expiring 30 June 2018.	1.50:1
Relevant Period commencing on 1 January 2018 and expiring 31 December 2018.	1.50:1
Relevant Period commencing on 1 July 2018 and expiring 30 June 2019.	1.50:1
Relevant Period commencing on 1 January 2019 and expiring 31 December 2019.	1.50:1

20.5	Net Debt to Adjusted Consolidated EBITDA

The Borrower shall ensure that the ratio of Net Debt to Adjusted Consolidated EBITDA in respect of any Relevant Period (and calculated on the ending balance of the Relevant Period (subject to Clause 23.2(c) (Financial Covenants) without double-counting provided that any Equity Cure Contribution shall only be counted in the calculation of Liquidity for such purpose)) specified in column 1 (Column 1 – Relevant Period) below shall not be greater than the ratio set out in column 2 (Column 2 – Ratio) below opposite that Relevant Period.

Column 1 - Relevant Period	Column 2 – Ratio
Relevant Period commencing on 1 January 2012 and expiring 31 December 2012.	9.90:1
Relevant Period commencing on 1 July 2012 and expiring 30 June 2013.	7.25:1
Relevant Period commencing on 1 January 2013 and expiring 31 December 2013.	5.60:1
Relevant Period commencing on 1 July 2013 and expiring 30 June 2014.	4.75:1
Relevant Period commencing on 1 January 2014 and expiring 31 December 2014.	4.00:1
Relevant Period commencing on 1 July 2014 and expiring 30 June 2015.	3.50:1
Relevant Period commencing on 1 January 2015 and expiring 31 December 2015.	3.00:1
Relevant Period commencing on 1 July 2015 and expiring 30 June 2016.	2.75:1
Relevant Period commencing on 1 January 2016 and expiring 31 December 2016.	2.50:1
Relevant Period commencing on 1 July 2016 and expiring 30 June 2017.	2.50:1
Relevant Period commencing on 1 January 2017 and expiring 31 December 2017.	2.50:1
Relevant Period commencing on 1 July 2017 and expiring 30 June 2018.	2.50:1
Relevant Period commencing on 1 January 2018 and expiring 31 December 2018.	2.50:1
Relevant Period commencing on 1 July 2018 and expiring 30 June 2019.	2.50:1
Relevant Period commencing on 1 January 2019 and expiring 31 December 2019.	2.50:1

20.6	Financial Testing

The financial covenants set out in this Clause 20 shall be tested by reference to the most recent set of financial statements delivered for the Relevant Period pursuant to Clause 19 (Information Undertakings).

21.	POSITIVE UNDERTAKINGS

The undertakings in this Clause 21 (Positive Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.  The Borrower shall, and shall cause each of its Subsidiaries, to comply with the undertakings contained in this Clause 21.

21.1	Compliance with Laws

(a)
Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Authorisations, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)
Without limiting the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all terms and conditions of all Communications Licences and all federal, state and local laws, all rules, regulations and administrative orders of the FCC, state and local commissions or authorities, or any other Governmental Authority that are applicable to the Borrower and its Subsidiaries or the telecommunications operations thereof; provided that the Borrower or any Subsidiary may dispute in good faith the applicability or requirements of any such matter so long as such dispute could not reasonably be expected to have a Material Adverse Effect.

21.2	Environmental Laws

In addition to and without limiting the generality of Clause 21.1 (Compliance with Laws):

(a)
comply with, and use reasonable endeavours to ensure such compliance by all tenants and sub-tenants with all applicable Environmental Laws and obtain, comply with and maintain, and use reasonable endeavours to ensure that all tenants and subtenants, obtain, comply with and maintain, any and all Environmental Permits;

(b)
conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; and

(c)
defend, indemnify and hold harmless the Finance Parties, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, judgments, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, non-compliance with or liability under any Environmental Laws by the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final non-appealable judgment.

21.3	Compliance with ERISA

In addition to and without limiting the generality of Clause 21.1 (Compliance with Laws) except where the failure to comply could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect:

(a)
comply with all material applicable provisions of ERISA and the Code (including Code provisions compliance with which is necessary for any intended favourable tax treatment) and the regulations and published interpretations respectively thereunder with respect to all Employee Benefit Plans;

(b)	not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan;

(c)	not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code;

(d)
operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code; and

(e)	furnish to the COFACE Agent upon the COFACE Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the COFACE Agent.

21.4	Insurance

(a)	Maintain insurance with insurance companies and/or underwriters rated by S&P or AM Best’s Rating Agency at no lower than A- against such risks and in such amounts as are:

(i)	maintained in accordance with prudent business practice and corporate governance; and

(ii)	as may be required by Applicable Law with amounts and scope of coverage not less than those maintained by the Borrower and its Subsidiaries as of the date of this Agreement.

(b)
On the date of this Agreement and from time to time thereafter the Borrower shall deliver to the COFACE Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, provided that, with respect to paragraph (a)(i) only, neither the Borrower nor any of its Subsidiaries shall be required to obtain any insurance against the risk of loss of any in-orbit Satellites or against business interruption risks in addition to or with a broader scope of coverage than is currently maintained by the Borrower and its Subsidiaries as at the date of this Agreement.

(c)	In addition to, and without limiting the foregoing, the Borrower will, and will cause each of its Subsidiaries to, maintain insurance with respect to the Satellites as follows:

(i)	Property All Risks Insurance

The Borrower will procure or will cause the Supplier to procure at its own expense and maintain in full force and effect, at all times prior to the Launch of any Satellite purchased by the Borrower or any of its Subsidiaries pursuant to the terms of the Satellite Construction Contract, Property All Risks Insurance upon such terms and conditions satisfactory to the COFACE Agent and as are reasonably commercially available and customary in the industry which shall cover any loss of, or damage to, the Satellites and the Satellite and Launch specific ground components, including all components thereof, at all times during the manufacture, testing, storage and transportation of the Satellites and the Satellite and Launch specific ground components up to the time of Launch of the Satellites and until delivery to the Borrower of the Satellite and Launch specific ground components.

In no event shall the Borrower or the Supplier be required to maintain or procure Property All Risks Insurance to insure risks that may be required to be insured by, or that covers the same risk or period of coverage provided by the Supplier as the Launch Insurance (as defined below).  The Borrower shall cause the Supplier to name COFACE, the COFACE Agent and the Lenders as additional insured but only to the extent of those persons’ interests in such Satellites; and

(ii)	Launch Insurance

The Borrower will obtain, maintain and keep in full force and effect with respect to each Satellite that is to be launched, space risk insurance against loss of or damage to the Satellite (including any loss or damage which may occur to a Satellite during the period from Launch until Individual In-Orbit Acceptance) such space risk insurance (hereinafter in this Clause 21.4 “Launch Insurance”).  Launch Insurance shall be bound no later than three (3) Months prior to the then scheduled Launch date of such Satellite.

The Launch Insurance shall include in-orbit cover providing for:

(x)	in the case of the first Launch of six (6) Satellites, a six (6) Month stabilisation and performance test period for such six (6) Satellites; and

(y)
in the case of each Launch following the first successful Launch, a three (3) Month stabilisation and performance test period for each Satellite remaining to be launched for the first twenty-four (24) Satellites,

Such Launch Insurance shall be in accordance with terms commercially available and reasonably acceptable to the COFACE Agent (acting on the instructions of the Majority Lenders) following consultation with the Insurance Consultant.  The Borrower shall not be obliged to obtain, maintain or keep in force space risk insurance on any Satellite after termination for that Satellite under the relevant Launch Insurance policy.  The Launch Insurance for each Satellite shall:

(A)
commence from the time that is the earlier of (i) the time designated by the Launch Services Provider during the launch sequence when the command to ignite is intentionally sent to one of the motors of the Launch Vehicle (as such term is defined in the Launch Services Contract) for the purpose of Launch following a planned countdown; and (ii) the time that the cover with respect to the relevant Satellite being launched expires under the insurance procured by the Supplier;

(B)
be denominated in Dollars for an amount not less than one hundred and ninety million nine hundred thousand Dollars (US$190,900,000) until the date of the first successful Launch, and thereafter, to be an amount equal to the higher of (i) the replacement cost of a Satellite (including, the purchase price, Launch and insurances) and (ii) one hundred and forty six million five hundred eighty five thousand and five hundred Dollars (US$146,585,500));

(C)
name the applicable Obligor purchasing the Satellite as the named insured and the Security Agent for and on behalf of the Lenders as additional insured and first loss payee in accordance with the Loss Payee Clause up to the amount specified in Clause 21.4(c)(ii)(B) and provide that payments due thereunder shall be payable directly to the Security Agent as first loss payee (“Loss Payee”) who, prior to an Event of Default, shall transfer to the Collection Account, for and on behalf of the Lenders, who shall receive in full such payments to be applied in accordance with Clause 10 (Insurance Proceeds Account) of the Accounts Agreement, including any accrued unpaid interest; provided that claims if any shall be adjusted with the named insured and paid to the Loss Payee; and

(D)
provide that it will not be cancelled or reduced (other than a reduction from the payment of a claim) or amended without notice to the COFACE Agent.  All such notices shall be sent by facsimile and e-mail to the COFACE Agent by the insurers at the same time such notices are sent to the Borrower and shall be effective as stated in such notices provided that, fifteen (15) days’ advance written notice shall be given in the event of notice of cancellation for non-payment of premium.

The Borrower shall submit evidence of cover satisfactory to the COFACE Agent (acting in consultation with the Insurance Consultant), being either the broker’s issued policy documentation cover note, binder or policy documents issued by the relevant Insurer (the “Launch Insurance Documentation”) to the COFACE Agent at least ninety (90) days prior to the first scheduled Launch date or, upon written request from the Borrower and subject to the approval of the COFACE Agent, such later mutually agreed date based on prevailing market conditions.

The Borrower shall obtain from its insurer providing the Launch Insurance waivers of any subrogation rights against the Supplier (or its sub-contractors) and shall provide evidence of such waivers to the COFACE Agent sixty (60) days prior to the Launch of any Satellite and shall provide the COFACE Agent with a certificate of such insurance coverage (including the percentage of risks given to such insurer) at the COFACE Agent’s request.

(iii)	Third Party Liability Insurance

The Borrower shall:

(A)
cause the Supplier to subscribe before Launch and/or maintain in full force and effect a third party liability insurance for liabilities arising from bodily injury and loss or damage to third party property (“Third Party Liability Insurance”);

(B)
cause the Launch Services Provider to subscribe for and maintain Third Party Liability Insurance coverage for liabilities arising from bodily injury and loss or damage to third party property caused by Satellites after Launch in an amount on an annual basis of not less than an aggregate amount equal to:

(aa)	sixty million nine hundred and eighty thousand Euros (€60,980,000) in respect of a Launch from the Kourou launch site;

(bb)	one hundred million Dollars (US$100,000,000) in respect of the risks covered under Article 15.2.1(ii) of the Launch Services Contract, for Launches from the Baїkonur launch site.

in each case, per occurrence, naming COFACE, the COFACE Agent and the Lenders as additional insured thereunder.  In accordance with the Satellite Construction Contract, the Borrower shall use its best efforts to cause the Launch Services Provider to name the Supplier (and its sub-contractors) as additional insureds under the Launch Services Provider’s Third Party Liability Insurance; and

(C)
cause the Launch Services Provider to submit a copy of the Third Party Liability Insurance documentation to the COFACE Agent as soon as practicable and in any event no less than thirty (30) days prior to the scheduled Launch date for any Launch.  Such insurance shall be in full force at the Launch date (as of Intentional Ignition (as such term is defined in the Launch Services Contract)) and shall be maintained for a period equal to the lesser of:

(aa)	twelve (12) Months; or

(bb)	so long as all or any part of the Launch Vehicle (as such term is defined in the Launch Services Contract), the Satellite(s) and/or their components remain in orbit.

(d)
Each insurance policy shall comply with the Lenders’ requirements set out in Clause 21.4(e) below and shall be on reasonable terms and conditions and with acceptable exclusions and a reasonable level of deductible acceptable to the COFACE Agent (acting on the instructions of the Majority Lenders).

(e)	General Insurance Provisions and Requirements

The Borrower shall:

(i)
provide, or as appropriate, request the Supplier and/or the Launch Services Provider to deliver to the COFACE Agent, promptly after issuance of each relevant Insurance, certificate(s) of internationally recognised insurance broker(s) usually involved in space risk insurance and approved by the Lenders, confirming that:

(A)
the Property All Risks Insurance, the Launch Insurance and the Third Party Liability Insurance, as appropriate, are in full force and effect on the date they are respectively required to be entered into force,

(B)	the names and percentages of the relevant insurance companies;

(C)	the sums insured and expiration dates of such Insurances;

(D)
the premia for the Property All Risks Insurance, Launch Insurance and the Third Party Liability Insurances shall be payable by the Borrower, the Supplier and the Launch Services Provider, as applicable, in accordance with the terms of credit agreed for each such Insurance; and

(E)	all premia due at the date of such certificate have been paid in full.

(ii)
use reasonable efforts (having regard to the terms which are reasonably commercially available in the insurance market) to obtain agreement to incorporate in the Insurances the following provisions or provisions substantially similar in content:

(A)
the insurers, either directly or via the insurance broker, and the broker shall also advise the COFACE Agent (by facsimile and by e-mail) of any loss or of any default in the payment of any premium and of any event other act or omission on the part of the Borrower, the Supplier and/or the Launch Service Provider, as applicable, of which the broker or the insurers have knowledge and which might result in the invalidation, the lapse or the cancellation in whole or in part of such Insurance;

(B)
the COFACE Agent and/or the Lenders shall have the right (without any obligation) to pay the insurance premia if the relevant party fails to or delays in making any such payment within the time periods specified in the relevant insurance policies.  If any payment of the premia is effected by the COFACE Agent and/or the Lenders, the Borrower shall on demand reimburse the COFACE Agent and/or the Lenders the amount of any premia so paid and all related costs and expenses;

(C)
if the Borrower, the Supplier and/or the Launch Services Provider (as applicable) fails or delays in filing any notice of proof of loss, the COFACE Agent shall have the right to join the Borrower, the Supplier and/or the Launch Services Provider (as applicable) in submitting a notice of proof of any loss within the time periods specified in the applicable insurance policies;

(D)	the insurers waive:

(aa)	all rights of set-off and counterclaim against COFACE, the COFACE Agent and the Lenders in connection with their rights to make payments under such insurance; and

(bb)	all rights of subrogation to the rights of the COFACE Agent and the Lenders against the Borrower;

(E)	the insurance be primary and not excess to or contributory to any insurance or self-insurance maintained by the Lenders;

(F)
the Insurances shall not be permitted to lapse or to be cancelled, without written notice being given by facsimile and e-mail to the COFACE Agent at the same time such notices are sent to the Borrower and shall be effective as stated in such notices provided that, fifteen (15) days’ advance written notice shall be given by the Borrower in the event of notice of cancellation for non-payment of premium; and

(G)
the insurers will undertake, not to make any material modification or amendment to the terms of such insurance policies without the prior written consent of the COFACE Agent (acting on the instructions of all the Lenders).  For the purpose of this paragraph (G), material modification means a modification such that the insurance as modified would not meet any longer the terms and conditions set out in this Agreement.

21.5	Additional Domestic Subsidiaries

Notify the COFACE Agent of the creation or acquisition of any Domestic Subsidiary and promptly thereafter (and in any event within sixty (60) days), cause such person to:

(a)	become a Subsidiary Guarantor by delivering to the COFACE Agent a duly executed Guarantee Agreement or such other document as the COFACE Agent shall deem appropriate for such purpose;

(b)
pledge a security interest in all Collateral owned by such Subsidiary (provided that if such Collateral consists of Capital Stock of a Foreign Subsidiary, such security interest will be limited to sixty-five per cent. (65%) of such Capital Stock (subject to the provisions of Clause 3.6 (Foreign Subsidiaries Security) of the Stock Pledge Agreement)) by delivering to the COFACE Agent a duly executed supplement to each Security Document or such other document as the COFACE Agent shall deem appropriate for such purpose and comply with the terms of each Security Document;

(c)	deliver to the COFACE Agent such documents and certificates referred to in Schedule 2 (Conditions Precedent) as may be reasonably requested by the COFACE Agent;

(d)	deliver to the COFACE Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such person;

(e)	deliver to the COFACE Agent such updated Schedules to the Finance Documents as requested by the COFACE Agent with respect to such person; and

(f)
deliver to the COFACE Agent such other documents as may be reasonably requested by the COFACE Agent (including, any “know your customer” information), all in form, content and scope reasonably satisfactory to the COFACE Agent.

21.6	Additional Foreign Subsidiaries

Notify the COFACE Agent at the time that any person becomes a Foreign Subsidiary of the Borrower or any Subsidiary, and promptly thereafter (and in any event within sixty (60) days after notification):

(a)
with respect to any Subsidiary that is directly owned by an Obligor, cause the Borrower or the applicable Subsidiary to deliver to the COFACE Agent a Security Document pledging sixty five per cent. (65%) of the total outstanding Capital Stock of such new Foreign Subsidiary (subject to the provisions of Clause 3.6 (Foreign Subsidiaries Security) of the Stock Pledge Agreement) and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing that the Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof);

(b)	cause such person to deliver to the COFACE Agent such documents and certificates referred to in Schedule 2 (Conditions Precedent) as may be reasonably requested by the COFACE Agent;

(c)	cause the Borrower to deliver to the COFACE Agent such updated Schedules to the Finance Documents as requested by the COFACE Agent with regard to such person; and

(d)	cause such person to deliver to the COFACE Agent such other documents as may be reasonably requested by the COFACE Agent, all in form, content and scope reasonably satisfactory to the COFACE Agent.

21.7	Additional Communications Licences

Notify the COFACE Agent within thirty (30) days after the acquisition of any Material Communications Licence and cause any Communications Licence issued by the FCC that is acquired by the Borrower or any Subsidiary thereof after the date of this Agreement to be held by a Licence Subsidiary.

21.8	Owned Real Property

As soon as practical, and in any event within thirty (30) days following Financial Close (as such date may be extended by the COFACE Agent in its reasonable discretion), or at such later time as may be provided below, with respect to all owned real property (to the extent located in the United States) of the Borrower or any of the other Subsidiaries as of the date of this Agreement:

(a)	Mortgages

the COFACE Agent shall have received a duly authorised, executed and delivered Mortgage in form and substance reasonably satisfactory to the COFACE Agent;

(b)	Title Insurance

the COFACE Agent shall have received upon its written request therefor a marked-up commitment for a policy of title insurance, insuring the Finance Parties’ first priority Liens and showing no Liens (other than those Liens set out in items 7 and 8 of Schedule 17 (Existing Liens)), prior to the Finance Parties’ Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the COFACE Agent on the property subject to a Mortgage with the final title insurance policy, being delivered within sixty (60) days after the date of this Agreement, as such date may be extended by the COFACE Agent in its reasonable discretion.  Further, the Borrower agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the COFACE Agent;

(c)	Title Exceptions

the COFACE Agent shall have received upon its written request therefor copies of all recorded documents creating exceptions to the title policy referred to in Clause 21.8(a) (Mortgages);

(d)	Matters Relating to Flood Hazard Properties

the COFACE Agent shall have received upon its written request therefor a certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property subject to a Mortgage; and

(e)	Other Real Property Information

the COFACE Agent shall have received such other certificates, documents and information as are reasonably requested by the COFACE Agent, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the COFACE Agent.

21.9	Leased Real Property

The Borrower shall use reasonable efforts to cause within thirty (30) days following the written request therefor by the COFACE Agent (as such date may be extended by the COFACE Agent in its reasonable discretion), with respect to all leased real property (to the extent located in the United States) of the Borrower or any of its Subsidiaries as of the date of this Agreement, the COFACE Agent to have received a duly authorized, executed and delivered collateral assignment of lease and related landlord agreement, in each case, in form and substance satisfactory thereto.

21.10	After Acquired Real Property Collateral

Notify the COFACE Agent, within ten (10) Business Days after the acquisition of any owned or leased real property by any Obligor that is not subject to the existing Security Documents, and within ninety (90) days following request by the COFACE Agent, deliver or, in the case of leased real property, use reasonable efforts to deliver, the corresponding documents, instruments and information required to be delivered pursuant to:

(a)	Clause 21.8 (Owned Real Property) if such real property is owned; or

(b)	Clause 21.9 (Leased Real Property) if such real property is leased.

21.11	Hedging Agreements

Not later than ninety (90) days after the end of any fiscal quarter during which more than twenty five per cent. (25%) of revenues is originally denominated in a single currency other than Dollars or Canadian Dollars, execute foreign currency exchange or swap Hedging Agreements with the Original Lenders for such currency on terms and conditions reasonably acceptable to the COFACE Agent.

21.12	Taxation

(a)
Each Obligor shall (and the Borrower shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the COFACE Agent under Clause 19 (Information Undertakings); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its residence for Tax purposes.

21.13	Preservation of Assets

The Borrower shall (and shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

21.14	Pari Passu Ranking

The Borrower shall (and shall ensure that each Obligor will):

(a)
procure that its obligations under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured, unsubordinated obligations, save for obligations preferred by operation of Applicable Law; and

(b)
ensure that at all times the claims of each Finance Party against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar Applicable Laws of general application.

21.15	Intellectual Property

The Borrower shall (and shall ensure that each member of the Group will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)
not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) and (b) above, or, in the case paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

21.16	Access

If a Default is continuing or the COFACE Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Borrower shall ensure that each member of the Group will permit the COFACE Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the COFACE Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower to:

(a)	the premises, assets, books, accounts and records of each member of the Group; and

(b)	meet and discuss matters with management of the Group.

21.17	Further Assurance

(a)
The Borrower shall (and shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)
to perfect a Lien created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Lien over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by Applicable Law;

(ii)
to confer on the Security Agent or confer on the Finance Parties a Lien over any property and assets of the Group located in any jurisdiction equivalent or similar to a Lien intended to be conferred by or pursuant to the Security Documents; and

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of a Lien.

(b)
The Borrower shall (and shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Lien conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

21.18	Payments under the Satellite Construction Contract

All payments to be made in accordance with Exhibit F of the Satellite Construction Contract for the balance of phase 1 and 2 after EDC2 (as such term is defined in the Satellite Construction Contract) shall be invoiced in Euros by the Supplier and paid in Dollars using the exchange rate set out in the Thales Direct Agreement.

22.	NEGATIVE UNDERTAKINGS

The undertakings in this Clause 22 (Negative Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.  The Borrower shall, and shall cause each of its Subsidiaries to, comply with the undertakings contained in this Clause 22.

22.1	Limitations on Financial Indebtedness

Not create, incur, assume or suffer to exist any Financial Indebtedness except:

(a)	the Obligations (excluding any Hedging Obligations permitted pursuant to Clause 22.1(c));

(b)	Financial Indebtedness incurred in connection with the Interest Rate Cap Agreement;

(c)	Financial Indebtedness incurred in connection with a Hedging Agreement required pursuant to Clause 21.11 (Hedging Agreements);

(d)	Financial Indebtedness existing on the date of this Agreement and not otherwise permitted under this Clause and set out in Schedule 14 (Financial Indebtedness and Guarantee Obligations);

(e)	Guarantee Obligations in favour of the COFACE Agent for the benefit of the COFACE Agent and the Finance Parties;

(f)	unsecured:

(i)	Subordinated Indebtedness owed by any Obligor to another Obligor;

(ii)	Subordinated Indebtedness owed by any Obligor to a Foreign Subsidiary;

(iii)
Financial Indebtedness owed by a Foreign Subsidiary to any Obligor; provided that the aggregate amount of such Financial Indebtedness outstanding at any time pursuant to this paragraph (iii) shall not exceed the Foreign Investment Limitation (calculated without regard to paragraph (b) of the definition of Foreign Investment Limitation and excluding the Existing Canadian Note) as of any date of determination;

(iv)	Financial Indebtedness owed by a Foreign Subsidiary to another Foreign Subsidiary; and

(v)	Guarantee Obligations by the Borrower on behalf of any Obligor or Foreign Subsidiary not to exceed one million Dollars (US$1,000,000) in aggregate;

(g)
Financial Indebtedness pursuant to the following paragraphs (i) to (v) (and any extension, renewal, replacement or refinancing thereof, but not to increase the aggregate principal amount), provided that at the time such Financial Indebtedness is incurred, the COFACE Agent and the Lenders shall have received from the Borrower a Compliance Certificate in form and substance satisfactory to the COFACE Agent (including an Adjusted Consolidated EBITDA Reconciliation for the fiscal period covered by such Compliance Certificate), demonstrating that, after giving effect to the incurrence of any such Financial Indebtedness, the Borrower will be in pro forma compliance with the financial covenants set forth in Clause 20 (Financial Covenants) applicable at such time:

(i)
Financial Indebtedness of the Borrower and its Subsidiaries incurred in connection with Capital Leases and/or purchase money Financial Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed twenty five million Dollars (US$25,000,000) on any date of determination;

(ii)
Financial Indebtedness of a person existing at the time such person became a Subsidiary or assets were acquired from such person not exceeding ten million Dollars (US$10,000,000), to the extent such Financial Indebtedness was not incurred in connection with or in contemplation of, such person becoming a Subsidiary or the acquisition of such assets, which transactions in aggregate since the date of this Agreement do not exceed at any time twenty five million Dollars (US$25,000,000);

(iii)	Guarantee Obligations with respect to Financial Indebtedness permitted pursuant to paragraph (g) of this Clause;

(iv)	Financial Indebtedness of Foreign Subsidiaries, not to exceed in the aggregate at any time outstanding two million Dollars (US$2,000,000); and

(v)
Subordinated Indebtedness not otherwise permitted pursuant to this Clause in an aggregate amount outstanding not to exceed two hundred million Dollars (US$200,000,000) at any time, provided that, no Event of Default has occurred and is continuing and subject to the prior agreement of an Acceptable Intercreditor Agreement;

(h)
Financial Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Borrower or one of its Subsidiaries in the ordinary course of trading, not to exceed in the aggregate at any time outstanding ten million Dollars (US$10,000,000);

(i)
Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument in the ordinary course of trading inadvertently drawn against insufficient funds, provided however, that such Financial Indebtedness is extinguished within five (5) Business Days and does not exceed in the aggregate at any time outstanding ten million Dollars (US$10,000,000);

(j)
Financial Indebtedness arising from any agreement by the Borrower or any of its Subsidiaries providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performances of the acquired or disposed assets or similar obligations incurred by any person in connection with the acquisition or disposition of assets or Capital Stock as permitted by this Agreement provided that such Financial Indebtedness does not exceed in the aggregate at any time outstanding ten million Dollars (US$10,000,000); and

(k)	Financial Indebtedness otherwise approved by the COFACE Agent in writing.

22.2	Limitations on Liens

Not create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

(a)	Liens of the Security Agent or the COFACE Agent (as the case may be) for the benefit of the Finance Parties under the Finance Documents;

(b)	Liens not otherwise permitted by this Clause and in existence on the date of this Agreement and described in Schedule 17 (Existing Liens);

(c)
Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)	the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labour, materials, supplies or rentals incurred in the ordinary course of trading:

(i)	which are not overdue for a period of more than ninety (90) days; or

(ii)	which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(e)
Liens consisting of deposits or pledges made in the ordinary course of trading in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation;

(f)
Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of trading;

(g)	Liens existing on any asset of any person at the time such person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary which:

(i)	were not created in contemplation of or in connection with such event; and

(ii)
do not extend to or cover any other property or assets of the Borrower or any Subsidiary, so long as any Financial Indebtedness related to any such Liens are permitted under Clause 22.1(g)(ii) (Limitations on Financial Indebtedness):

(h)	Liens securing Financial Indebtedness permitted under Clause 22.1(g)(i) (Limitations on Financial Indebtedness) provided that:

(i)	such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset;

(ii)	such Liens do not at any time encumber any property other than the property financed by such Financial Indebtedness;

(iii)	the amount of Financial Indebtedness secured thereby is not increased; and

(iv)
the principal amount of Financial Indebtedness secured by any such Lien shall at no time exceed one hundred per cent. (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

(i)
Liens securing Financial Indebtedness permitted under Clause 22.1(g)(iv) (Limitations on Financial Indebtedness) provided that such liens do not at any time encumber any property other than that of the applicable Foreign Subsidiary obliged with respect to such Financial Indebtedness;

(j)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of trading;

(k)	Liens incurred or deposits made in the ordinary course of trading in connection with workers’ compensation, unemployment insurance and other types of social security;

(l)	rights of banks to set-off deposits against debts owed to such banks;

(m)
Liens upon specific items of inventory or other goods and proceeds of the Borrower and its Subsidiaries securing their obligations in respect of bankers’ acceptances issued or created for the account of any such person to facilitate the purchase, storage or shipment of such inventory or other goods;

(n)	Liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Borrower or one of its Subsidiaries relating to such property or assets;

(p)	Liens on assets that are the subject of a sale and leaseback transaction permitted by the provisions of this Agreement;

(q)
Liens securing Satellite Vendor Obligations, provided that such Lien does not attach or encumber any asset or property of the Borrower or any Subsidiary thereof other than the asset or personal property which is the subject of such obligation or the Escrow Account;

(r)	Liens securing Financial Indebtedness permitted by Clause 22.1(b) or (c) (Limitations on Financial Indebtedness);

(s)	Liens not otherwise permitted under this Agreement securing obligations not at any time exceeding in aggregate five million Dollars (US$5,000,000); and

(t)	Liens otherwise approved by the COFACE Agent in writing.

22.3	Limitations on Loans, Investments and Acquisitions

Not purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalisation of any Subsidiary), evidence of Financial Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other person or any other investment or interest whatsoever in any other person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any person except:

(a)	investments:

(i)	existing on the date of this Agreement in Subsidiaries existing on the date of this Agreement;

(ii)	after the date of this Agreement in:

(A)	existing Subsidiaries; and/or

(B)	Subsidiaries formed after the date of this Agreement, provided that, in each case:

(x)	the Borrower and its Subsidiaries comply with the applicable provisions of Clause 21.5 (Additional Domestic Subsidiaries); and

(y)	the amount of any such investments in a Foreign Subsidiary shall not exceed the Foreign Investment Limitation as of the date of such investment;

(iii)	the other loans, advances and investments described on Schedule 21 (Existing Loans, Investments and Advances) existing on the date of this Agreement;

(iv)	by any Subsidiary in the Borrower;

(b)	investments in:

(i)	marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred and twenty (120) days from the date of acquisition thereof;

(ii)	commercial paper maturing no more than one hundred and twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s;

(iii)
certificates of deposit maturing no more than one hundred and twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than five hundred million Dollars (US$500,000,000) and having a rating of “A” or better from either S&P or Moody’s; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed five million Dollars (US$5,000,000) for any one such certificate of deposit and ten million Dollars (US$10,000,000) for any one such bank;

(iv)
time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

(v)	other investments permitted by the Borrower’s investment policy as of the date hereof in the form attached at Schedule 28 (Investment Policy);

(c)
investments by the Borrower or any of its Subsidiaries in the form of Permitted Acquisitions or Permitted Joint Venture Investments; provided that the amount of any such investments in a Foreign Subsidiary (or any entity that would constitute a Foreign Subsidiary if the Borrower or one of its Subsidiaries owned more than fifty percent (50%) of the outstanding Capital Stock of such entity) shall not exceed the Foreign Investment Limitation as of the date of such investment;

(d)
Hedging Agreements permitted pursuant to Clause 21.11 (Hedging Agreements) and any Interest Rate Cap Agreement and investments in collateral accounts securing any Hedging Agreements and Interest Rate Cap Agreement;

(e)	purchases of assets in the ordinary course of trading;

(f)	investments in the form of loans and advances to employees in the ordinary course of trading, which, in aggregate, do not exceed at any time five hundred thousand Dollars (US$500,000);

(g)	intercompany Financial Indebtedness permitted pursuant to Clause 22.1(e) (Limitations on Financial Indebtedness);

(h)
loans to one (1) or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers’ or employees’ acquisition of Capital Stock of the Borrower in the ordinary course of trading, consistent with the Borrower’s equity incentive plan, which, in aggregate, do not exceed at any time five hundred thousand Dollars (US$500,000);

(i)	endorsement of cheques or bank drafts for deposit or collection in the ordinary course of trading;

(j)	performance, surety and appeal bonds;

(k)	investments consisting of non-cash consideration received by the Borrower or any of its Subsidiaries from the sale of assets or Capital Stock of a Subsidiary as permitted by this Agreement; and

(l)	investments in Globaltouch (West Africa) Limited provided that:

(i)	the amount of such investment does not exceed five million Dollars (US$5,000,000) including any such investment made prior to the date of this Agreement;

(ii)	the investment complies with paragraphs (b), (d) and (e) of the definition of Permitted Joint Venture Investments; and

(iii)	the Borrower shall deliver such information relating to the investment as the COFACE Agent may reasonably request.

22.4	Limitations on Mergers and Liquidations

Not merge, consolidate or enter into any similar combination with any other person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)
any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving person) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving person);

(b)
any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary; (provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor);

(c)	any Wholly-Owned Subsidiary of the Borrower may merge with or into the person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; and

(d)	any Subsidiary of the Borrower may wind-up into the Borrower or any Subsidiary Guarantor.

22.5	Limitations on Asset Dispositions

Not make any Asset Disposition (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction) except:

(a)	the sale of inventory in the ordinary course of trading;

(b)	the sale of obsolete, damaged, worn-out or surplus assets no longer needed in the business of the Borrower or any of its Subsidiaries;

(c)
any lease or sub-licence of spectrum subject to a Communications Licence provided that such lease or sub-licence is on bona fide arms length terms at the time such agreement is entered into and does not have, and could not reasonably expected to have, a Material Adverse Effect;

(d)	the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to Clause 22.4 (Limitations on Mergers and Liquidations); and

(e)	the sale or discount without recourse of accounts receivable arising in the ordinary course of trading in connection with the compromise or collection thereof.

22.6	Limitations on Dividends and Distributions

The Borrower shall not pay or make any Shareholder Distribution:

(a)	prior to the end of the Availability Period; and

(b)	thereafter, unless on the date for the proposed Shareholder Distribution:

(i)	the Debt Service Coverage Ratio calculated by reference to:

(A)	each Debt Service Period preceding the date of calculation; and

(B)	the audited financial statements delivered in accordance with this Agreement,

for the twelve (12) Months preceding the date of the proposed Shareholder Distribution is equal to or more than 1.50:1 (one point five to one) and provided that, any Shareholder Distribution is made within thirty (30) days of the date on which such financial statements used in the calculation of the Debt Service Coverage Ratio were delivered in accordance with this Agreement;

(ii)	no Default shall have occurred and be continuing;

(iii)	the Debt Service Reserve Account is funded with the DSRA Required Balance (both before and immediately after the relevant Shareholder Distribution);

(iv)	the Borrower has made payment in full to the Supplier of each of the forty eight (48) Satellites;

(v)	the Debt Service Account is funded with the DSA Required Balance (both before and immediately after the relevant Shareholder Distribution);

(vi)	the Convertible Notes Reserve Account is funded with the CNRA Required Balance (both before and immediately after the relevant Shareholder Distribution); and

(vii)
the Borrower has made each mandatory prepayment required pursuant to Clause 7.3 (Mandatory Prepayment – Initial Excess Cash Flow), Clause 7.4 (Mandatory Prepayment – Ongoing Excess Cash Flow) and Clause 7.6 (Mandatory Prepayments – Asset Dispositions).

22.7	Limitations on Exchange and Issuance of Capital Stock

Except as provided for in the Borrower’s 2006 Equity Incentive Plan and the “Designated Executive Incentive Award Agreement”, not issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be:

(a)	convertible or exchangeable into Financial Indebtedness; or

(b)
required to be redeemed or repurchased prior to the date that is six (6) Months after the Final Maturity Date, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

22.8	Transactions with Affiliates

Not directly or indirectly:

(a)
make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates; or

(b)	enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates other than:

(i)
transactions permitted by Clause 22.1 (Limitations on Financial Indebtedness), 22.3 (Limitations on Loans, Investments and Acquisitions), 22.4 (Limitations on Mergers and Liquidations) and 22.7 (Limitations on Exchange and Issuance of Capital Stock);

(ii)	transactions existing on the date of this Agreement and described on Schedule 27 (Transactions with Affiliates);

(iii)	normal compensation and reimbursement of reasonable expenses of officers and directors including adoption of a restricted stock bonus or purchase plan;

(iv)
other transactions in the ordinary course of trading on terms as favourable as would be obtained by it on a comparable arms-length transaction with an independent, unrelated third party as determined in good faith by the board of directors of the Borrower;

(v)	the Borrower’s incentive compensation plan described in Schedule 22 (Incentive Plan); and

(vi)	transactions pursuant to the Finance Documents.

22.9	Certain Accounting Changes; Organisational Documents

(a)	Not change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

(b)	Not amend, modify or change:

(i)	its articles of incorporation (or corporate charter or other similar organizational documents); or

(ii)	its bylaws (or other similar documents),

in any such case, in any manner adverse in any respect to the rights or interests of the Finance Parties.

22.10	Amendments; Payments and Prepayments of Subordinated Indebtedness

(a)	Not amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness without the consent of the COFACE Agent and the Lenders.

(b)	Except in the case of the Convertible Notes, not cancel, forgive, make any payment or prepayment on, or redeem or acquire for value including, without limitation:

(i)	by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paving when due; and

(ii)
at the maturity thereof any Subordinated Indebtedness, except refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Clause 22.1(e) (Limitations on Financial Indebtedness).

22.11	Restrictive Agreements

Not enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

22.12	Nature of Business

Not alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries as of the date of this Agreement.  Without limiting the foregoing, the Borrower will not permit or cause any Licence Subsidiary to engage in any line of business or engage in any other activity (including without limitation incurring liabilities) other than the ownership of one or more Communications Licences; provided that, subject to any restrictions under Applicable Law with respect to Communications Licences, the Borrower shall cause each of the Licence Subsidiaries to execute and deliver a Guarantee Agreement and each other Finance Document to which such Licence Subsidiary is a party.  In no event shall:

(a)	any Licence Subsidiary own any assets other than one (1) or more Communications Licences (and assets reasonably related thereto to the extent necessary to comply with all Applicable Law); and

(b)	neither the Borrower nor any Subsidiary other than a Licence Subsidiary shall hold any Communications Licence issued by the FCC.

22.13	Impairment of Liens

Not take or omit to take any action, which might or would have the result of materially impairing the security interests created in favour of the COFACE Agent with respect to the Collateral or grant to any person (other than the COFACE Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Financial Indebtedness permitted under Clause 22.1 (Limitations on Financial Indebtedness), Permitted Liens and Asset Dispositions permitted under Clause 22.5 (Limitations on Asset Dispositions).

22.14	Excess Cash Flow / Purchase of Satellites

(a)
The Borrower may not agree to the order, purchase, manufacture or delivery of any or all Phase 3 Satellites (including acting or failing to act under the Satellite Construction Contract) unless it has provided a business plan to the COFACE Agent with respect to those Phase 3 Satellites to be so ordered, purchased, manufactured or delivered (the “Relevant Satellites”):

(i)	prepared in good faith by the Borrower and based upon reasonable assumptions;

(ii)	demonstrating compliance with each of the financial covenants contained in Clause 20 (Financial Covenants) on the date of such business plan and on a thirty six (36) Month projected basis;

(iii)
demonstrating that the Borrower has funds immediately available to it in an amount not less than fifty per cent. (50%) of the Phase 3 Costs with respect to such Relevant Satellites (the “Relevant Funds”); and

(iv)	detailing a fully funded business plan for the Phase 3 Costs and the source of funding for the remaining fifty per cent. (50%) of the relevant Phase 3 Costs with respect to such Relevant Satellites.

For the avoidance of doubt, nothing in this Clause 22.14 shall oblige the Borrower to purchase all of the Phase 3 Satellites.

(b)
The Relevant Funds may be by way of Subordinated Debt, Capital Stock and/or available Excess Cash Flow and shall be deposited into the Capital Expenditure Account and applied solely for the purposes of paying the Phase 3 Costs with respect to such Relevant Satellites.

22.15	No Hedging

(a)
Other than in accordance with Clause 21.11 (Hedging Agreements) or by way of the Interest Rate Cap Agreements, the Borrower shall not, without the consent of the COFACE Agent, enter into any Hedging Agreement.

(b)	Hedging Agreements shall not be entered into with any parties other than the Original Lenders.

22.16	Commercial Contracts

(a)	Not amend or grant any waiver:

(i)
in respect of any provision of any Commercial Contract relating to the first twenty four (24) Satellites, if such amendment or waiver would or could reasonably be expected to adversely affect the Lenders; and

(ii)
in respect of any other provision of any Commercial Contract not referred to in paragraph (a)(i) above, if such amendment or waiver would or could reasonably be expected to have a Material Adverse Effect.

(b)
Not exercise the option to order from the Supplier up to eighteen (18) additional recurring Spacecraft (as such term is defined in the Satellite Construction Contract) pursuant to Article 29(B) (Options) of the Satellite Construction Contract without the prior written consent of the COFACE Agent.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 23 (Events of Default) is an Event of Default.

23.1	Non-Payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within:

(i)	in the case of paragraph (a)(i) above:

(A)	in the case of payments of principal and interest, within two (2) Business Days of its due date; or

(B)	in the case of any other payment, within four (4) Business Days of its due date; and

(ii)	in the case of paragraph (a)(ii) above:

(A)	in the case of payments of principal and interest, within three (3) Business Days of the cessation (or reasonable avoidance) of such Disruption Event; or

(B)	in the case of any other payment, within five (5) Business Days of the cessation (or reasonable avoidance) of such Disruption Event.

23.2	Financial Covenants

(a)	Any requirement of Clause 20 (Financial Covenants) is not satisfied.

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the COFACE Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

(c)
No Event of Default under paragraph (a) above will occur if no later than the date that is thirty (30) days after the Relevant Period, the Borrower has received an Equity Cure Contribution (a “Relevant Contribution”) and the Borrower satisfies the relevant covenant recalculated to take into account all or part of such Relevant Contribution, provided that, the Borrower may not cure a breach of a relevant covenant as contemplated under this paragraph (c) for more than two (2) successive Relevant Periods of calculation or for more than five (5) Relevant Periods in aggregate prior to the Final Maturity Date.

23.3	Other Obligations

(a)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 7.1 (Payments to the Convertible Note Reserve Account) of the Accounts Agreement, Clause 23.1 (Non-Payment) and Clause 23.2 (Financial Covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the COFACE Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

23.4	Misrepresentation

Any representation or statement made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made and, if capable of remedy, is not remedied within twenty (20) Business Days of the COFACE Agent giving notice to the Borrower or an Obligor becoming aware of such misrepresentation.

23.5	Cross Default

(a)	Any Financial Indebtedness of any Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Material Subsidiary is cancelled or suspended by a creditor of any Material Subsidiary as a result of an event of default (however described).

(d)
Any creditor of any Material Subsidiary becomes entitled to declare any Financial Indebtedness of any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than five million Dollars (US$5,000,000) (or its equivalent in any other currency or currencies).

23.6	Insolvency

Any Material Subsidiary shall:

(a)
commence a voluntary case (or analogous motion) under the federal bankruptcy laws or under other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up or adjustment of debts or analogous proceedings;

(b)
file a petition (or analogous motion) seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up, composition for adjustment of debts or analogous proceedings;

(c)	consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws;

(d)
apply for or consent to, or fail to consent in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign;

(e)	admit in writing its inability to pay its debts as they become due;

(f)	make a general assignment for the benefit of creditors;

(g)	take any corporate action for the purpose of authorising any of the foregoing; or

(h)
suspend or threaten to suspend making payment on any of its debts or by reason of actual or anticipated financial difficulties commences negotiations with one (1) or more of its creditors with a view to rescheduling any of its indebtedness (other than the Finance Parties in connection with this Agreement).

23.7	Insolvency Proceedings

A case or other proceeding shall be commenced against a Material Subsidiary in any court of competent jurisdiction and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, seeking:

(a)	relief under the federal bankruptcy laws or under other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up or adjustment of debts or analogous proceedings; or

(b)
the appointment of a trustee, receiver, custodian, liquidator or the like for a Material Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws or under other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding-up or adjustment of debts or analogous proceedings) shall be entered.

23.8	Creditors’ Process

Any attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Subsidiary having an aggregate value of one million Dollars (US$1,000,000) and is not discharged within twenty (20) Business Days or such longer period of time if such Material Subsidiary is contesting such process in good faith provided that, such process:

(a)	is in any event discharged within one hundred and eighty (180) days; and

(b)	does not have or could not reasonably be likely to have a Material Adverse Effect.

23.9	Unlawfulness and Invalidity

(a)
It is or becomes unlawful for an Obligor, or any other member of the Group party to an Acceptable Intercreditor Agreement, to perform any of its obligations under the Transaction Documents or any Acceptable Intercreditor Agreement to which it is a party or any Lien created or expressed to be created or evidenced by a Security Document ceases to be effective or any subordination under any Acceptable Intercreditor Agreement is or becomes unlawful.

(b)
Any obligation or obligations of any Obligor under any Finance Document, or any other member of the Group under an Acceptable Intercreditor Agreement, are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents or Acceptable Intercreditor Agreement.

(c)
Any Transaction Document is terminated or ceases to be in full force and effect or any Lien or subordination created under a Security Document or an Acceptable Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)
No Event of Default under paragraphs (b) and (c) above will occur in respect of a Finance Document (other than this Agreement and an Acceptable Intercreditor Agreement) if the failure to comply is capable of remedy and is remedied within three (3) Business Days of the COFACE Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

23.10	Material Adverse Change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect provided that, no Event of Default shall occur under this Clause 23.10 if such event or circumstance is capable of being remedied and is remedied to the satisfaction of the COFACE Agent within thirty (30) days of the COFACE Agent giving notice to the Borrower or the Borrower the becoming aware of the occurrence of such event or circumstance.

23.11	Repudiation and Rescission of Agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document, which has or is likely to have a Material Adverse Effect.

23.12	Expropriation

The authority or ability of a Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Material Subsidiary or any of its assets.

23.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against any Material Subsidiary or its assets which has or is reasonably likely to have a Material Adverse Effect unless such action is frivolous or vexatious.

23.14	Audit Qualification

The auditors of the Group qualify the audited annual consolidated financial statements of the Group to an extent that has or could reasonably by expected to have a Material Adverse Effect.

23.15	ERISA Termination Event

The occurrence of any of the following events:

(a)
any Obligor or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Multiemployer Plan or Section 412 of the Code, or Section 302 of ERISA, such Obligor or ERISA Affiliate is required to pay as contributions thereto;

(b)
an “unpaid minimum required contribution” or an “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA) in excess of two million five hundred thousand Dollars (US$2,500,000) occurs or exists, whether or not waived, with respect to any Pension Plan;

(c)
the Borrower or any ERISA Affiliate as an employer under one (1) or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding two million five hundred thousand Dollars (US$2,500,000); or

(d)	(i)	any ERISA Termination Event;

(ii)	any Unfunded Pension Liability (taking into account only Pension Plans with positive Unfunded Pension Liabilities); or

(iii)	any potential withdrawal liability under Section 4201 of ERISA, if each Obligor and ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans,

and the events described in paragraphs (d)(i), (ii) and (iii), either individually or in the aggregate, have resulted, or would be reasonably expected to result, in a material liability of any Obligor or any ERISA Affiliate.

23.16	Environmental

Any one (1) or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower or any of its Subsidiaries would be reasonably likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

23.17	Failure to Bring Satellites in Service

The Borrower has failed to achieve:

(a)	Individual In-Orbit Acceptance with respect to six (6) Satellites delivered under the Satellite Construction Contract by 30 March 2011; or

(b)	Final In-Orbit Acceptance by 1 January 2012.

23.18	Debt Service Reserve Account

(a)	At any time after the date of this Agreement the Debt Service Reserve Account is not fully funded with the DSRA Required Balance within five (5) Business Days of any drawdown of such Project Account.

(b)	At any time the Debt Service Reserve Account is not fully funded with the DSRA Required Cash Balance within five (5) Business Days of any drawdown of such Project Account.

23.19	Contingent Equity Required Balance

The sum of the Thermo Contingent Equity Account and the Borrower Contingent Equity Account is at any time prior to the Contingent Equity Release Date less than the Contingent Equity Required Balance.

23.20	COFACE Insurance Policy

The credit insurance cover under the COFACE Insurance Policy extended by COFACE in favour of the Lenders in respect of each Facility ceases to be in full force and effect for a reason attributable to the Borrower.

24.	REMEDIES UPON AN EVENT OF DEFAULT

On and at any time after the occurrence of an Event of Default which is continuing, the COFACE Agent may, and it shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled and no further Utilisations shall be requested or made under a Facility; and/or

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon the same shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans are payable on demand, whereupon they shall become immediately due and payable; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or

(e)	exercise all other contractual and legal rights of the Finance Parties in respect of any Liens; and/or

(f)	take any other action and pursue any other remedies available under Applicable Law or under the Finance Documents.

25.	SECURITY

Unless expressly provided to the contrary, the Security Agent holds any security created by a Security Document for the Finance Parties on the terms set out in Schedule 6 (The Security Agent).

26.	CHANGES TO THE LENDERS

26.1	Assignments and Transfers by the Lenders

Subject to this Clause 26 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

26.2	Conditions of Assignment or Transfer

(a)
The consent of the Borrower is required for an assignment of transfer by an Existing Lender, provided that no consent shall be required to be obtained from the Borrower if such transfer or assignment is:

(i)	to a Qualifying Lender or to an existing Lender (or any of its Affiliates);

(ii)	made at any time when a Default has occurred and is continuing; and/or

(iii)	required by any Applicable Law.

(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless the consent is expressly refused by the Borrower within that time.

(c)	The consent of the Borrower to an assignment must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)
receipt by the COFACE Agent of written confirmation from the New Lender (in form and substance satisfactory to the COFACE Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)
performance by the COFACE Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the COFACE Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)	when the COFACE Agent updates the Register (as defined in Clause 26.8 (Register) below) in accordance with the provisions of Clause 26.8 (Register) below.

(e)	A transfer will only be effective if the procedure set out in Clause 26.5 (Procedure for Transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3	Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the COFACE Agent (for its own account) a fee of two thousand Dollars (US$2,000).

26.4	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Borrower or the status of the Project;

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for Transfer

(a)
Subject to the conditions set out in Clause 26.2 (Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the COFACE Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and updates the Register (as defined in Clause 26.8 (Register) below) in accordance with the provisions of Clause 26.8 (Register) below.  The COFACE Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The COFACE Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the COFACE Agent, the Security Agent, each Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the COFACE Agent, each Mandated Lead Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)
For the avoidance of doubt, for the purposes of article 1278 of the French Civil Code and only in relation to the Pledge of Bank Accounts, it is expressly agreed that the Pledge of Bank Accounts shall be preserved for the benefit of the New Lender and all other Finance Parties.

26.6	Copy of Transfer Certificate to Borrower

The COFACE Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

26.7	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Borrower, Thermo, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.8	Register

(a)
The Borrower hereby designates the COFACE Agent, and the COFACE Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Clause 26.8, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.

(b)	Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.

(c)
With respect to any Lender, the transfer or assignment of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until:

(i)	the Transfer Certificate has been executed by the COFACE Agent; and

(ii)
such transfer is recorded on the Register maintained by the COFACE Agent with respect to ownership of such Commitments and Loans.  Prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.

(d)
The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the COFACE Agent on the Register only upon the acceptance by the COFACE Agent of a properly executed and delivered Transfer Certificate pursuant to this Clause 26.8.

(e)
The Borrower agrees to indemnify the COFACE Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed upon, asserted against or incurred by the COFACE Agent in performing its duties under this Clause 26.8 except to the extent resulting from the gross negligence or wilful misconduct of the COFACE Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

27.	CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.	ROLE OF THE COFACE AGENT, THE SECURITY AGENT AND THE MANDATED LEAD ARRANGERS

28.1	Appointment of the COFACE Agent and the Security Agent

(a)	Each other Finance Party (other than the Security Agent) appoints the COFACE Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party (other than the COFACE Agent) appoints the Security Agent to act as its security agent and security trustee under and in connection with the Finance Documents.

(c)
Each other Finance Party authorises the COFACE Agent and the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the COFACE Agent and the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)
Each other Finance Party (other than the COFACE Agent) appoints the Security Agent to enforce any Security expressed to be created under the Security Documents as agent (or as otherwise provided) on its behalf, subject always to the terms of the Finance Documents.

28.2	Appointment of the Security Agent (France)

(a)	Each Finance Party (other than the Security Agent) as “mandants” under French law irrevocably:

(i)
appoints the Security Agent to act as its agent (“mandataire” under French law) under and in connection with the Borrower Pledge of Bank Accounts, the Thermo Pledge of Bank Account and each Delegation Agreement (the “French Security Documents”); and

(ii)
authorises the Security Agent to execute for and on its behalf the French Security Documents and to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French Security Documents, together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the French Security Documents.

(b)	The Security Agent will act solely for itself and as agent for the other Finance Parties in carrying out its functions as agent under the French Security Documents.

(c)
The relationship between the Finance Parties (other than the Security Agent) and the Security Agent is that of principal (“mandant” under French law) and agent (“mandataire” under French law) only.  The Security Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this Agreement other than those for which specific provision is made by the French Security Documents and, to the extent permissible under French law, the other provisions of this Agreement, which shall be deemed to be incorporated in this Clause 28.2, where reference is made to the French Security Documents.

(d)
Notwithstanding Clause 39 (Governing law), this Clause 28.2 shall be governed by, and construed in accordance with, French law.  Notwithstanding Clause 40.1 (Jurisdiction), any dispute arising out of this Clause 28.2 shall be submitted to the Tribunal de Commerce de Paris.

(e)
Each Finance Party, the Security Agent and the Borrower irrevocably acknowledge that the existence and extent of the Security Agent’s authority resulting from this Clause 28.2 and the effects of the Security Agent’s exercise of this authority shall be governed by French law.

28.3	Duties of the COFACE Agent and the Security Agent

(a)
Each of the COFACE Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the COFACE Agent or the Security Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, neither the COFACE Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the COFACE Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)
If the COFACE Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the COFACE Agent, the Security Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The COFACE Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

28.4	Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No Fiduciary Duties

(a)
Nothing in this Agreement constitutes the COFACE Agent, the Security Agent (except as expressly provided in the Finance Documents) or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)
Neither the COFACE Agent, the Security Agent (except as expressly provided in the Finance Documents) nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The COFACE Agent, the Security Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.7	Rights and Discretions of the COFACE Agent and the Security Agent

(a)	Each of the COFACE Agent and the Security Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	Each of the COFACE Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-Payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Borrower.

(c)	Each of the COFACE Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each of the COFACE Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	Each of the COFACE Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the COFACE Agent, the Security Agent nor a Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

(g)
Save as expressly otherwise provided in any Finance Document, the Security Agent may exercise its trusts, powers and authorities under the Finance Documents in its absolute and unconditional discretion.

28.8	Majority Lenders’ Instructions

(a)	Unless a contrary indication appears in a Finance Document, each of the COFACE Agent and the Security Agent shall:

(i)
exercise any right, power, authority or discretion vested in it in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
Each of the COFACE Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each of the COFACE Agent and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
Neither the COFACE Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(f)
The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent) that all instructions given to it by the COFACE Agent, if required to be approved by the Majority Lenders, have been so approved.

28.9	Responsibility for Documentation

None of the COFACE Agent, the Security Agent nor a Mandated Lead Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the COFACE Agent, the Security Agent, a Mandated Lead Arranger, the Borrower or any other person given in or in connection with any Finance Document; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

28.10	Exclusion of Liability

(a)
Without limiting paragraph (b), neither the COFACE Agent nor the Security Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Transaction Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the COFACE Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the COFACE Agent or the Security Agent in respect of any claim it might have against the COFACE Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the COFACE Agent or the Security Agent may rely on this Clause subject to Clause 1.5 (Third Party Rights) and the provisions of the Third Parties Act.

(c)
Neither the COFACE Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige the COFACE Agent, the Security Agent or a Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the COFACE Agent, the Security Agent and each Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the COFACE Agent, the Security Agent and a Mandated  Lead Arranger.

28.11	Lenders’ Indemnity to the COFACE Agent and the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the COFACE Agent and the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the COFACE Agent and the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) notwithstanding its negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the COFACE Agent or the Security Agent in acting as COFACE Agent or the Security Agent under the Finance Documents (unless the COFACE Agent or the Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

28.12	Resignation of the COFACE Agent and the Security Agent

(a)	Each of the COFACE Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively each of the COFACE Agent and the Security Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor COFACE Agent or Security Agent (as the case may be).

(c)
If the Majority Lenders have not appointed a successor COFACE Agent or Security Agent in accordance with Clause 28.12(b) within thirty (30) days after notice of resignation was given, the COFACE Agent or the Security Agent (after consultation with the Borrower) may appoint a successor COFACE Agent or Security Agent.

(d)
The retiring COFACE Agent or Security Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as COFACE Agent or Security Agent under the Finance Documents.

(e)	The COFACE Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all of any Lien expressed to be created under the Security Documents to that successor.

(g)
Upon the appointment of a successor, the retiring COFACE Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28.12.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
After consultation with the Borrower, the Majority Lenders may, by notice to the COFACE Agent or the Security Agent (as the case may be), require it to resign in accordance with Clause 28.12(a).  In this event, the COFACE Agent or the Security Agent (as the case may be) shall resign in accordance with Clause 28.12(a).

28.13	Confidentiality

(a)
In acting as agent for the Finance Parties, each of the COFACE Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the COFACE Agent or the Security Agent, it may be treated as confidential to that division or department and neither the COFACE Agent nor the Security Agent shall be deemed to have notice of it.

28.14	Relationship with the Lenders

(a)
The COFACE Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the COFACE Agent with any information required by the COFACE Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

28.15	Credit Appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the COFACE Agent, the Security Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of any information provided by the COFACE Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.16	Reference Banks

If a Reference Bank who is also a Lender (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the COFACE Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.17	COFACE Agent’s and Security Agent’s Management Time

Any amounts payable to the COFACE Agent or the Security Agent (as the case may be) under Clause 15.3 (Indemnity to the COFACE Agent), Clause 15.4 (Indemnity to the Security Agent) and Clause 17 (Costs and expenses) shall include the cost of utilising the COFACE Agent’s or the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the COFACE Agent or the Security Agent may notify to the Borrower and the Lenders.

28.18	Deduction from Amounts Payable by the COFACE Agent and the Security Agent

If any Party owes an amount to the COFACE Agent or the Security Agent under the Finance Documents, the COFACE Agent or the Security Agent (as the case may be) may, after giving notice to that Party and provided that this will not result in breach of any applicable currency control regulations by the Borrower, deduct an amount not exceeding that amount from any payment to that Party which the COFACE Agent or the Security Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

28.19	Security Agent

(a)	The provisions of Schedule 6 (The Security Agent)) shall bind each Party.

(b)
The Security Agent shall promptly transfer to the COFACE Agent any amounts received by it under the Finance Documents for application by the COFACE Agent in accordance with the order set out in Clause 31.6 (Partial Payments).  The Security Agent shall be obliged to make such transfer only to the extent it has actually received such amount.

(c)
At the request of the Security Agent, the COFACE Agent shall notify the Security Agent, and shall provide a copy of such notification to the Borrower, of amounts due to any Party under this Agreement, and the due date for such amounts.  The Security Agent may accept such notifications as conclusive evidence of the matters to which they relate.

28.20	No Independent Power

(a)
The Lenders shall not have any independent power to enforce, or have recourse to, any of the Liens expressed to be created under the Security Documents, or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

(b)	This Clause is for the benefit of the Finance Parties only.

29.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the COFACE Agent;

(b)
the COFACE Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the COFACE Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the COFACE Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three (3) Business Days of demand by the COFACE Agent, pay to the COFACE Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial Payments).

30.2	Redistribution of Payments

The COFACE Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 31.6 (Partial Payments).

30.3	Recovering Finance Party’s Rights

(a)
On a distribution by the COFACE Agent under Clause 30.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of Payments) shall, upon request of the COFACE Agent, pay to the COFACE Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

30.5	Exceptions

(a)
This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.	PAYMENT MECHANICS

31.1	Payments to the COFACE Agent

(a)
On each date on which the Borrower or a Lender is required to make a payment under a Finance Document (subject to Clause 31.12 (Payments to the Security Agent), the Borrower or Lender shall make the same available to the COFACE Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the COFACE Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
All payments to be made by the Borrower under this Agreement shall be made in Dollars in immediately available funds to the account of the COFACE Agent with account No. 20019409300136 with BNP Paribas S.A., The Equitable Building, 787 Seventh Avenue, New York, SWIFT code BNPAUS3NXXX, in favour of BNP PARIBAS LSI-BOCI, 150, Rue du Faubourg Poissonnière 75010 PARISSWIFT code BNPAFRPPXXX, or to such other account as the COFACE Agent may from time to time designate to the Borrower in writing.

(c)
For any payment to be made by the Borrower, the Borrower shall ensure that the COFACE Agent receives a swift advice of such payment from the Borrower’s bank no later than the Business Day immediately preceding the date of such payment.  The swift message shall be sent to BNPAFRPPACH attention BOCI Buyers Credits with references USA/GLOBALSTAR/Loan Agreement dated 5 June 2009 or such other account in the principal financial centre of the country of that currency with such bank as the COFACE Agent specifies.

31.2	Evidence of Financial Indebtedness

(a)
Each Loan made by a Lender shall be evidenced by one (1) or more accounts or records maintained by such Lender and by the COFACE Agent in the ordinary course of business.  The accounts or records maintained by the COFACE Agent and each Lender shall be conclusive absent manifest error of the amount of any Loan made by the Lenders to the Borrower and the interest and payments thereon.

(b)
Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower under this Agreement to pay any amount owing with respect to the Obligations.  If there is any conflict between the accounts and records maintained by any Lender and the accounts and records of the COFACE Agent in respect of such matters, the accounts and records of the COFACE Agent shall control in the absence of manifest error.

(c)
Upon the request of any Lender or COFACE made through the COFACE Agent, the Borrower shall immediately execute and deliver to the COFACE Agent Promissory Notes which shall be in accordance with the Repayment Schedule previously provided by the Borrower to the Lenders and shall evidence all outstanding Loans (including principal and interest).  Each Promissory Note shall be denominated in Dollars and be payable in accordance with Clause 31 (Payment Mechanics).  The Borrower shall ensure that each Promissory Note shall be governed by English or French law (as selected by the COFACE Agent) and the Borrower waives any right of protest under any Promissory Note to the extent possible under applicable law.

(d)
Any payment which is due to be made under a Promissory Note that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(e)	If paragraph (d) above applies, interest shall be payable on the principal up to the date of actual payment by the Borrower.

(f)
Neither the payment date nor the amount of principal and interest specified in the relevant Promissory Note (if any) shall be modified.  Notwithstanding that the Promissory Note shall not be modified, the Borrower shall be obliged to make payment in full (including principal and accrued interest) to the COFACE Agent in accordance with the provisions of this Clause 31 (Payment Mechanics). Notwithstanding the foregoing, the COFACE Agent and the Lenders hereby agree not to demand payment under any Promissory Note prior to exercising its rights pursuant to Clause 24 (Remedies upon an Event of Default).

(g)
If paragraph (d) applies, at least thirty (30) days prior to any payment under a note the payment date of which has been extended in accordance with paragraph (d) above, the COFACE Agent shall send to the Borrower a written statement documenting the additional amount of interest owed by the Borrower at such payment date.”

31.3	Distributions by the COFACE Agent

Each payment received by the COFACE Agent under the Finance Documents for another Party shall, subject to Clause 31.4 (Distributions to the Borrower) and Clause 31.5 (Clawback) and Clause 31.12 (Payments to the Security Agent), be made available by the COFACE Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the COFACE Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

31.4	Distributions to the Borrower

The COFACE Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.5	Clawback

(a)
Where a sum is to be paid to the COFACE Agent or the Security Agent under the Finance Documents for another Party, the COFACE Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the COFACE Agent or the Security Agent pays an amount to another Party and it proves to be the case that the COFACE Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the COFACE Agent or the Security Agent shall on demand refund the same to the COFACE Agent together with interest on that amount from the date of payment to the date of receipt by the COFACE Agent or the Security Agent, calculated by it to reflect its cost of funds.

31.6	Partial Payments

(a)
If the COFACE Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the COFACE Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the COFACE Agent, the Security Agent or the Mandated Lead Arrangers under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due to the Finance Parties but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The COFACE Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.7	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of Account

(a)	Subject to paragraphs (b) and (c) below, Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

31.10	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the COFACE Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the COFACE Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the COFACE Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

31.11	Disruption to Payment Systems etc.

If either the COFACE Agent determines (in its discretion) that a Disruption Event has occurred or the COFACE Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the COFACE Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the COFACE Agent may deem necessary in the circumstances;

(b)
the COFACE Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the COFACE Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the COFACE Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);

(e)
the COFACE Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the COFACE Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11 (Disruption to Payment Systems etc.); and

(f)	the COFACE Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.12	Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, after a notice has been given to the Borrower under Clause 24 (Remedies Upon an Event of Default), and at any time after any Liens created by or pursuant to any Security Document becomes enforceable, the Security Agent may require the Borrower to pay all sums due under any Finance Document as the Security Agent may direct for application in accordance with the terms of the Security Documents.

32.	SET-OFF

If an Event of Default has occurred and is continuing, a Finance Party may set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.  Following the exercise of a right of set-off under this Agreement, the relevant Finance Party shall notify the Borrower.

33.	NOTICES

33.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender, that notified in writing to the COFACE Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the COFACE Agent and the Security Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the COFACE Agent (or the COFACE Agent may notify to the other Parties, if a change is made by the COFACE Agent) by not less than five (5) Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the COFACE Agent, the Security Agent or the Mandated Lead Arrangers will be effective only when actually received by the COFACE Agent, the Security Agent or such Mandated Lead Arranger and then only if it is expressly marked for the attention of the department or officer identified with the COFACE Agent’s, the Security Agent’s or such Mandated Lead Arranger’s signature below (or any substitute department or officer as the COFACE Agent, the Security Agent or such Mandated Lead Arranger shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the COFACE Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.4	Notification of Address and Fax Number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the COFACE Agent shall notify the other Parties.

33.5	Electronic Communication

(a)
Any communication to be made between the COFACE Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the COFACE Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the COFACE Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the COFACE Agent only if it is addressed in such a manner as the COFACE Agent shall specify for this purpose.

33.6	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the COFACE Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

35.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.	AMENDMENTS AND WAIVERS

37.1	Required Consents

(a)
Subject to Clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and following consultation by the COFACE Agent with COFACE.  Any such amendment or waiver will be binding on all Parties.

(b)	The COFACE Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment;

(v)	a change to an Obligor;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties’ Rights and Obligations), Clause 26 (Changes to the Lenders) or this Clause 37;

(viii)	the nature or scope of the assets of the Borrower which from time to time are, or are expressed to be, the subject of a Lien under the Security Documents; or

(ix)	the release of any Lien granted in accordance with the Security Documents or the granting of any Lien required under the terms of this Agreement,

shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the COFACE Agent, the Security Agent, and/or a Mandated Lead Arranger may not be effected without the consent of the COFACE Agent, the Security Agent, and/or the Mandated Lead Arranger (as the case may be).

38.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.	ENFORCEMENT

40.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 40.1 (Jurisdiction) is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)
irrevocably appoints WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

40.3	Waiver of Immunity

To the extent that the Borrower may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Borrower irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

SCHEDULE 1

LENDERS AND COMMITMENTS

Part A

Facility A

Facility A Original Lenders	Facility A Commitments US$

BNP Paribas	140,356,164

Société Générale	140,356,164

Natixis	116,963,470

Crédit Agricole Corporate and Investment Bank (formerly Calyon)	93,570,776

Crédit Industriel et Commercial	72,052,546

Part B

Facility B

Facility B Original Lenders	Facility B Commitments US$

BNP Paribas	5,741,550

Société Générale	5,741,550

Natixis	4,784,626

Crédit Agricole Corporate and Investment Bank (formerly Calyon)	3,827,700

Crédit Industriel et Commercial	2,947,454

SCHEDULE 2

CONDITIONS PRECEDENT

1.	OBLIGORS

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of each Obligor (other than Thermo) (signed by an authorised signatory) confirming that the borrowing or guaranteeing, as appropriate, contemplated by the Finance Documents would not cause any borrowing, guaranteeing or similar limit binding on any Obligor (other than Thermo) to be exceeded.

(e)	A certificate from a Responsible Officer of the Borrower certifying that, as of Financial Close:

(i)
each copy document relating to an Obligor specified in this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of Financial Close;

(ii)
all representations and warranties of the Obligors contained in the Finance Documents are true, correct and complete in all material respects (provided that, any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects);

(iii)	none of the Obligors is in violation of any of the covenants contained in the Finance Documents;

(iv)	after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and

(v)	each of the Obligors has satisfied each of the conditions set out in this Schedule 2 (Conditions Precedent) and Clause 4.2 (Further Conditions Precedent).

(f)
Certificates as of a recent date of the good standing of each Obligor under the laws of its jurisdiction of organisation and, to the extent requested by the COFACE Agent, each other jurisdiction where such Obligor is qualified to do business.

2.	LEGAL OPINIONS

(a)
A legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of England and confirming, among other things, the validity and enforceability of the Finance Documents governed by English law).

(b)	A legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of France and confirming, among other things, the validity and enforceability of the French Security Documents.

(c)
A legal opinion of Taft Stettinius & Hollister LLP (advisers to the Borrower) confirming, among other things, the due authorisation of each Obligor, no conflict with the convertible notes and the Relevant Agreements, and confirming the validity and enforceability of those Security Documents governed by New York law.

(d)
A legal opinion of Haynes & Boone (advisers to the Lenders) as to matters of the laws of Texas and confirming, among other things, the validity and enforceability of those Security Documents governed by Texas law.

(e)
A legal opinion of K&L Gates (advisers to the Lenders) as to matters of the laws of Alaska and confirming, among other things, the validity and enforceability of those Security Documents governed by Alaska law.

(f)	A legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP in respect of each Obligor’s FCC Communications Licences.

(g)
A legal opinion of in-house counsel or external counsel of the Supplier confirming, among other things, that the Supplier has been duly authorised to enter into each of the Finance Documents to which it is a party.

(h)
A legal opinion of in-house counsel or external counsel of the Launch Services Provider confirming, among other things, that the Launch Services Provider has been duly authorised to enter into each of the Finance Documents to which it is a party.

(i)
Such other favourable legal opinions of counsel to the Obligors addressed to the COFACE Agent (for and on behalf of itself and the other Finance Parties) with respect to the Obligors, the Finance Documents and such other matters as the COFACE Agent shall reasonably request, including, without limitation, FCC matters.

3.	FINANCE DOCUMENTS

An original (duly executed by each of the parties thereto) of:

(a)	this Agreement; and

(b)	each of the other Finance Documents (other than the Mortgages and each Landlord Waiver and Consent Agreement).

4.	PERSONAL PROPERTY COLLATERAL

The COFACE Agent shall have received:

(a)
original stock certificates and other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof; and

(b)	each original promissory note pledged pursuant to the Security Documents.

5.	SECURITY MATTERS

(a)	Certified copies of all notices of assignment and/or charge required to be delivered pursuant to the Security Documents.

(b)	Each Obligor shall have duly authorised, executed and delivered:

(i)
proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect a Lien purported to be created by the Security Documents;

(ii)
certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all judgement liens, tax liens or effective financing statements that name the Obligors or any of their Subsidiaries, or a division or other operating unit of any such person, as debtor and that are filed in the jurisdictions referred to in paragraph (i) above, together with copies of such other financing statements evidencing any Lien permitted by Clause 22.2 (Limitations on Liens);

(iii)	evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary to perfect any Lien intended to be created by the Security Documents;

(iv)	each irrevocable payment instruction (if any); and

(v)	evidence that all other actions necessary to perfect and protect any Lien purported to be created by the Security Document have been taken.

6.	GOVERNMENTAL AND OTHER AUTHORISATIONS

The Borrower has obtained, and provided to the COFACE Agent, certified copies of all Authorisations listed in Schedule 15 (Communication Licences) together with:

(a)	in the case of paragraphs (i), (iii) and (iv) below, all other Authorisations; and

(b)	in the case of paragraph (ii) below, all other material Authorisations,

in each case, not listed in those clauses that may become necessary for:

(i)	each Loan;

(ii)	the business of the Borrower as it is presently carried on and is contemplated to be carried out;

(iii)
the due execution, delivery, validity and enforceability of, and performance by an Obligor of its obligations under this Agreement and each other Transaction Document to which it is a party, and any other documents necessary or desirable to the implementation of any of those agreements or documents; and

(iv)
the remittance to any Finance Party (or its assigns) of all monies payable or owing to such Finance Party (or its assigns) under any Finance Document in the currencies specified in such Finance Document, and all those Authorisations are in full force and effect.

7.	COMMERCIAL CONTRACTS

The following documents shall have been delivered to the COFACE Agent:

(a)	a copy, certified as true and complete by an Authorised Signatory of the Supplier and the Launch Services Provider, of each Commercial Contract;

(b)
a certificate of incumbency and authority, signed by a director of the Supplier and the Launch Services Provider specifying the names and titles of each of the Authorised Signatories of the Supplier and the Launch Services Provider:

(i)	whose signature(s) appear on each Commercial Contract and Transaction Document to which it is a party; and

(ii)
who shall sign all other certificates (including each Qualifying Certificate), notices and documents referred to in this Agreement on behalf of the Supplier and the Launch Services Provider (as the case may be);

(c)
a certificate, signed by an Authorised Signatory of the Supplier, certifying that the Satellite Construction Contract is in full force and effect, with the date of such entry into full force and effect, and has not been suspended, interrupted, cancelled or terminated, amended or modified and no arbitration or other legal proceedings have been initiated between the Borrower and the Supplier in respect of the Satellite Construction Contract;

(d)
a certificate, signed by an Authorised Signatory of the Launch Services Provider, certifying that the Launch Services Contract is in full force and effect, with the date of such entry into full force and effect, and has not been suspended, interrupted, cancelled or terminated, amended or modified and no arbitration or other legal proceedings have been initiated between the Borrower and the Launch Services Provider in respect of the Launch Services Contract; and

(e)	written evidence received from:

(i)	the Supplier of the payment by the Borrower to the Supplier of the Advance Payment in respect of the Satellite Construction Contract; and

(ii)	the Launch Services Provider of the payment by the Borrower to the Launch Services Provider of the Advance Payment in respect of the Launch Services Contract.

8.	COFACE INSURANCE POLICY

Each COFACE Insurance Policy is in full force and effect and is in form and substance satisfactory to the COFACE Agent (acting on the instructions of all the Lenders) and the COFACE Agent (acting on the instructions of all the Lenders) is satisfied that all conditions of each COFACE Insurance Policy are fulfilled and that all the requisite approvals of the French Authorities have been obtained.

9.	NO MATERIAL ADVERSE EFFECT

Since the date of this Agreement nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect.

10.	EQUITY / SUBORDINATED DEBT

Evidence that Thermo has converted into share capital of the Borrower all of the Financial Indebtedness owed by the Borrower (including pursuant to the Thermo Facility Agreement), together with a pay off letter (in form and substance satisfactory to the COFACE Agent) evidencing the termination of all obligations under the Thermo Facility Agreement.

11.	EQUITY CONTRIBUTION

(a)
Evidence that prior to Financial Close, Thermo (or any other third party) has contributed to the Borrower at least seventy five million Dollars (US$75,000,000) (in aggregate) of equity by way of share capital or subordinated shareholder loans, as follows:

(i)
since the date of this Agreement, Thermo (or any other third party) has contributed to the Borrower at least forty five million Dollars (US$45,000,000) of equity by way of share capital or subordinated shareholder loans (excluding the equity issued to Thermo as described in paragraph 10 (Equity / Subordinated Debt) above); and

(ii)	since 1 December 2008 to the date of Financial Close, Thermo has contributed to the Borrower thirty million Dollars (US$30,000,000) of equity by way of share capital.

(b)	Evidence that sixty million Dollars (US$60,000,000) of contingent equity (in Cash) is funded to the Thermo Contingent Equity Account.

12.	DEBT SERVICE RESERVE ACCOUNT

Evidence that the Debt Service Reserve Account has been opened and is funded with the DSRA Required Balance (including by way of making available the Supplier Guarantee).

13.	INSURANCES

(a)	A report from the Insurance Consultant.

(b)	The insurance provisions in each of the Commercial Contracts have been amended in form and substance satisfactory to the COFACE Agent (acting in consultation with the Insurance Consultant).

(c)	The COFACE Agent shall have received:

(i)
evidence of payment of all insurance premiums (as required within the applicable credit terms agreed with insurers) for the current policy year of each Insurance (naming COFACE, the COFACE Agent and the Lenders as additional insured on all certificates for “all risks property insurance” and also the Security Agent as first Loss Payee on the Launch Insurance and as additional named insured on the Launch third party liability insurance);

(ii)
in relation to the “all risks property insurance”, a certified copy of the Insurance Documentation (including evidence of transit insurance), copies (certified by a Responsible Officer of the Supplier) in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the COFACE Agent; and

(iii)	a certified copy of a certificate from the Supplier in respect of its third party liability insurance in the same form to be provided pursuant to Artice 31 of the Satellite Construction Contract.

14.	KNOW YOUR CUSTOMER REQUIREMENTS

The COFACE Agent shall have received each of the documents referred to in Schedule 7 (Know Your Customer Requirements).

15.	NO INJUNCTION, ETC.

(a)
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Finance Documents or the consummation of the transactions contemplated thereby, or which, in the COFACE Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by the Finance Documents or the consummation of the transactions contemplated thereby.

(b)
The COFACE Agent shall be reasonably satisfied that no proceeding shall be pending or threatened which may result in the loss, revocation, material modification, non-renewal, suspension or termination of any Material Communications Licence, the issuance of any cease or desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any operations of the Borrower and its Subsidiaries.

(c)
The COFACE Agent shall be reasonably satisfied that no proceeding shall be pending or threatened which may result in the denial by the FCC of any pending material applications of the Borrower or any Subsidiary thereof, if such denial could reasonably be expected to have a Material Adverse Effect.

16.	GROUP STRUCTURE CHART

A certified copy of the Group Structure Chart.

17.	ACCOUNTS

Evidence that:

(a)	the Project Accounts (other than the Collection Account) have each been opened and continue to be maintained with the Offshore Account Bank; and

(b)	the Collection Account has been opened and continues to be maintained with the Onshore Account Bank.

18.	OTHER DOCUMENTS AND EVIDENCE

(a)	Evidence that any process agent referred to in Clause 40.2 (Service of Process) (and any other equivalent provision in the other Finance Documents) has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	Copies of the following financial statements:

(i)	the annual audited financial statements issued by the Borrower for the financial year ended 31 December 2008; and

(ii)	the unaudited financial statements issued by the Borrower for the period ended 31 March 2009.

(d)	Evidence that fees, costs and expenses as at the date of the first Utilisation due from the Borrower pursuant to the Finance Documents have been paid or will be paid by the first Utilisation Date.

(e)	Evidence that the Borrower has purchased the Interest Rate Cap Agreements with each Original Lender in proportion to its Commitment.

(f)	Evidence of the conversion of not less than seventy eight million two hundred thousand Dollars (US$78,200,000) of the Convertible Notes.

(g)	A certified copy of each Cash Contribution Agreement.

(h)	A copy of the Financial Model (as such term is defined in the Accounts Agreement).

(i)	A subordinated loan agreement between the Borrower and Thermo with respect to the onward lending by Thermo of amounts provided to Thermo by the DSRA Providers.

SCHEDULE 3

UTILISATION REQUEST

From:	[Borrower]

To:	[COFACE Agent]

Cc:	[the Supplier] / [the Launch Services Provider]

Dated:	[●]

Dear Sirs,

COFACE Facility Agreement dated [●] (the “Agreement”)

1.
We refer to the Agreement.  This is a Utilisation Request for a [disbursement] / [reimbursement].  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a [Facility A] / [Facility B] Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	[[●] [[Dollars] (US$[●])] or, if less, the Available Facility

Interest Period:	Six (6) Months

Use of Proceeds:	[US$[●] payable to Thales Alenia Space France for payment of the Invoice dated [●] in relation to the Satellite Construction Contract.]

[US$[●] payable to Arianespace for payment of the Invoice dated [●] in relation to the Launch Services Contract.]

[US$[●] payable to the Borrower as reimbursement for payment to the Supplier and to the Launch Services Provider  in relation to part of the Eligible Amount according to the Invoices separately provided to the COFACE Agent.]

[[Dollars] (US$[●]) payable to the COFACE Agent for payment of the COFACE Insurance Premia.]

3.
We confirm that each condition specified in Clause 4.2 (Conditions Precedent) [and Clause 4.3 (Conditions Precedent to Certain Utilisations)] [is] [are] satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [insert relevant bank account details].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
GLOBALSTAR, INC.

SCHEDULE 4

MANDATORY COST FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the COFACE Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the COFACE Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the COFACE Agent.  This percentage will be certified by that Lender in its notice to the COFACE Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the COFACE Agent as follows:

per cent. per annum.

Where “E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the COFACE Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the COFACE Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other Law as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
If requested by the COFACE Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the COFACE Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.
Each Lender shall supply any information required by the COFACE Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the COFACE Agent may reasonably require for such purpose.

Each Lender shall promptly notify the COFACE Agent of any change to the information provided by it pursuant to this paragraph.

8.	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the COFACE Agent based upon the information supplied to it pursuant to paragraph 6 and 7 above.

9.
The COFACE Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.
The COFACE Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.
Any determination by the COFACE Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.
The COFACE Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in Law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[●] as COFACE Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:	[●]

COFACE Facility Agreement dated [●] (the “Agreement”)

1.
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 26.5 (Procedure for Transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for Transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of Responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a Qualifying Lender.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.
For the purposes of Article 1278 and seq. of the French Civil Code, it is agreed that the security interest created pursuant to the Pledge of Bank Accounts shall be preserved for the benefit of the New Lender and all other Finance Parties.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the COFACE Agent and the Transfer Date is confirmed as [●].

[COFACE Agent]

By:           [●]

SCHEDULE 6

THE SECURITY AGENT

1.	SECURITY AGENT AS HOLDER OF LIENS

(a)	In this Clause:

“Finance Party Claim” means any amount which an Obligor owes to a Finance Party under or in connection with the Finance Documents; and

“Security Agent Claim” means any amount which an Obligor owes to the Security Agent under this Clause.

(b)	Unless expressly provided to the contrary in any Finance Document, the Security Agent holds:

(i)	any security created by a Security Document governed by any relevant law;

(ii)	the benefit of any Security Agent Claims; and

(iii)	any proceeds of security,

for the benefit, and as the property, of the Finance Parties.

(c)	The Security Agent will separately identify in its records the property rights referred to in paragraph (b) above.

(d)	The Borrower must pay the Security Agent, as an independent and separate creditor, an amount equal to each Finance Party Claim on its due date.

(e)
The Security Agent may enforce performance of any Security Agent Claim in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(f)
Each Finance Party must, at the request of the Security Agent, perform any act required in connection with the enforcement of any Security Agent Claim.  This includes joining in any proceedings as co-claimant with the Security Agent.

(g)
Unless the Security Agent fails to enforce a Security Agent Claim within a reasonable time after its due date, a Finance Party may not take any action to enforce the corresponding Finance Party Claim unless it is requested to do so by the Security Agent.

(h)
The Borrower irrevocably and unconditionally waives any right it may have to require a Finance Party to join in any proceedings as co-claimant with the Security Agent in respect of any Security Agent Claim.

(i)
(A) Discharge by the Borrower of a Finance Party Claim will discharge the corresponding Security Agent Claim in the same amount; and (B) Discharge by the Borrower of a Security Agent Claim will discharge the corresponding Finance Party Claim in the same amount.

(j)	The aggregate amount of the Security Agent Claims will never exceed the aggregate amount of Finance Party Claims.

(k)
(A) A defect affecting a Security Agent Claim against the Borrower will not affect any Finance Party Claim; and (B) A defect affecting a Finance Party Claim against the Borrower will not affect any Security Agent Claim.

(l)
If the Security Agent returns to the Borrower, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Finance Party, that Finance Party must repay an amount equal to that recovery to the Security Agent.

2.	RESPONSIBILITY

(a)	The Security Agent is not liable or responsible to any other Finance Party for:

(i)	any failure in perfecting or protecting the security created by any Security Document; or

(ii)	any other action taken or not taken by it in connection with any Security Document,

unless caused by its gross negligence or wilful misconduct.

(b)	The Security Agent is not responsible for:

(i)	the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Security Documents;

(ii)	the priority of any security created by the Security Documents; or

(iii)	the existence of any other Lien affecting any asset secured under a Security Document.

3.	TITLE

The Security Agent may accept, without enquiry, the title (if any) the Borrower may have to any asset over which security is intended to be created by any Security Document.

4.	POSSESSION OF DOCUMENTS

The Security Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document.  Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional adviser to the Security Agent to retain any of those documents in its possession.

5.	INVESTMENTS

Except as otherwise provided in any Security Document, all moneys received by the Security Agent under a Security Document may be:

(a)
invested in the name of, or under the control of, the Security Agent in any investment for the time being authorised by any relevant law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Majority Lenders; or

(b)	placed on deposit in the name of, or under the control of, the Security Agent at any bank or institution (including any Finance Party) and on such terms as the Security Agent may agree.

6.	APPROVAL

Each Finance Party:

(a)	confirms its approval of each Security Document; and

(b)
authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to enter into and enforce the Security Documents as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Finance Parties) on its behalf.

7.	CONFLICT WITH SECURITY DOCUMENTS

If there is any conflict between this Agreement and any Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

8.	RELEASE OF SECURITY

(a)	If a disposal of any asset subject to security created by a Security Document is made to a person (which is and will remain) outside the Group in the following circumstances:

(i)	all the Lenders agree to the disposal;

(ii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable;

(iii)	the disposal is allowed by the terms of the Finance Documents and will not result or could not reasonably be expected to result in any Default; and

(iv)	the disposal is being effected by enforcement of a Security Document, the asset(s) being disposed of will be released from any security over it created by a Security Document.

(b)	Any release under this Subclause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of all the Lenders.

(c)	If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Borrower under the Finance Documents will continue in full force and effect.

(d)
If the Security Agent so requests pursuant to a release under this Subclause, (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.

9.	CO-SECURITY AGENT

(a)	The Security Agent may appoint a separate security agent or a co-security agent in any jurisdiction:

(i)	if the Security Agent considers that without the appointment the interests of the Lenders under the Finance Documents might be materially and adversely affected;

(ii)	for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

(iii)	for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.

(b)
Any appointment under this Subclause will only be effective if the security agent or co-security agent confirms to the Security Agent and the Borrower in form and substance satisfactory to the Security Agent that it is bound by the terms of this Agreement as if it were the Security Agent.

(c)	The Security Agent may remove any security agent or co-security agent appointed by it and may appoint a new security agent or co-security agent in its place.

11.	INFORMATION

Each Finance Party and the Borrower must supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable it to perform its functions under this Clause.

12.	PERFECTION OF SECURITY

Borrower must (at its own cost) take any action and enter into and deliver any document which is required by the Security Agent so that a Security Document provides for effective and perfected security in favour of any successor Security Agent.

SCHEDULE 7

KNOW YOUR CUSTOMER REQUIREMENTS

The Borrower shall provide the following documents to the COFACE Agent, upon the request of a Finance Party, in original or certified copy form:

1.
Formation Documents: original or certified copies of the certificate of commercial registration, memorandum of association or any other equivalent formation documents in English that have been filed with the relevant business registry in the jurisdiction of formation of the Borrower and any other trading names;

2.	List of Directors: a certified list of all directors of the Borrower including:

(a)	names;

(b)	nationalities;

(c)	dates of birth; and

(d)	business addresses;

3.	Passports: a certified copy of the passports of the persons signing each of the Finance Documents for and on behalf of the Borrower;

4.	Financials: most recent annual audited financial reports (if any) and the latest unaudited statement of accounts; and

5.	Listing: evidence that the Borrower is a listed entity.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	BNP Paribas as COFACE Agent

From:	[Borrower]

Dated:	[●]

Dear Sirs

Globalstar COFACE Facility Agreement dated [●] (the “Agreement”)

1.
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified].

3.	We confirm that the amounts as of the date of this Compliance Certificate in each of the Project Accounts are as follows:

(a)	the Capital Expenditure Account – US$[●];

(b)	the Collection Account – US$[●];

(c)	the Borrower Contingent Equity Account – US$[●];

(d)	the Thermo Contingent Equity Account – US$[●];

(e)	the Convertible Note Reserve Account – US$[●];

(f)	the Debt Service Account – US$[●];

(g)	the Debt Service Reserve Account – US$[●];

(h)	the Distribution Account – US$[●]; and

(i)	the Insurance Proceeds Account – US$[●].

4.	[We confirm that no Default is continuing.]*

Signed:

	Director	Director

	Of	Of

	[Borrower]	[Borrower]

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 9

ERISA PLANS

1.	Globalstar, Inc. Savings Plan (401(k));

2.	Globalstar, Inc. Pension Plan (Retirement);

3.	Globalstar, Inc. Comprehensive Welfare Benefits Plan (medical, dental, vision, life);

4.	Globalstar, Inc. Disability Plan; and

5.	Globalstar, Inc. Section 125 Flex Plan.

SCHEDULE 10

FORM OF CONFIDENTIALITY UNDERTAKING

To:

[insert name of Potential Lender]

Re:	The Facility

Borrower: Amount: COFACE Agent:

Dear Sirs,

We understand that you are considering participating in the Facility.  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking: You undertake:

(a)
to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)	to use the Confidential Information only for the Permitted Purpose; and

(c)
to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that Person were also a party to it.

2.	Permitted Disclosure: We agree that you may disclose Confidential Information:

(a)
to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b)
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)	with the prior written consent of us and the Borrower.

3.
Notification of Required or Unauthorised Disclosure: You agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over you) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.
Return of Copies: If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.
Continuing Obligations: The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date you become a party to or otherwise acquire (by assignment, sub participation or otherwise) an interest, direct or indirect in the Facility and (b) twelve Months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc: You acknowledge and agree that:

(a)
neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other Person in respect to the Confidential Information or any such information; and

(b)
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.
No Waiver; Amendments, etc: This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter.  No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter.  The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.
Inside Information: You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.
Nature of Undertakings: The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.	Third Party Rights:

(a)
Subject to this paragraph 10 and to paragraph 6 and paragraph 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	The parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.
Governing Law and Jurisdiction: This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions: In this letter (including the acknowledgement set out below) terms defined in the Facility shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Borrower, the Group, and the Finance Documents, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

“Permitted Purpose” means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

_________________

For and on behalf of
Mandated Lead Arranger
To: [Mandated Lead Arranger]
The Borrower and each other member of the Group
We acknowledge and agree to the above:

_________________
For and on behalf of
[Potential Lender]

SCHEDULE 11

PAYMENT TERMS

Each payment under this Agreement shall be payable:

(a)	to the Supplier and/or the Launch Services Provider, as the case may be; or

(b)	in the case of a reimbursement to the Borrower, to the Borrower,

against presentation of:

(i)	a copy of a duly certified Invoice and a Qualifying Certificate;

(ii)	in the case of payments to the Supplier only, a certificate of completion, as provided for in the Satellite Construction Contract, duly signed by the Borrower;

(iii)	a Utilisation Request; and

(iv)	in relation to a reimbursement to the Borrower, a certificate signed by a Responsible Officer of the Borrower confirming to the COFACE Agent:

(A)	that the Borrower has made the payment in respect of which the reimbursement is required; and

(B)	the purpose for which the Loan shall be applied.

SCHEDULE 12

MATERIAL CONTRACTS

1.	QUALCOMM Globalstar Satellite Products Supply Agreement by and between QUALCOMM Incorporated and the Borrower (then named “New Operating Globalstar LLC”), dated as of 13 April 2004 (NOG-C-04-0137).

(a)	Amendment Number 1 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 25 May 2005;

(b)	Amendment Number 2 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 25 May 2005;

(c)	Amendment Number 3 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 30 September 2005;

(d)	Amendment Number 4 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 15 August 2006;

(e)	Amendment Number 5 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 20 November 2007;

(f)	Amendment Number 6 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 20 November 2007; and

(g)	Amendment Number 7 to QUALCOMM Globalstar Satellite Products Supply Agreement, dated as of 27 October 2008.

2.	Satellite Construction Contract between the Borrower and the Supplier dated as of 30 November 2006.

(a)	Amendment Number 1 to Satellite Construction Contract, dated as of 12 December 2006;

(b)	Amendment Number 2 to Satellite Construction Contract, dated as of 31 October 2007;

(c)	Amendment Number 3 to Satellite Construction Contract, dated as of 19 December 2007;

(d)	Amendment Number 4 to Satellite Construction Contract, dated as of 17 July 2008;

(e)	Amendment Number 5 to Satellite Construction Contract, dated as of 9 December 2008;

(f)	Amendment Number 6 to Satellite Construction Contract, dated as of 5 February 2009;

(g)	Amendment Number 7 to Satellite Construction Contract, dated as of 5 March 2009;

(h)	Amendment Number 8 to Satellite Construction Contract, dated as of 9 April 2009; and

(i)	Amended and Restated Satellite Construction Contract.

3.	Escrow Agreement between the Borrower, the Supplier and Société Générale dated 21 December 2006 (to be terminated at Financial Closing).

4.	Control Network Facility Construction Contract between the Borrower and the Supplier dated as of 22 March 2007.

(a)	Change Notice Number 1 to Control Network Facility Construction Contract dated as of 21 March 2008; and

(b)	Change Notice Number 2 to Control Network Facility Construction Contract dated as of 8 August 2008.

5.	Launch Services Agreement between the Borrower and the Launch Services Provider dated as of 5 September 2007 and Amendment Number 1 to Launch Services Agreement, dated as of 5 July 2008.

6.	Radio Access Network and User Terminal Subsystem Contract between the Borrower and Hughes, effective as of 1 May 2008.

7.	Core Network Purchase Agreement between the Borrower and Ericsson, dated as of 1 October 2008.

8.	Senior Indenture between the Borrower and U.S. Bank, National Association dated as of 15 April 2008.

(a)	First Supplemental Indenture to Senior Indenture dated as of 15 April 2008; and

(b)	Amendment to First Supplemental Indenture dated as of 1 December 2008.

9.	Pledge and Escrow Agreement between the Borrower and U.S. Bank National Association dated 15 April 2008.

10.	Thermo Facility Agreement (to be repaid and terminated at Financial Closing).

11.	The Finance Documents.

SCHEDULE 13

LABOUR AND COLLECTIVE BARGAINING AGREEMENTS

A labour and collective bargaining agreement dated 25 August 2008 and entered in between Sintte/RJ (Sindicato dos Trabalhadores em Empresas de Telecomunicações, Transmissão de Dados e Correio Eletrônico, Telefonia Móvel Celular, Serviços Troncalizados de Comunicação, Rádiochamadas, Telemarketing, Projeto, Construção, Instalação e Operação de Mesas Telefônicas no Estado do Rio de Janeiro) and Globalstar do Brasil S.A..

SCHEDULE 14

FINANCIAL INDEBTEDNESS AND GUARANTEE OBLIGATIONS

1.	A letter agreement entered into between Hughes and the Borrower and dated 25 September 2008, in respect of payment deferral arrangements.

2.	Amendment Number 1 to Launch Services Agreement, dated as of 9 July 2008 (see Schedule 12, Item 5).

3.
Open end promissory note in the maximum principal amount of US$10,000,000 dated 23 March 2006 from Globalstar de Venezuela, C.A. to Globalstar Canada Satellite Co., having a balance outstanding of US$912,029 as of 31 March 2009.

4.
Open end line of credit promissory note in the maximum principal amount of US$50,000,000 dated 30 June 2007 and amended 31 December 2008 from Globalstar Canada Satellite Co. to the Borrower, having a balance outstanding of US$28,359,863 as of 31 March 2009.

5.	Thermo Facility Agreement.

6.	5.75% Senior Convertible Notes of the Borrower due 2028, US$71,804,000 outstanding as of 31 March 2009.

SCHEDULE 15

COMMUNICATION LICENCES

LICENCEE (HOLDER)	CALL SIGN	FILE NO.	DESCRIPTION

Globalstar Licensee LLC	S2115
SAT-ASG-20060724-00078, SAT-A/O-199910603-00010 (formerly 19-DSS-P-91(48)), CSS-91-014)

SAT-MOD-20050301-00054  (ATC authorization) & SAT-MOD-20080516-00106

Order FCC 08-248 (Oct. 15, 2008)

Order FCC 08-254 (Oct. 31, 2008)
1.6/2.4 GHz NGSO Licence. expires 4/21/13 (ATC – 1610-1617.775/2483.5-2495 MHz) Reduced L-band assignment to 1610-1618.725 MHz[2] Authorised the provision of ATC services using WiMAX protocols[3]

Globalstar Licensee LLC	WC2XOF	0087-EX-RR-2008	Expires 6/1/13

Globalstar Licensee LLC	WC2XXD	0143-EX-RR-2007	Expires 9/1/11

GUSA Licensee LLC	E000342	SES-ASG-20060724-01238 & SES-LIC-20000706-01091	Clifton TX Gateway licence – Expires 3/22/11

GUSA Licensee LLC	E000343	SES-ASG-20060724-01238 & SES-LIC-20000706-01092	Clifton TX Gateway licence – Expires 3/22/11

GUSA Licensee LLC	E000344	SES-ASG-20060724-01238 & SES-LIC-20000706-01093	Clifton TX Gateway licence – Expires 3/22/11

GUSA Licensee LLC	E000345	SES-ASG-20060724-01238 & SES-LIC-20000706-01094	Clifton TX Gateway licence – Expires 3/22/11

GUSA Licensee LLC	E970199	SES-RWL-20080118-00069	Clifton TX Gateway TCU antenna – Expires 2/27/23

1    See paragraph 2(d), Schedule 25.

2    See paragraph 2(e), Schedule 25.

LICENCEE (HOLDER)	CALL SIGN	FILE NO.	DESCRIPTION

GUSA Licensee LLC	E970381	SES-MOD-20070921-01309 & SES-LIC-19970710-00928	User terminal blanket licence – Expires 10/4/09

GUSA Licensee LLC	E050097	SES-ASG-20060724-01238 & SES-LIC-20050617-00768	Sebring, FL Gateway licence - Expires 1/4/22

GUSA Licensee LLC	E050098	SES-ASG-20060724-01238 & SES-LIC-20050617-00769	Sebring, FL Gateway licence -Expires 1/4/22

GUSA Licensee LLC	E050099	SES-ASG-20060724-01238 & SES-LIC-20050617-00770	Sebring, FL Gateway licence -Expires 1/4/22

GUSA Licensee LLC	E050100	SES-ASG-20060724-01238 & SES-LIC-20050617-00771	Sebring, FL Gateway licence -Expires 1/4/22

GUSA Licensee LLC	E050345	SES-ASG-20060724-01238 & SES-LIC-20051122-01631	Wasilla, AK Gateway licence -Expires 1/4/22

GUSA Licensee LLC	E050346	SES-ASG-20060724-01238 & SES-LIC-20051122-01632	Wasilla, AK Gateway licence -Expires 1/4/22

GUSA Licensee LLC	E050347	SES-ASG-20060724-01238 & SES-LIC-20051122-01633	Wasilla, AK Gateway licence -Expires 1/4/22

GUSA	N/A	ITC-214-19990728-00484	Section 214 Certification – No expiration

GUSA	N/A	ITC-214-19991229-00795	Section 214 Certification – No expiration

GUSA	N/A	ITC-214-20000615-00356	Section 214 Certification – No expiration

GCL Licensee LLC	E990335	SES-ASG-20060724-01239 & SES-LIC-19990809-01349, SES-MOD-20050728-01004	Las Palmas, PR Gateway licence – Expires 6/23/10

LICENCEE (HOLDER)	CALL SIGN	FILE NO.	DESCRIPTION

GCL Licensee LLC	E990336	SES-ASG-20060724-01239 & SES-LIC-19990809-01350, SES-MOD-20050728-01006	Las Palmas, PR Gateway licence – Expires 6/23/10

GCL Licensee LLC	E990337	SES-ASG-20060724-01239 & SES-LIC-19990809-01351, SES-MOD-20050728-01005	Las Palmas, PR Gateway licence – Expires 6/23/10

GCL Licensee LLC	E050237	SES-LIC-20050728-01007	Las Palmas, PR Gateway licence – Expires 10/17/20

SCHEDULE 16

SATELLITES

Orbital Plane (8 total, A-H)	In-Plane Slot Location	Satellite Flight Model Number	Satellite Status as of 27-Feb-09
A	1	56	In-service
	2	63	In-service
	3	64	In-service
	4	3	In-service
	5	31	In-service
B	1	60	In-service
	2	70	In-service
	3	59	In-service
	4	6	In-service
	5	15	In-service
	6	8	In-service
C	1	69	In-service
	2	71	In-service
	3	44	In-service
	4	46	In-service
	5	45	In-service
	6	37	In-service
D	1	62	In-service
	2	65	In-service
	3	47	In-service
	4	19	In-service
	5	25	In-service
	6	49	In-service
	7	52	In-service
E	1	72	In-service
	2	51	In-service
	3	30	In-service
	4	39	In-service
	5	32	In-service
	6	42	In-service
F	1	68	In-service
	2	26	In-service
	3	48	In-service
	4	43	In-service
	5	28	In-service
	6	34	In-service
G	1	33	In-service
	2	66	In-service
	3	58	In-service
	4	24	In-service
	5	27	In-service
	6	38	In-service
	7	53	In-service

Orbital Plane (8 total, A-H)	In-Plane Slot Location	Satellite Flight Model Number	Satellite Status as of 27-Feb-09
H	1	67	In-service
	2	29	In-service
	3	36	In-service
	4	55	In-service
	5	40	In-service

SCHEDULE 17

EXISTING LIENS

1.
UCC-3 Financing Statements filed with the Delaware Secretary of State on 18 December 2007 against the Borrower and Subsidiary Guarantors amending previous UCC-1 Financing Statements to name Thermo, as the administrative agent, as secured party:

(a)	Globalstar, Inc., original #61446640, assigned #2007 4776109;

(b)	Globalstar USA, LLC, original #61446509, assigned #2007 4776612;

(c)	Globalstar C, LLC #61446632, assigned #2007 4776372;

(d)	Globalstar Leasing LLC, original #61446608, assigned #2007 4776208;

(e)	Globalstar Security Services, L.L.C., original #61446590, assigned #2007 4776422;

(f)	ATSS Canada, Inc., original #61446566, assigned #2007 4776547;

(g)	GSSI, LLC, original #61446574, assigned #2007 4776497;

(h)	Globalstar Licensee LLC, original #62989218, assigned #2007 4776729; and

(i)	GUSA Licensee LLC, original #62989283, assigned #2007 4776802.

2.
UCC-1 Financing Statement #20072125837 filed against Spot Inc., to which Spot LLC is a successor in interest, in favour of Thermo, as administrative agent with the Colorado Secretary of State on 18 December 2007.

3.
Form 3C Personal Property Security Registrations filed against the Borrower and Subsidiary Guarantors in favour of the administrative agent with the Ontario, Canada Ministry of Consumer and Business Services on 17 January 2008:

(a)	Globalstar, Inc. #625298679;

(b)	Globalstar USA, LLC #625298661;

(c)	Globalstar C, LLC #625298607;

(d)	Globalstar Leasing LLC #625298598;

(e)	Globalstar Security Services, LLC #625298625;

(f)	ATSS Canada, Inc. #625298643; and

(g)	GSSI, LLC #625298634.

4.	United States Patent and Trademark Office filings against the Borrower’s Patents.

5.	United States Patent and Trademark Office filings against the Borrower’s Trademarks.

6.
Pursuant to the Pledge and Escrow Agreement between the Borrower and U.S. Bank National Association (the “Bank”) dated 15 April 2008, the Bank has a security interest in the escrow account created thereby and all property held by it (See Item 9, Schedule 12).  The escrow account was created in connection with the issuance of the senior secured notes in order to make certain scheduled payments (see Item 6, Schedule 14).

7.	Regarding the Clifton, Texas real property:

(a)	Deed of Trust granted by Globalstar USA, LLC to Wachovia Investment Holdings, LLC regarding Clifton, Texas real property dated as of 7 February 2007 and assigned to Thermo as of 28 January 2008;

(b)	mineral reservation as set forth in the deed dated 10 June 1954 and recorded in volume 172, page 298 of the Deed Records of Bosque County, Texas;

(c)	the following oil and gas leases as recorded in the Deed Records of Bosque County, Texas: volume 16, page 439; volume 134, page 301; volume 14, page 370; volume 134, page 369; and

(d)	items shown on the survey prepared by David Lane, RPLS #5233 dated 14 August 2006.

8.	Regarding Wasilla, Alaska real property:

(a)	Deed of Trust granted by Globalstar USA, LLC to Wachovia Investment Holdings, LLC regarding Wasilla, Alaska real property dated 25 January 2007 and assigned to Thermo as of 13 February 2008;

(b)	reservations or exceptions in patents or in acts authorizing the issuance thereof. Recorded 1 April 1963 at Book 45, page 284;

(c)	items shown on the plats of Discovery Hill Subdivision; and

(d)	items shown on the As-Built Survey prepared by John Shadrach, PLS dated 18 August 2005.

SCHEDULE 18

QUALIFYING CERTIFICATE

To:	COFACE Agent

CC:	Borrower

From:	[Supplier] / [Launch Services Provider]

Date	[●]

Dear Sirs,

Re:  COFACE Facility Agreement - Globalstar

We refer to the facility agreement dated [●] and made between Globalstar Inc., as Borrower, BNP Paribas, Natixis, Crédit Industriel et Commercial, Crédit Agricole Corporate and Investment Bank and Société Générale as Mandated Lead Arrangers, BNP Paribas as COFACE Agent, the Lenders and others (the “COFACE Facility Agreement”).  Terms defined in the COFACE Facility Agreement have the same meanings herein.

1.	We refer to the utilisation request issued by [the Borrower] and dated [●] (the “Utilisation Request”).

2.	We confirm that the copy of the [transportation documents / acceptance certificates] attached to the Utilisation Request have been issued for the payment of the attached Invoices.

3.	We confirm that:

(a)
[We have received from the Borrower a payment of one hundred per cent. (100%) of the Invoices in respect of the Eligible Portion to be reimbursed in accordance with the Utilisation Request and such amount does not include:

(i)	any sum in respect of any payment you may already have made to us;

(ii)	any amount in respect of which we have already issued a Qualifying Certificate; and

(iii)	any sum in respect of goods and services which are not eligible for financing under the Facility.

We attach bank credit advice confirming that a payment of one hundred per cent. (100%) of the attached Invoices have already been made.]

(b)
All documents supplied by us in support of this Qualifying Certificate are true copies of the originals and are in all material respects in conformity with the [Satellite Construction Contract] / [Launch Services Contract] and you may rely on the accuracy and completeness of all information and documents contained in or supplied with this Qualifying Certificate;

(c)	The goods and services to be financed by the Loan requested in the Utilisation Request are goods and services included in the attached Invoices, and:

(i)	the portion of the amount referred to in paragraph 3(a) above attributable to goods and services of French origin is [●].

(ii)
the portion of the amount referred to in paragraph 3(a) above attributable to goods and services of foreign origin eligible for financing under the limits and under the conditions determined by the French Authorities and which have been approved for financing by the French Authorities is [●].

We attach corresponding supporting documents.

(d)
The [Satellite Construction Contract] / [Launch Services Contract] is in full force and effect and no default by us has occurred and is continuing since the date of the last Utilisation Request (or, if none, the date of the COFACE Facility Agreement);

(e)
The amount referred to in paragraph 3(a) above does not include any amount in respect of any matter which is the subject of any legal proceedings, nor to the best of our actual knowledge and belief will it become the subject of legal proceedings; and

(f)
We undertake to supply you with such information and documentation, and such clarification, as you advise us is necessary in connection with the COFACE Insurance Policy and we agree we shall not hold you responsible for any delay in meeting this request for a Loan occasioned by our making such request for information.

Yours faithfully,

For and on behalf of [Thales Alenia Space, France] / [Arianespace, France]

_______________________

(Authorised Signatory)

SCHEDULE 19

KEY PERFORMANCE INDICATORS

North America

Key Performance Indicators	Quarter Ended
Subscribers (by product line)
Gross Additions (by product line)
Net Additions (by product line)
Churn (by product line)
ARPU (by product line)
Minutes of Use

Rest of the World

Key Performance Indicators	Quarter Ended
Subscribers (by product line)
Gross Additions (by product line)
Net Additions (by product line)
Churn (by product line)
ARPU (by product line)
Minutes of Use

SCHEDULE 20

TRANSACTIONS WITH AFFILIATES

1.	Thermo Facility Agreement.

2.
For the years ended 31 December 2007 and 2008 and the three (3) months ended 31 March 2009, the Borrower recorded approximately US$201,000, US$219,000 and US$44,000, respectively for general and administrative expenses incurred by Thermo Capital Partners, L.L.C. on the Borrower’s behalf.  Additionally, for the years ended 31 December 2007 and 2008 and the three (3) months ended 31 March 2009, the Borrower recorded US$420,000, US$449,000 and US$112,000, respectively, of non-cash expenses related to services provided by officers of Thermo Capital Partners, L.L.C. and accounted for as a contribution of capital.

3.
Reseller Agreement between Globe Wireless LLC and Globalstar USA, LLC dated 12 November 2007.  Ken Jones, who serves as a member of the Borrower’s board of directors, is chairman of Globe Wireless LLC, a company from which the Borrower purchased approximately US$7,700,000 of services and equipment in 2008.

4.	Peter Dalton’s option to purchase 120,000 shares of common stock of the Borrower at US$2.67 per share.

5.	Thomas Colby’s options to purchase 1,264,744 shares of common stock of the Borrower at various exercise prices pursuant to a letter agreement between Mr. Colby and the Borrower dated 1 May 2008.

6.	On 29 April 2009, Thermo purchased 746,269 shares of common stock of the Borrower at US$0.67 per share pursuant to a stock purchase agreement by and between Thermo and the Borrower.

7.	On 13 May 2009, Thermo purchased 645,161 shares of common stock of the Borrower at US$0.775 per share pursuant to a stock purchase agreement by and between Thermo and the Borrower.

8.
On 15 May 2009, Thermo exchanged US$7,500,000 of senior secured indebtedness owed to it by the Borrower under the Thermo Facility Agreement for 10,000,000 shares of common stock of the Borrower at US$0.75 per share.

9.	See Schedule 22 for a description of the Equity Plan (defined therein).

10.
Upon Financial Closing, Thermo will convert into share capital of the Borrower all of the Financial Indebtedness owed by the Borrower (including pursuant to the Thermo Facility Agreement); see Item 10, Schedule 2.

11.
Upon Financial Closing and if a third-party does not make such a contribution, Thermo will contribute at least forty five million Dollars (US$45,000,000) of equity by way of share capital or subordinated shareholder loans; see Item 11, Schedule 2.

12.	The Thermo Cash Contribution Agreement will be entered into at Financial Close.

13.	An agreement between the Borrower and Thermo with respect to the terms of investment if funds in the Thermo Contingent Equity Account are drawn, which will be entered into if and when required.

SCHEDULE 21

EXISTING LOANS, INVESTMENTS AND ADVANCES

1.
Open end promissory note in the maximum principal amount of US$10,000,000 dated 23 March 2006 from Globalstar de Venezuela, C.A. to Globalstar Canada Satellite Co., having a balance outstanding of US$912,029 as of 31 March 2009.

2.
Open end line of credit promissory note in the maximum principal amount of US$50,000,000 dated 30 June 2007 and amended 31 December 2008 from Globalstar Canada Satellite Co. to the Borrower, having a balance outstanding of US$28,359,863 as of 31 March 2009.

3.
The Borrower owns 1,154,442 shares of Series B Preferred Shares of Open Range Communications, Inc. pursuant to an amended and restated preferred stock purchase agreement among the Borrower, Open Range, and the Purchasers named therein dated as of 9 January 2009.

4.
As of 31 March 2009, the Borrower owned 180,000,000 ordinary shares of Globaltouch (West Africa) Limited pursuant to a Share Purchase Agreement between the Borrower and Globaltouch (West Africa) Limited dated 16 October 2007.

5.	The Borrower owns 90,909 common shares of GMC Guardian Mobility Corporation.

SCHEDULE 22

INCENTIVE PLAN

Globalstar 2006 Equity Incentive Plan - The Borrower’s 2006 Equity Incentive Plan (the “Equity Plan”) is a broad based, long-term retention programme intended to attract and retain talented employees and align stockholder and employee interests.  Approximately 100,000 and 2,100,000 restricted stock awards and restricted stock units (including grants to both employees and executives) were granted during the three (3) and nine (9) months ended 30 September 2008, respectively.  In January 2008, the Borrower’s Board of Directors approved the addition of approximately 1,700,000 shares of the Borrower’s common stock to the shares available for issuance under the Equity Plan.  The Borrower’s stockholders approved the Amended and Restated Equity Plan on 13 May 2008, which added an additional 3,000,000 shares of the Borrower’s common stock to the shares available for issuance under the Equity Plan.  In January 2009, approximately 2,700,000 shares of the Borrower’s common stock were added to the shares available for issuance under the Equity Plan by its terms.

Designated Executive Award Agreement - In August 2007, the Borrower terminated its Executive Incentive Compensation Plan with five of its executive officers and entered into a new Designated Executive Award Agreement with each of those officers.  Each award agreement provides that the executive officer will receive awards of restricted shares of the Borrower’s common stock under the Equity Plan.  Total benefits per executive officer (valued at the grant date) are approximately US$6,000,000.  These new award agreements extend the vesting period by up to two years through 2011 and provide for payment in shares of the Borrower’s common stock instead of cash.  One of the five executive officers left the employ of the Borrower in January 2009 and agreed to provide consulting services through the end of 2009.  If he fulfills all the terms of his consulting agreement, he will receive all but US$750,000 of the original award in accordance with a modified vesting schedule.

SCHEDULE 23

GROUP STRUCTURE CHART

SCHEDULE 24

DISCLOSURES

1.	Clause 18.3	Non-Conflict with Other Obligations

(a)
Pursuant to a stockholders voting agreement among the shareholders of Open Range Communications, Inc., the Borrower must receive consent from other shareholders of Open Range in order to pledge its shares pursuant to the Stock Pledge Agreement.

(b)	The obligations of the Borrower pursuant to the Thermo Facility Agreement will be released at Financial Closing.

2.	Clause 18.5	No Proceedings Pending or Threatened

(a)
IPO Securities Litigation.  On 9 February 2007, the first of three (3) purported class action lawsuits was filed against the Borrower, its CEO and its CFO in the Southern District of New York alleging that its registration statement related to its initial public offering in November 2006 contained material misstatements and omissions.  The Court consolidated the three cases as Ladmen Partners, Inc. v. Globalstar, Inc., et al., Case No. 1:07-CV-0976 (LAP), and appointed Connecticut Laborers’ Pension Fund as lead plaintiff.  On 30 September 2008, the court granted the Borrower’s motion to dismiss the plaintiffs’ Second Amended Complaint with prejudice.  On 28 April 2009, the parties notified the court that they had reached a settlement in principle.  The settlement amount is $1.5 million, all or most of which will be paid by the Borrower’s insurer.

(b)
Stickrath v. Globalstar, Inc.  On 7 April 2007, Kenneth Stickrath and Sharan Stickrath filed a purported class action complaint against the Borrower in the U.S. District Court for the Northern District of California, Case No. 07-cv-01941.  The complaint is based on alleged violations of California Business & Professions Code § 17200 and California Civil Code § 1750, et seq., the Consumers’ Legal Remedies Act.  In July 2008 the Borrower filed a motion to deny class certification and a motion for summary judgment.  The court deferred action on the class certification issue but granted the motion for summary judgment on 22 December 2008.  The court did not, however, dismiss the case with prejudice but rather allowed counsel for plaintiffs to amend the complaint and substitute one or more new class representatives.  On 16 January 2009, counsel for the plaintiffs filed a Third Amended Class Action Complaint.  The Borrower filed its answer on 2 February.  The Borrower will continue to seek to have class certification denied and the case dismissed with prejudice.

(c)
Appeal of FCC S-Band Sharing Decision.  This case is Sprint Nextel Corporation’s petition in the U.S. Court of Appeals for the District of Columbia Circuit for review of, among others, the FCC’s 27 April 2006, decision regarding sharing of the 2496-2500 MHz portion of the Borrower’s radio frequency spectrum.  This is known as “The S-band Sharing Proceeding”.  The Court of Appeals has granted the FCC’s motion to hold the case in abeyance while the FCC considers the petitions for reconsideration pending before it.  The Court has also granted the Borrower’s motion to intervene as a party in the case.  The Borrower cannot determine when the FCC might act on the petitions for reconsideration.

(d)
Appeal of FCC L-Band Decision.  On 9 November 2007, the FCC released a Second Order on Reconsideration, Second Report and Order and Notice of Proposed Rulemaking.  In the Report and Order portion of the decision, the FCC effectively decreased the L-band spectrum available to the Borrower while increasing the L-band spectrum available to Iridium by 2.625 MHz.  On 5 February 2008, the Borrower filed a notice of appeal of the FCC’s decision in the U.S. Court of Appeals for the D.C. Circuit.  Briefs were filed and oral argument was held on 17 February 2009.  On 1 May 2009, the court issued a decision denying the Borrower’s appeal and affirming the FCC’s decision.  The Borrower is considering its further options.  Additionally, on 15 October 2008, the FCC issued an order requiring the Borrower to conform its international use of the L-band spectrum with the 9 November 2007 order.  The Borrower has filed a petition with the FCC challenging this order, which remains pending.

(e)
Appeal of FCC ATC Decision.  On 31 October 2008, the FCC issued an Order granting the Borrower modified Ancillary Terrestrial Component (“ATC”) authority.  The modified authority allows the Borrower and Open Range Communications, Inc. to implement their plan to roll out ATC service in rural areas of the United States.  On 1 December 2008, Iridium Satellite filed a petition with the U.S. Court of Appeals for the District of Columbia Circuit for review of the FCC’s Order.  On the same day, CTIA-The Wireless Association petitioned the FCC to reconsider its Order.  The court has granted the FCC’s motion to hold the appeal in abeyance pending the FCC’s decision on reconsideration.

(f)
FCC Shared L-Band Decision.  On 21 January 2009, Iridium Satellite LLC filed a Petition to Deny the Borrower’s request for temporary authority to continue operating in the spectrum between 1618.725 and 1621.35MHz in the United States.  The Borrower filed an Opposition to Iridium Satellite LLC’s Petition to Deny on 2 February 2009.  In its Opposition, the Borrower stated that, although it has now has ceased operating in this spectrum in the United States and at certain of the gateways that were the subject of its Request temporary authority, it has been unable to do so from all of those gateways.  On 17 December 2008, the FCC informed the Borrower that it expects the Borrower to operate in full compliance with the terms of the FCC’s 15 October 2008 Order of Modifications pending the FCC’s consideration of the Borrower’s Request for temporary authority, which remains pending.  On 21 April 2009, the FCC’s Enforcement Bureau sent a letter to the Borrower inquiring into certain aspects of the Borrower’s operations in the spectrum between 1618.725 and 1621.35 MHz following the effective date of that Order.  The 21 April 2009 letter also inquired into certain changes to the configuration of the Borrower’s satellite constellation that occurred after the FCC granted the Borrower’s application to modify the constellation on 28 January 2005.  The Borrower must respond to the letter inquiry by 21 May 2009.

(g)
Patent Infringement Allegation. On 2 July 2008, the Borrower’s subsidiary, Spot LLC, received a notice of patent infringement from Sorensen Research and Development.  Sorensen asserts that the process used to manufacture the Spot Satellite Personal Tracker violates a U.S. patent held by Sorensen.  The manufacturer, Axonn LLC, has assumed responsibility for managing the case under an indemnity agreement with the Borrower and Spot LLC.  Axonn was unable to negotiate a mutually acceptable settlement with Sorensen, and on 14 January 2009, Sorensen filed a complaint against Axonn LLC, Spot LLC and the Borrower in the U.S. District Court for the Southern District of California.  The Borrower has filed an answer and counterclaim and a motion to stay the proceedings pending completion of the re-examination of the subject patent, which is now underway.

(h)
YMax Communications Corp. v. Globalstar, Inc. and Spot LLC.  On 6 May 2009, YMax Communications Corp. filed a patent infringement complaint against the Borrower and its subsidiary, Spot LLC, in the Delaware U.S. District Court (Civ. Action No. 09-329) alleging that the SPOT Satellite GPS Messenger service infringes a patent for which YMax is the exclusive licensee.  The complaint follows an exchange of correspondence between the Borrower and YMax in which the Borrower endeavoured to explain why the SPOT service does not infringe the YMax patent.  The Borrower’s answer to the complaint is due on 26 May.  The Borrower does not believe that the complaint has merit and intends to defend itself vigorously.

(i)
Tax Examination.  The Borrower is under a sales and use tax examination by the California Board of Equalization for tax years ended 2005, 2006 and 2007.  The Borrower believes that the amount accrued on its books related to sales and use tax contingency is adequate.

3.	Clause 18.7	Intellectual Property Matters

(a)	See items in paragraph (2)(c) to (h) above.

(b)
The Borrower does not yet hold a trademark for “SPOT Satellite Personal Tracker” in the United States.  Its application is being contested by Spot Image Corporation.  The case is before a trademark examiner.

4.	Clause 18.22 Communications Licenses

See items in paragraph (2)(c) to (f) above in sub-section 18.5 above as well as Schedule 15 (Communication Licences).

5.	Tax Returns and Payments

(a)
In connection with the Borrower’s March 2008 acquisition of Loral/DASA Globalstar, L.P. (“LDG”), the indirect owner of Globalstar do Brasil, S.A. (“GdB”), the Borrower’s independent gateway operator in Brazil, Loral Space & Communications, Inc. (“Loral Space”) agreed in the acquisition agreement to indemnify the Borrower and its affiliates for various liabilities and claims relating to the operation of GdB’s business prior to the closing of the acquisition, whether known at the time of closing or that occurred prior to, but became known after, the closing.  Such indemnity includes an indemnity for tax liabilities owed by GdB to Brazilian taxing authorities of approximately BRL 19.5 million.  A portion of these tax liabilities are currently being paid in monthly installments by GdB, with Loral Space reimbursing GdB for such payments pursuant to a process set forth in the LDG acquisition agreement.  The Borrower recently became aware of another potential tax liability which would be covered under the indemnification described above.

(b)
The Borrower’s predecessor entity, Globalstar, L.P. is under an income tax audit by the Internal Revenue Service for tax year 2004 with respect to income taxes.  The Borrower is not responsible for any unpaid taxes of Globalstar, L.P., but this audit could potentially affect the size of net operating losses, in the form of a deferred tax asset, it may be permitted to carry forward in accordance with GAAP.  The Borrower does not believe that any decrease or increase in its deferred tax asset would have any impact on its tax liability in the foreseeable future.

(c)
The Borrower is under an income tax audit for tax years 2004 and 2005 when it operated as Globalstar, LLC and was taxed as a partnership.  The Borrower believes that the amount recorded on its books, including penalties and interest, if any, related to this income tax audit is sufficient.

SCHEDULE 25

FORM OF PROMISSORY NOTE

Note P 1 n° ......	US$ .........................
(amount in figures)

............ , ………
(place and date of issue)

For ..................
(date of payment)

We hereby agree to pay against this note to the order of .BNP PARIBAS........................................ ........................................................... the amount of................ US Dollars (amount in letters).

This note is expressly exempted from protest.

This note is governed by [English/French law].

Issued under the COFACE Facility Agreement dated June 5th, 2009

Issuer
GLOBALSTAR, INC
461 South Milpitas Blvd
Milpitas, CA 95035	For : GLOBALSTAR, INC.
United States of America

Domiciliation	Name : ................................

BNP PARIBAS	Title : ................................”
16, bd des Italiens
75009 Paris
(France)

1   Replace with "I" for promissory notes of interest

SCHEDULE 26

SUBSIDIARY GUARANTORS

1.
GSSI, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732317 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

2.
Globalstar Security Services, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3747502 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

3.
Globalstar C, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732313 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

4.
Globalstar USA, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 2663064 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

5.
Globalstar Leasing LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3731109 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

6.
Spot LLC, a limited liability company organised in Colorado, United States of America, with organisational identification number 20071321209 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

7.
ATSS Canada, Inc., a corporation incorporated in Delaware, United States of America, with organisational identification number 2706412 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

8.
Globalstar Brazil Holdings, L.P., a limited partnership formed in Delaware, United States of America, with organisational identification number 2453576 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

9.
GCL Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187922 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035;

10.
GUSA Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187919 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035; and

11.
Globalstar Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187920 and whose chief executive office is at 461 S. Milpitas Blvd., Milpitas, CA 95035.

SCHEDULE 27

INVESTMENT POLICY

1.	Purpose

This document outlines the Borrower’s Corporate Investment policy.  The main objectives of the investment policy are:

(a)
To ensure the safety and preservation of principal.  The Borrower shall only invest in instruments and accounts with the lowest level of default and volatility risk.  The Borrower shall use other methods to minimize risk such as diversifying the investment portfolio to minimize the adverse affects of the failure of any one issuer or broker.

(b)
To coincide with its short-term liquidity needs.  The Borrower’s investment policy contemplates buying only the securities that have active secondary markets to provide immediate liquidity, when needed.

(c)	To offer maximum return without compromising the Borrower’s stated investment objectives.

(d)	To provide fiduciary control.

2.	Approved Investment Vehicles

In order to meet the Borrower’s stated investment objectives, it must choose between several different investment options available to it.  The following options have been identified for the Borrower for meeting its investment objectives as stated above.

(a)	Corporate Savings Accounts. The account must be fully collateralized by instruments issued by the US Treasury.

(b)	Corporate Money Market Funds, Repurchase Agreements, and Commercial Paper. The funds must meet the following criteria:

(i)	the investment objectives and policies must be substantially similar to those set forth in this guideline, i.e., principal preservation and risk mitigation;

(ii)	the funds must offer immediate redemption of shares upon request; and

(iii)	the funds load or sales charges are not excessive, relative to those of other potential investments meeting the objectives.

3.	U.S. Government obligations

T-Bills or bonds of short-term or medium-term maturity.  At any given time, the Borrower may have invested in one or all of the above mentioned investment vehicles.  However, under no circumstances will the Borrower make investment decisions contrary to its investment objectives.

4.	Credit Quality

Except for U.S. Treasury, all securities must be rated by Standard and Poor’s or Moody’s Investors Services, and shall be of high credit quality (A-1 and P-1 or better).

5.	Marketability

All holdings should be sufficient in size and held in issues which are traded actively to facilitate timely transactions at a minimum cost and accurate market evaluation.

6.	Trading

All purchases and sales shall be executed at the best net price with principal dealers and banks in the particular securities.  All securities purchased shall be in the name of the Globalstar L.P. or its designate.

7.	Responsibility and Authorization

The Chief Financial Officer has reviewed this investment policy.  Revisions to this policy will be initiated by the Chief Financial Officer and implemented upon approval of the Borrower’s Chief Executive Officer and the President.

The Chief Financial Officer shall have the authority to:

(a)	open accounts with brokers, investment banks, commercial bank, and mutual funds companies;

(b)	establish safekeeping accounts or other arrangements concerning the custody of the securities; and

(c)	execute documents to effect the above, as necessary.

In addition, the Chief Financial Officer or his or her designate is expected to monitor the portfolio and cash management policy for suitably in light of then-current corporate and market conditions.  The Borrower may use the services of investment firms, brokers, or mutual funds companies for its investment program.  All investment firms, brokers, and mutual fund companies must be personally approved by the Chief Financial Officer of the Borrower.

SCHEDULE 28

LOSS PAYEE CLAUSE

Loss Payments

The insured irrevocably shall authorise and instruct the insurer to pay, all claims, return premiums, ex gratia settlements and any other monies payable to the insured, under or in relation to this policy, to the account in the name of the insured and opened on the books of the following Account Bank:

Bank	– BNP Paribas

Account Name	– Insurance Proceeds Account

Account Number	–

or to such other account as the Security Agent, as loss payee may specify in writing, and that no instruction, whether by the insured or by any person other than the Security Agent, to make any payment to any other person or account shall be honoured by the Security Agent and the insurer unless given or countersigned by the Security Agent, or such other person as that the Security Agent may notify to the insurer in writing.

All such payments shall be made by the insurer without any deduction or set-off on any account or of any kind, other than in respect of unpaid premiums.  A payment to the loss payee in accordance with this clause shall, to the extent of that payment, discharge the liability of the insurer to pay the insured or other claimant insured party.

SCHEDULE 29

REPAYMENT SCHEDULE

Repayment Date	Principal Repayment Percentage

First Repayment Date (“FRD”)	2.85%

FRD + 6 Months	2.99%

FRD + 12 Months	5.07%

FRD + 18 Months	5.24%

FRD + 24 Months	5.38%

FRD + 30 Months	5.55%

FRD + 36 Months	5.70%

FRD + 42 Months	5.88%

FRD + 48 Months	6.04%

FRD + 54 Months	6.22%

FRD + 60 Months	6.41%

FRD + 66 Months	6.60%

FRD + 72 Months	6.79%

FRD + 78 Months	7.00%

FRD + 84 Months	7.21%

FRD + 90 Months	7.42%

Final Maturity Date	7.65%

SCHEDULE 30

FORM OF QUARTERLY HEALTH REPORT

Part A

Satellite Status

Orbital Plane	In-Plane Slot Location	Satellite Flight Model Number	Satellite Status as of [●]
[●]	[●]	[●]	[●]

Part B

Band Status

Satellite Flight Model Number	L-Band Status	S-Band Status	Status of Command Telemetery Receiver
[●]	[●]	[●]	[●]

Part C

Material Events

[Attached is a letter providing details of material or unusual events that have occurred with respect to the Satellites since the delivery to the COFACE Agent of the last quarterly report.]

SCHEDULE 31

SATELLITE PERFORMANCE CRITERIA

IOT Criteria to Declare Satellite Stabilization Bus
Parameter	Status
SHM acquisition- check satellite configuration	NOMINAL/FAIL
Solar Array Wings Deployed	NOMINAL/FAIL
Telemetry Transmitters “ON”	NOMINAL/FAIL
Telemetry Tx EIRP (Nominal Unit) within 3dB of prediction	YES/NO	Value
Telemetry Tx EIRP (Redundant Unit) within 3dB of prediction	YES/NO	Value
Telemetry Signal Successfully Received by Ground Station	NOMINAL/FAIL
Command Rx Sensitivity (Nominal Unit) with in 3dB of prediction	YES/NO	Value
Command Rx Sensitivity (Redundant Unit) within 3dB of prediction	YES/NO	Value
EAM acquisition after SHM	NOMINAL/FAIL
NOM acquisition after EAM	NOMINAL/FAIL
Heaters “ON”	NOMINAL/FAIL
Successful orbit raising to 1414 km orbit (thruster check)	NOMINAL/FAIL
Expended 100K or fewer thruster pulses; 90kg of propellant	YES/NO	Value
Battery DOD less than 15%	YES/NO	Value
PAYLOAD
Good health check of transponders	Turn On	Nominal operations
Test all 16 beams of C-S Transponder	1.1V	2.65V	4.0V
X1	NOMINAL/FAIL	NOMINAL/FAIL	NOMINAL/FAIL
X2
X3
X4
X5
X6
X7
X8
Y1
Y2
Y3
Y4
Y5
Y6
Y7
Y8
Test all 16 beams of L-C Transponder
X5	NOMINAL/FAIL
X7
Y1
X3
Y5
X4
Y7
X1
Y6
X2
Y4
X8
Y3
X6
Y2
Y8

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

THE BORROWER

GLOBALSTAR, INC.

By:	/s/ James Monroe III

Name:	James Monroe III

Title:	Chief Executive Officer

Date:	5 June 2009

Address:	Globalstar, Inc.
461 S. Milpitas Blvd.
Milpitas, CA 95035
United States of America

THE COFACE AGENT

BNP PARIBAS

By:	/s/ Debbie Hirst

Name:	Debbie Hirst

Title:	Head of Export Finance - Americas

Date:	5 June 2009

Address:	16 boulevard des Italiens, 75009 Paris, France

MANDATED LEAD ARRANGER

BNP PARIBAS

By:	/s/ Debbie Hirst

Name:	Debbie Hirst

Title:	Head of Export Finance - Americas

Date:	5 June 2009

Address:	16 boulevard des Italiens, 75009 Paris, France

MANDATED LEAD ARRANGER

SOCIÉTÉ GÉNÉRALE

By:	/s/ Olivier Royer

Name:	Olivier Royer

Title:	Managing Director

Date:	5 June 2009

Address:	Tour Société Générale, 17, cours Valmy, 92800 Puteaux, Paris, France

MANDATED LEAD ARRANGER

NATIXIS

By:	/s/ Jean-Louis VIALA

Name:	Jean-Louis VIALA

Title:	Structured Export Finance, Director

Date:	5 June 2009

Address:	NATIXIS, 68-76 Quai de la Rapée, 75012, Paris, France

By:	/s/ Arnaud SARRET

Name:	Arnaud SARRET

Title:	Structured Export Finance, Director

Date:	5 June 2009

Address:	NATIXIS, 68-76 Quai de la Rapée, 75012, Paris, France

MANDATED LEAD ARRANGER

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (FORMERLY CALYON)

By:	/s/ Didier Laffron

Name:	Didier Laffon

Title:	Executive Director

Date:	5 June 2009

Address:

By:	/s/ Frédéric Bambuck

Name:	Frédéric Bambuck

Title:	Director

Date:	5 June 2009

Address:

MANDATED LEAD ARRANGER

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Jacques-Philippe Menville

Name:	Jacques-Philippe Menville

Title:	Senior Vice-President

Date:	5 June 2009

Address:	6 avenue de Provence, 75009, Paris

By:	/s/ Michêle Patri

Name:	Michêle Patri

Title:	Assistant Vice-President

Date:	5 June 2009

Address:	6 avenue de Provence, 75009, Paris

THE SECURITY AGENT

BNP PARIBAS

By:	/s/ Debbie Hirst

Name:	Debbie Hirst

Title:	Head of Export Finance - Americas

Date:	5 June 2009

Address:	16 boulevard des Italiens, 75009 Paris, France

THE LENDERS

BNP PARIBAS

By:	/s/ Debbie Hirst

Name:	Debbie Hirst

Title:	Head of Export Finance - Americas

Date:	5 June 2009

Address:	16 boulevard des Italiens, 75009 Paris, France

THE LENDERS

SOCIÉTÉ GÉNÉRALE

By:	/s/ Olivier Royer

Name:	Olivier Royer

Title:	Managing Director

Date:	5 June 2009

Address:	Tour Société Générale, 17, cours Valmy, 92800 Puteaux, Paris, France

THE LENDERS

NATIXIS

By:	/s/ Jean-Louis VIALA

Name:	Jean-Louis VIALA

Title:	Structured Export Finance, Director

Date:	5 June 2009

Address:	NATIXIS, 68-76 Quai de la Rapée, 75012, Paris, France

By:	/s/ Arnaud SARRET

Name:	Arnaud SARRET

Title:	Structured Export Finance, Director

Date:	5 June 2009

Address:	NATIXIS, 68-76 Quai de la Rapée, 75012, Paris, France

THE LENDERS

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (FORMERLY CALYON)

By:	/s/ Didier Laffron

Name:	Didier Laffon

Title:	Executive Director

Date:	5 June 2009

Address:

By:	/s/ Frédéric Bambuck

Name:	Frédéric Bambuck

Title:	Director

Date:	5 June 2009

Address:

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Jacques-Philippe Menville

Name:	Jacques-Philippe Menville

Title:	Senior Vice-President

Date:	5 June 2009

Address:	6 avenue de Provence, 75009, Paris

By:	/s/ Michêle Patri

Name:	Michêle Patri

Title:	Assistant Vice-President

Date:	5 June 2009

Address:	6 avenue de Provence, 75009, Paris